      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 10, 2002.
                                                      REGISTRATION NO. 333-45457
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 5
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                             AMSCAN HOLDINGS, INC.*
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   ----------

            DELAWARE                            5110                       13-3911462
(STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)     IDENTIFICATION NUMBER)

                              AMSCAN HOLDINGS, INC.
                               80 GRASSLANDS ROAD
                            ELMSFORD, NEW YORK 10523
                                 (914) 345-2020
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
           AREA CODE, OF THE REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                               MICHAEL A. CORREALE
                             CHIEF FINANCIAL OFFICER
                              AMSCAN HOLDINGS, INC.
                               80 GRASSLANDS ROAD
                            ELMSFORD, NEW YORK 10523
                                 (914) 345-2020
            (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                        COPIES OF ALL COMMUNICATIONS TO:

                              PAUL G. HUGHES, ESQ.
                             CUMMINGS & LOCKWOOD LLC
                               FOUR STAMFORD PLAZA
                                 107 ELM STREET
                           STAMFORD, CONNECTICUT 06904
                                 (203) 351-4207

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G check the following box. [ ]

================================================================================

                         TABLE OF ADDITIONAL REGISTRANTS


                                                                         PRIMARY
                                                                         STANDARD
                                                                         INDUSTRY       I.R.S. EMPLOYER
NAME, ADDRESS AND                   STATE OR OTHER JURISDICTION OF    CLASSIFICATION     IDENTIFICATION
TELEPHONE NUMBER*                   INCORPORATION OR ORGANIZATION         NUMBER             NUMBER
-----------------                   -----------------------------     --------------    ---------------

Amscan Inc. ...................     New York                               5110            13-1771359
Trisar, Inc. ..................     California                             5110            95-3420659
Am-Source, LLC ................     Rhode Island                           5110            05-0518427
Anagram International, Inc. ...     Minnesota                              5110            41-1372523
Anagram International Holdings,
   Inc. .......................     Minnesota                              5110            41-1755837
Anagram International, LLC ....     Nevada                                 5110            41-1794849
M&D Balloons, Inc. ............     Delaware                               5110            34-1824829
SSY Realty Corp. ..............     New York                               6519            13-3500756
JCS Realty Corp. ..............     New York                               6519            13-3431738
Anagram Eden Prairie Property
   Holdings LLC. ..............     Delaware                               6519            41-1918309


----------

* The address of these additional registrants is 80 Grasslands Road, Elmsford, New York 10523. Their telephone number is (914) 345-2020.

                                EXPLANATORY NOTE

    This Registration Statement originally related to the registration of an aggregate principal amount of $110,000,000 of 9 7/8% Senior Subordinated Notes due 2007 of Amscan Holdings, Inc. The original notes were exchanged for equal principal amounts of Amscan Holdings, Inc.'s 9 7/8% Senior Subordinated Notes due 2007. We filed Amendment No. 1 to this Registration Statement on September 30, 1998, Amendment No. 2 to this Registration Statement on August 4, 1999, Amendment No. 3 to this Registration Statement on May 24, 2000, Amendment No. 4 to this Registration Statement on July 31, 2001 and are now filing Amendment No. 5 to this Registration Statement to continue the registration's effectiveness and thereby enable Goldman, Sachs & Co., Spear Leeds & Kellogg, L.P. and other broker-dealer subsidiaries of Goldman, Sachs & Co. or Spear, Leeds & Kellogg, L.P. (the "Goldman Entities") to continue to resell the Notes in market-making transactions. The complete Prospectus relating to the resale by the Goldman Entities of the currently outstanding Notes follows immediately after this Explanatory Note.

[AMSCAN LOGO]


                              AMSCAN HOLDINGS, INC.

                    9 7/8% SENIOR SUBORDINATED NOTES DUE 2007
(GUARANTEED BY CERTAIN AMSCAN HOLDINGS, INC.'S SUBSIDIARIES AS DESCRIBED HEREIN)
                                   ----------


    This Prospectus applies to certain of the issued and outstanding 9 7/8% Senior Subordinated Notes due 2007 (the "Notes") of Amscan Holdings, Inc. The Notes are fully and unconditionally guaranteed on a senior subordinated basis, jointly and severally, by each of our domestic subsidiaries. Interest on the Notes is payable semiannually on June 15 and December 15 of each year. See "Description of Notes."

    The Notes are general, unsecured obligations ranking pari passu with all senior subordinated debt of Amscan Holdings, Inc. and each of the subsidiary guarantors. The Notes are senior in right of payment to all present and future subordinated indebtedness, if any, of Amscan Holdings, Inc. and the subsidiary guarantors. As of March 31, 2002, the senior debt of the Company and all of its subsidiaries was approximately $193.3 million. See "Risk Factors -- Substantial Leverage; Ability to Service Indebtedness."

    Subject to certain other conditions, we may redeem the Notes in whole or part on or after December 15, 2002. Upon certain types of changes of control of Amscan Holdings, Inc., we must redeem the Notes in accordance with certain terms set forth herein. See "Prospectus Summary -- Summary of Terms of Notes" and "Description of Notes."


    SEE "RISK FACTORS," BEGINNING ON PAGE 10, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE INVESTING IN THE NOTES.

                                   ----------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

    This Prospectus has been prepared for and is to be used by Goldman, Sachs & Co. ("Goldman Sachs"), Spear Leeds & Kellogg, L.P. ("Spear Leeds") and other broker-dealer subsidiaries of Goldman Sachs or Spear Leeds (the "Goldman Entities") in connection with offers and sales in market-making transactions of the Notes. Amscan Holdings will not receive any of the proceeds of such sales. Goldman Entities may act as a principal or agent in such transactions. The Notes may be offered in negotiated transactions or otherwise.


GOLDMAN, SACHS & CO.                                 SPEAR LEEDS & KELLOGG, L.P.

                                   ----------

                  The date of this Prospectus is June 10, 2002.


    YOU MUST RELY ONLY ON THIS PROSPECTUS OR OTHER INFORMATION WE DIRECTLY REFER YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION. YOU MAY ASSUME THE ACCURACY OF THE CONTENTS OF THIS PROSPECTUS ONLY THROUGH THE DATE HEREOF. IF YOU LIVE IN A JURISDICTION THAT PROHIBITS THE OFFERING OR SALE OF THE NOTES, YOU MAY NOT PURCHASE THE NOTES.

                              AVAILABLE INFORMATION

    Amscan Holdings, Inc. and all of its subsidiaries that guarantee the Notes filed with the SEC a Registration Statement on Form S-4 under the Securities Act of 1933 with respect to the Notes. This Prospectus is a part of that Registration Statement but does not contain certain exhibits and financial statement schedules to the Registration Statement. For a more complete description of the Notes, the business and financial prospects of the Company, you can refer to the Registration Statement and its exhibits and schedules.

    We presently file reports as if we were subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, we file periodic reports with the SEC that include information about the Company and the guarantor subsidiaries. In addition, we will send to each holder of Notes copies of annual reports and quarterly reports containing the information required to be filed under the Exchange Act. So long as we file periodic reports under the Exchange Act, we will furnish the information filed with the SEC to The Bank of New York, which is the trustee representing the Note holders, and to each Note holder.

    We file reports and other information electronically with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that enables you to obtain and review such materials regarding the Company and all other registrants that file electronically. You also can inspect and copy such materials at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. Additionally, you may obtain and copy such materials from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

                               PROSPECTUS SUMMARY

    The following is a summary that highlights information contained elsewhere in this prospectus. It may not contain all the information that is important to you. You should read the entire prospectus, including "Risk Factors" beginning on page 10 and our consolidated financial statements (including the notes thereto) carefully.

    Unless the context otherwise requires, references herein to "Amscan," the "Company," "we," "us" and "our" refer to Amscan Holdings, Inc., a Delaware corporation whose principal offices are located at 80 Grasslands Road, Elmsford, New York, telephone number (914) 345-2020, and each of its consolidated subsidiaries, including those in which the Company owns less than 100% of the capital stock.

  SAFE HARBOR STATEMENT UNDER PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

    This prospectus includes "forward-looking statements" within the meaning of various provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, including any changes to operations, goals, expansion and growth of our business and operations, plans, references to future success and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. Actual results may differ materially from those discussed. Whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties, including, but not limited to the following:

- our sales volume is concentrated with particular customers and our financial condition and results of operations could be adversely affected by a deterioration in the volume of purchases by these customers;

- we advance credit to our customers and a deterioration in the financial condition of significant customers could cause us to incur material credit-related charges;

- if we are unable to identify and capitalize on changing design trends and customer preferences, our sales volume and margins could be adversely affected;

-   we face intense competitive pressures;

- our margins could be adversely affected by increased costs of raw materials, including paper and petroleum-based resins;

- we seek to make acquisitions which could expose us to acquisition-related risks;

- if we are unable to retain key management and other personnel, we may be unable to maintain and successfully develop our business;

- we are controlled by certain investment funds managed by Goldman, Sachs & Co. and they may make decisions regarding us with which you may disagree;

- our substantial indebtedness may limit our ability to obtain additional financing and will require that a significant portion of our cash flow be applied to service our debt;

- we face changes in general business conditions and other factors which might be described from time to time in our filings with the Securities and Exchange Commission; and

-   we face other factors which are beyond our control.

    Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements, and the actual results or developments anticipated by us may not be realized or, even if substantially realized, may not have the expected consequences to or effects on us or our business or operations. Although we believe we have the product offerings and resources needed for continued growth in revenues and margins, future revenue and margin trends cannot be reliably predicted. Changes in such trends may cause us to adjust our operations in the future. Because of the foregoing and other factors, recent trends should not be considered reliable indicators of future financial results. In addition, our highly leveraged nature may impair our ability to finance future operations and capital needs and our flexibility to respond to changing business and economic conditions and business opportunities.

                                    BUSINESS

OUR COMPANY

    We are a leading designer, manufacturer and distributor of everyday and seasonal party goods and gifts, offering one of the broadest and deepest product lines in the industry. Our party products include paper and plastic tableware, metallic balloons, accessories and novelties; our gift and stationery product lines encompass home, baby and wedding products for general gift giving or self-purchase. We sell our products through party superstores, other party goods retailers, independent card and gift retailers, other retailers and distributors throughout the world, including North America, South America, Europe, Asia and Australia. We are the leading supplier to the domestic party superstore and specialty channel, which represented approximately 46% of our sales in 2001. Beginning in 1999, we developed a specialty sales force that focuses on the independent retail channel. We manufacture items representing approximately 60% of 2001 sales and purchase the remainder from third-party manufacturers, many of whom are located in Asia.

    We have grown in recent years through a combination of organic growth and acquisitions, with sales of $208.8 million in 1997 and $345.2 million in 2001, representing a compound annual growth rate of 13.4%. In 2001, our operating income was approximately $42.9 million and our net income was approximately $11.3 million.

    According to a study we commissioned, the wholesale market for the party goods categories in which we compete in the United States is approximately $1.6 billion, with products sold to consumers through party superstores, other party goods retailers, independent card and gift retailers, drug stores, grocery stores and mass market retailers. Over the last decade, the United States decorative party goods industry has grown significantly, with the emergence of the party superstore channel, which now accounts for approximately one-third of the market and we forecast to grow by 6-8% annually over the next three years. Due to their low per-item prices and consumable nature, party goods continue to sell well during economic downturns, as evidenced by our strong sales in 2001.

OUR STRENGTHS

    We believe our strengths are as follows:

         - CATEGORY LEADER IN PARTY GOODS INCLUDING BALLOONS. We are one of the largest manufacturers and distributors of decorative party goods in the United States and the largest manufacturer of metallic balloons in the world. Within the fast-growing party superstore channel, we have an estimated 20% share and long-term relationships with all major chains, with whom we have positioned ourselves as a responsive and comprehensive supplier of proprietary, well-designed and high quality products. Our metallic balloons are sold throughout the world, and many of them incorporate advanced film technology and feature characters covered by our strong portfolio of character licenses for balloons. Our specialty sales force currently markets our products to over 12,000 card and gift stores and other independent retailers and is unique in the industry in its ability to offer both gift products and a comprehensive line of party goods and accessories.

         - EXPANSIVE PRODUCT BREADTH. With approximately 40,000 stock keeping units ("SKU's"), we offer one of the broadest and deepest product lines in the industry and allow convenient "one-stop shopping" for both large superstore and small retail buyers. Our offering includes over 375 party ensembles, which generally contain 30 to 150 design-coordinated items spanning tableware, accessories, novelties, decorations and gifts. The breadth of these ensembles enables retailers to encourage additional sales for a single occasion. Furthermore, our products span a wide range of lifestyle events from age-specific birthdays to theme parties and sporting events, as well as holidays such as Halloween and New Year's. Approximately 80% of our sales consist of items designed for non-seasonal occasions.

         - INNOVATIVE PRODUCT DEVELOPMENT AND DESIGN CAPABILITIES. Our 105 person in-house design staff continuously develops fresh, innovative and contemporary product designs and concepts. In 2001, for example, we introduced over 5,000 new products and over 50 new party ensembles. Our proprietary designs help us keep our product line offering differentiated from the competition.

         - STATE-OF-THE-ART MANUFACTURING AND DISTRIBUTION TECHNOLOGY. Our highly automated, vertically integrated manufacturing capability enables us to control costs, monitor product quality and efficiently manage inventory investment and order fulfillment. We believe that our Minnesota balloon plant is one of the most efficient metallic balloon manufacturing facilities in the world. Our electronic-order entry and information systems allow us to manage our inventory with minimal waste, achieve average fill rates in excess of 90% and provide quick order turnaround times generally between 24 and 48 hours.

         - HIGHLY EXPERIENCED AND INCENTIVIZED SENIOR MANAGEMENT. Our Chief Executive Officer, Gerald C. Rittenberg, has over 25 years of experience in the decorative party goods industry and our President and Chief Operating Officer,

             James M. Harrison, has more than 15 years experience in the industry. Under their leadership, our sales have grown from $208.8 million in 1997 to $345.2 million in 2001. All senior management have equity ownership and/or stock options. Our senior management also has a demonstrated track record of integrating acquisitions and achieving significant cost savings.

OUR STRATEGY

    Our objective is to be the primary source for consumers' party goods requirements as well as a recognized supplier of quality stationery and gift items. The key elements of our strategy are as follows:

         - BUILD UPON POSITION AS A LEADING PROVIDER TO PARTY GOODS RETAILERS. We will continue to offer convenient "one-stop shopping" for both large superstore and smaller retail buyers. We will seek to grow our sales to existing stores by increasing our share of sales volume and shelf space, continuing to develop innovative new products and helping retailers promote coordinated ensembles that boost average purchase volume per consumer through "add on" purchases. Given our position in the channel and strength of our relationships with major chains, we expect our sales will also grow as new party superstores are opened.

         - INCREASE PENETRATION IN INDEPENDENT RETAIL CHANNEL. We also believe there is significant opportunity to expand our sales to the independent card and gift retailers. By introducing a new gift product line and increasing our specialty sales force to its current size of 115, our sales of gift products and party goods to this channel has grown from approximately $15 million in 1999 to $27 million in 2001. We have made significant investments in management, customer service and marketing infrastructure to support this sales force. As our existing representatives become more seasoned and productive and as we add new representatives, we expect to increase sales and profitability within this channel as sales growth is achieved with relatively fixed support costs.

         - CAPITALIZE ON INVESTMENTS IN INFRASTRUCTURE. We intend to increase our sales and profitability by leveraging the significant investments that we have made in our infrastructure. In addition to building our specialty sales force and expanding our gift product offering, we invested approximately $30 million in a new 544,000 square foot distribution facility that will enable us to consolidate further our distribution capabilities. We expect these changes will result in approximately $2 million in annual savings commencing in 2003 while enabling us to support substantially greater sales volume over the long term. We also expect to realize additional savings as we integrate our recent acquisition of M&D Balloons with our Anagram operations, thereby rationalizing our metallic balloon business.

         - EXPAND INTERNATIONAL PRESENCE. The market for decorative party goods outside the U.S. is less mature and has a less developed retail channel than the U.S. market. We plan to expand our international business by broadening our distribution network, customizing of our products to local tastes and holidays and continuing to deepen retail penetration.

         - CONTINUED GROWTH THROUGH TARGETED ACQUISITIONS. We believe that opportunities to make acquisitions of complementary businesses exist. Through such businesses, we can leverage our existing marketing, distribution and production capabilities, expand our presence in the various retail channels, further broaden and deepen our product line and penetrate international markets.


           THE MAJORITY SHAREHOLDER, GS CAPITAL PARTNERS II, L.P. AND
                           AFFILIATED INVESTMENT FUNDS

    The GS Capital Partners family of funds is the primary vehicle that The Goldman Sachs Group, Inc. ("GS Group") uses to make privately negotiated equity and equity-related investments in non-real estate transactions. GS Capital Partners II, L.P. and its affiliated offshore investment funds were formed in May 1995 with total committed capital of $1.75 billion, $300 million of which was committed by GS Group, with the remainder committed by institutional and individual investors.

    GS Capital Partners II, L.P. and affiliated funds (collectively, "GSCP") invested approximately $61.9 million in connection with our merger with Confetti Acquisition Corp. in December of 1997 and currently holds approximately 66.9% of the outstanding shares of our Common Stock. In March 2001, GSCP invested an additional $6.0 million in the Company when it purchased 40 shares of the our Series A Redeemable Convertible Preferred Stock, constituting all of the outstanding shares of such series and , in March 2002, received a dividend of
2.4 shares of Series A Redeemable Convertible Preferred Stock. See "Capitalization" and "Ownership Of Capital Stock."

                                 CAPITALIZATION

    The following table sets forth our capitalization as of March 31, 2002. The information set forth below should be read in conjunction with our Consolidated Financial Statements and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained elsewhere in this Prospectus.

                                                        AS OF MARCH 31, 2002
                                                        --------------------
                                                       (DOLLARS IN THOUSANDS)

          Cash and cash equivalents ................         $   1,887
                                                             =========
          Total debt (including current portion):
            Revolving Credit Facility (1) ..........         $  22,250
            Term Loan ..............................           149,285
            Notes ..................................           110,000
            Mortgage obligations ...................            21,294
            Capital leases and other ...............               458
                                                             ---------
               Total debt ..........................           303,287
          Redeemable convertible preferred stock (2)             6,360
          Redeemable Common Stock ..................            29,949
          Stockholders' deficit (3) ................           (56,251)
                                                             ---------
               Total capitalization ................         $ 283,345
                                                             =========

----------

(1) We have the ability to borrow up to $50 million pursuant to our Revolving Credit Facility (as defined herein). The Revolving Credit Facility is available for working capital purposes and acquisitions, subject to certain limitations and restrictions. See "Description of Senior Debt."

(2) In March 2001, GSCP purchased 40 shares of our Series A Redeemable Convertible Preferred Stock for $6.0 million and, in March 2002, received a dividend of 2.4 shares of Series A Redeemable Convertible Preferred Stock.

(3) Upon completion of the Transaction (as defined herein) in December 1997, we had a negative net worth for accounting purposes. In the merger, GSCP paid $61.9 million for approximately 82.5% of our Common Stock. In addition, certain of our employees acquired and the Estate (as defined herein) retained approximately 7.5% and 10%, respectively, of our Common Stock which, based upon the price per share paid by GSCP, had an aggregate value of approximately $13.1 million. Combined with GSCP's payment of $61.9 million, these holdings had an aggregate value of approximately $75.0 million at December 19, 1997.

                            SUMMARY OF TERMS OF NOTES

ISSUER.........................    Amscan Holdings, Inc.

SECURITIES OUTSTANDING.........    $110.0 million principal amount of 9 7/8%
                                   Senior Subordinated Notes due December 15,
                                   2007.

MATURITY DATE..................    December 15, 2007.

GUARANTEES.....................    Our payment obligation under the Notes is
                                   jointly and severally guaranteed on a senior
                                   subordinated basis by all of our domestic
                                   subsidiaries. These guarantees are
                                   subordinated to the guarantees of senior debt
                                   these subsidiaries issued under our bank
                                   credit agreement. See "Description of Notes
                                   -- Senior Subordinated Guarantees."

INTEREST PAYMENT DATES.........    Interest accrues at an annual rate of 9 7/8%
                                   and is payable in cash semi-annually in
                                   arrears on June 15 and December 15 of each
                                   year.

OPTIONAL REDEMPTION............    Except as described below, we may not redeem
                                   the Notes prior to December 15, 2002. From
                                   and after December 15, 2002, we may redeem
                                   the Notes, in whole or in part, from time to
                                   time, at the redemption prices set forth
                                   herein, together with accrued and unpaid
                                   interest, if any, to the date of redemption.

MANDATORY REDEMPTION;
CHANGE OF CONTROL..............    At any time on or prior to December 15, 2002,
                                   we may redeem the Notes as a whole but not in
                                   part upon the occurrence of a Change of
                                   Control (as defined in the Indenture under
                                   which the Notes were issued). Any such
                                   redemption would be at a redemption price
                                   equal to 100% of the principal amount thereof
                                   plus the applicable premium, together with
                                   accrued and unpaid interest, if any, to the
                                   date of redemption.

                                   If we do not redeem the Notes upon a Change of Control, then we must offer to purchase the Notes. The purchase price for the Notes would be 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of purchase. If a Change of Control were to occur, we may not have the financial resources to repay all of our obligations under our bank credit agreement, the Indenture under which the Notes were issued (the "Indenture") and the other indebtedness that would become payable upon the Change of Control. See "Risk Factors
                                   -- Payment Upon a Change of Control" and
                                   "Description of Notes."

RANKING........................    The Notes are general, unsecured obligations
                                   of the Company. They are subordinated in
                                   right of payment to all of our senior debt,
                                   rank pari passu with all of our senior
                                   subordinated debt and are senior in right of
                                   payment to all of our existing and future
                                   subordinated debt. The claims of holders of
                                   the Notes are subordinated to our senior debt
                                   and that of the guarantor subsidiaries. The
                                   aggregate of such senior debt as of March 31,
                                   2002 was approximately $193.3 million. $171.5
                                   million of the senior debt was fully secured
                                   borrowings under our bank credit agreement.
                                   See "Capitalization" and "Description of
                                   Notes -- Subordination."

CERTAIN RESTRICTIVE COVENANTS..    The Indenture contains certain restrictive
                                   covenants that, among other things, limit the
                                   ability of the Company and its Restricted
                                   Subsidiaries (as defined on page 60) to incur
                                   additional indebtedness and issue
                                   Disqualified Stock (as defined on page 56),
                                   to pay dividends or distributions or to make
                                   investments in certain other Restricted
                                   Payments (as defined on page 45), to enter
                                   into certain transactions with affiliates, to
                                   dispose of assets, to incur liens securing
                                   pari passu and subordinated indebtedness of
                                   the Company and to engage in mergers and
                                   consolidations. See "Description of Notes."


                                  RISK FACTORS

    See "Risk Factors" beginning on page 10 for a discussion of certain factors that should be considered before investing in the Notes.


                               SELECTED HISTORICAL
                      CONSOLIDATED FINANCIAL AND OTHER DATA

    The following selected historical consolidated financial and other data for the five years ended December 31, 2001 are derived from the audited consolidated financial statements of the Company. The selected historical consolidated financial data for the three month periods ended March 31, 2001 and 2002 and the twelve month period ended March 31, 2002 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which Amscan Holdings, Inc. considers necessary for a fair presentation of the financial position and the results of operations for these periods.

    Operating results for the three months ended March 31, 2002 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2002. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information included herein.

    The historical consolidated data should be read in conjunction with "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial information contained elsewhere in this Prospectus.

                               SELECTED HISTORICAL
                      CONSOLIDATED FINANCIAL AND OTHER DATA
                    (DOLLARS IN MILLIONS, EXCEPT RATIO DATA)

                                                                                             TWELVE
                                                                                             MONTHS        THREE MONTHS
                                                                                              ENDED            ENDED
                                                  YEARS ENDED DECEMBER 31,                  MARCH 31,        MARCH 31,
                                     --------------------------------------------------     ---------        ---------
                                      1997       1998       1999       2000       2001         2002       2001      2002
                                     ------     ------     ------     ------     ------       ------     ------    ------
                                                                                           (Unaudited)      (Unaudited)
STATEMENTS OF OPERATIONS DATA(1):
Net sales ........................   $208.8     $234.0     $304.9     $323.5     $345.2       $354.2     $ 86.9    $ 95.9
Cost of sales ....................    137.5      151.3      194.6      206.9      225.0        231.4       55.3      61.7
                                     ------     ------     ------     ------     ------       ------     ------    ------
Gross profit .....................     71.3       82.7      110.3      116.6      120.2        122.8       31.6      34.2
Selling expenses .................     12.6       16.0       23.2       28.6       31.4         31.7        7.9       8.2
General and administrative
  expenses .......................     17.3       20.6       30.7       31.9       33.3         32.8        8.0       7.5
Provision for doubtful accounts ..      3.8        3.3        2.9        7.1        3.8          3.9        0.5       0.6
Art and development costs ........      4.0        6.0        8.6        8.5        8.8          9.0        2.1       2.3
Non-recurring charges in
  connection with the
  Transaction (2) ................     22.1
Restructuring charges (3) ........                 2.4                   0.5
Non-recurring charges (4) ........                            1.0
                                     ------     ------     ------     ------     ------       ------     ------    ------
Income from operations ...........     11.5       34.5       43.8       40.0       42.9         45.4       13.1      15.6
Interest expense, net ............      3.9       23.0       26.4       26.4       24.1         23.0        6.6       5.5
Other (income) expense, net ......     (0.1)      (0.1)                  0.1                    (0.2)       0.1      (0.1)
                                     ------     ------     ------     ------     ------       ------     ------    ------
Income before income taxes and
  minority interests .............      7.7       11.6       17.4       13.5       18.8         22.6        6.4      10.2
Income tax expense ...............      7.7        4.8        7.1        5.3        7.4          8.9        2.5       4.0
Minority interests ...............      0.2        0.1        0.1        0.1        0.1
                                     ------     ------     ------     ------     ------       ------     ------    ------
Net (loss) income ................     (0.2)       6.7       10.2        8.1       11.3         13.7        3.9       6.2
Dividend requirement on
  redeemable convertible
  preferred stock ................                                                 (0.3)        (0.4)                (0.1)
                                     ------     ------     ------     ------     ------       ------     ------    ------
Net (loss) income applicable to
  common shares ..................   $ (0.2)    $  6.7     $ 10.2     $  8.1     $ 11.0       $ 13.3     $  3.9    $  6.1
                                     ======     ======     ======     ======     ======       ======     ======    ======


NON-GAAP FINANCIAL DATA:
Adjusted EBITDA (5) ..............   $ 40.1     $ 45.6     $ 56.9     $ 55.0     $ 58.6       $ 60.5     $ 16.9    $ 18.8
Adjusted EBITDA margin ...........     19.2%      19.5%      18.7%      17.0%      17.0%        17.1%      19.4%     19.6%
Adjusted EBITDA to
  cash interest expense ..........                2.1x       2.2x       2.2x       2.5x         2.8x       2.7x      3.6x
Adjusted EBITDA minus cash
  capital expenditures to cash
  interest expense ...............                1.7x       1.8x       1.4x       0.9x         1.1x       1.9x      2.8x
Total debt to Adjusted
  EBITDA .........................                6.2x       4.8x       5.0x       4.8x         5.0x

                               SELECTED HISTORICAL
                CONSOLIDATED FINANCIAL AND OTHER DATA, CONTINUED
                    (DOLLARS IN MILLIONS, EXCEPT RATIO DATA)

                                                                                             TWELVE
                                                                                             MONTHS        THREE MONTHS
                                                                                              ENDED            ENDED
                                                  YEARS ENDED DECEMBER 31,                  MARCH 31,        MARCH 31,
                                     --------------------------------------------------     ---------        ---------
                                      1997       1998       1999       2000       2001         2002       2001      2002
                                     ------     ------     ------     ------     ------       ------     ------    ------
                                                                                           (Unaudited)      (Unaudited)

OTHER FINANCIAL DATA:
Gross margin percentage ..........     34.2%      35.3%      36.2%      36.0%      34.8%        34.7%      36.3%      35.7%
Depreciation and
  amortization ...................   $  6.3     $  8.5     $ 12.9     $ 14.5     $ 15.5       $ 14.8     $  3.8     $  3.1
Cash capital expenditures ........     10.2        7.5       12.3       18.6       37.6         36.7        4.9        4.1
Ratio of earnings to fixed
charges (6) ......................      2.2x       1.4x       1.6x       1.4x       1.6x         1.8x       1.8x       2.6x

CASH FLOW STATEMENT DATA:
Cash flows from operations .......   $  4.2     $ 22.8     $ 19.4     $ 19.3     $ 25.3       $ 20.1     $  2.0     $ (3.1)
Cash flows from investing ........    (10.1)     (83.1)     (11.4)     (18.5)     (37.4)       (49.2)      (4.9)     (16.6)
Cash flows from financing ........    116.0      (49.8)      (8.8)       0.9       11.9         29.8        2.8       20.7


                                                     AT DECEMBER 31,                                       AT MARCH 31,
                                     --------------------------------------------------                  ----------------
                                      1997       1998       1999       2000       2001                    2001      2002
                                     ------     ------     ------     ------     ------                  ------    ------
                                                                                                           (Unaudited)
BALANCE SHEET DATA:
Working capital ..................   $ 96.8    $  71.5     $ 82.2     $ 83.8     $ 96.7                  $ 91.0     $ 89.6
Total assets .....................    269.3      248.9      263.5      280.6      310.5                   287.3      360.0
Total debt .......................    237.8      283.3      275.1      275.9      282.6                   272.7      303.3
Redeemable convertible
  preferred stock(7) .............                                                  6.3                     6.0        6.4
Redeemable Common Stock(8) .......                19.5       23.6       28.8       29.9                    28.8       29.9
Stockholders' deficit ............    (95.2)     (95.3)     (88.5)     (86.9)     (77.3)                  (83.9)     (56.3)

                    NOTES TO SELECTED HISTORICAL CONSOLIDATED
                            FINANCIAL AND OTHER DATA

(1) During the first quarter of 2002, the Company adopted Emerging Issues Task Force No. 01-09, "Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor's Products," ("EITF 01-09"). EITF 01-09 addresses the income statement classification of certain advertising costs. The Company's consolidated statements of income, including those presented for comparative purposes, include the reclassification of certain selling expenses as a reduction of revenue. These reclassifications did not affect the Company's income from operations or net income.

(2) In connection with our merger in 1997, we recorded non-recurring charges of approximately $22.1 million comprised of $11.7 million in transaction costs, $7.5 million compensation payment to an officer, $1.9 million for the redemption of stock options and $1.0 million of debt retirement costs.

(3) We recorded charges of $2.4 million and $0.3 million in 1998 and 2000, respectively, in connection with the restructuring of our distribution operations. We closed two facilities located in California and Canada. The restructuring charges include the non-cash write-down of $1.3 million relating to property, plant and equipment, the accrual of future lease obligations of $0.5 million and severance and other costs of $0.9 million. In addition, during 2000, we incurred charges of $0.2 million in connection with the consolidation of certain manufacturing operations.

(4) During the fourth quarter of 1999, we recorded non-recurring charges of $1.0 million associated with the proposed construction of a new distribution facility. The non-recurring charges represented building costs written-off due to the relocation of the proposed site.

(5) "EBITDA" represents earnings before interest, income taxes, depreciation and amortization. "Adjusted EBITDA" represents EBITDA adjusted for certain non-recurring items, other income or expenses, amortization of the restricted Common Stock awards, and minority interests reflected in the following table. Neither EBITDA nor Adjusted EBITDA is intended to represent cash flow from operations as defined by accounting principles generally accepted in the United States and should not be considered as an alternative to net income as an indicator of our operating performance or to cash flows as a measure of liquidity. EBITDA and Adjusted EBITDA are presented because they are widely accepted financial indicators of a leveraged company's ability to service and/or incur indebtedness and because management believes EBITDA and Adjusted EBITDA are relevant measures of our ability to generate cash without regard to our capital structure or working capital needs. EBITDA and Adjusted EBITDA as presented may not be comparable to similarly titled measures used by other companies, depending upon the non-cash charges included. When evaluating EBITDA and Adjusted EBITDA, investors should consider that EBITDA and Adjusted EBITDA (i) should not be considered in isolation but together with other factors which may influence operating and investing activities, such as changes in operating assets and liabilities and purchases of property and equipment, (ii) are not measures of performance calculated in accordance with accounting principles generally accepted in the United States, (iii) should not be construed as an alternative or substitute for income from operations, net income or cash flows from operating activities in analyzing our operating performance, financial position or cash flows and (iv) should not be used as an indicator of our operating performance or as a measure of our liquidity.

                                                                                 TWELVE
                                                                                 MONTHS        THREE MONTHS
                                                                                  ENDED           ENDED
                                          YEARS ENDED DECEMBER 31,              MARCH 31,        MARCH 31,
                               ---------------------------------------------    ---------    ----------------
                                1997      1998      1999     2000      2001        2002       2001      2002
                               ------    ------    ------   ------    ------      ------     ------    ------
                                                                               (Unaudited)      (Unaudited)
EBITDA .....................   $ 17.6    $ 42.9    $ 56.6   $ 54.3    $ 58.3      $ 60.4     $ 16.8    $ 18.9
Adjustments - increase
(decrease):
   Certain non-recurring
   items and special
   bonuses .................     22.1       2.4                0.5
Amortization of restricted
   Common Stock awards .....      0.3       0.3       0.2      0.1       0.3         0.4                  0.1
Other (income) expenses, net     (0.1)     (0.1)               0.1                  (0.2)       0.1      (0.1)
Minority interests .........      0.2       0.1       0.1                           (0.1)                (0.1)
                               ------    ------    ------   ------    ------      ------     ------    ------
Adjusted EBITDA ............   $ 40.1    $ 45.6    $ 56.9   $ 55.0    $ 58.6      $ 60.5     $ 16.9    $ 18.8
                               ======    ======    ======   ======    ======      ======     ======    ======

                    NOTES TO SELECTED HISTORICAL CONSOLIDATED
                       FINANCIAL AND OTHER DATA, CONTINUED

(6) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes and minority interests plus fixed charges (excluding capitalized interest). Fixed charges consist of interest (including capitalized interest) on all obligations, amortization of deferred financing costs and one-third of the rental expense on operating leases representing that portion of rental expense that we deem to be attributable to interest.

(7) On March 30, 2001, the Board of Directors authorized 500 shares of preferred stock, $0.10 par value, and designated 100 shares as Series A Redeemable Convertible Preferred Stock. Also on March 30, 2001, the Company issued 40 shares of Series A Redeemable Convertible Preferred Stock for proceeds of $6.0 million. Dividends are cumulative and are payable annually beginning March 30, 2002, at 6% per annum. Such dividends payable on or prior to March 30, 2004, shall be payable in additional shares of Series A Redeemable Convertible Preferred Stock based on a value of $150,000 per share. Subsequent to March 30, 2004, dividends shall be payable, at the option of the Company, either in cash or additional shares of Series A Redeemable Convertible Preferred Stock.

    Each share of the Series A Redeemable Convertible Preferred Stock is convertible at the option of the holder at any time, into shares of Common Stock, $0.10 par value, at a conversion rate of 1.0 share of Common Stock for each share of Series A Redeemable Convertible Preferred Stock, subject to adjustment under certain circumstances.

(8) Under the terms of a stockholders' agreement (the "Stockholders' Agreement"), the Company can purchase all of the shares held by the employee stockholders, and the employees can require the Company to purchase all of the shares held by the employee stockholders, under certain circumstances. The purchase price as prescribed in the Stockholders' Agreement is to be determined through a market valuation of the minority-held shares or, under certain circumstances, based on cost. The aggregate amount that may be payable by the Company to employee stockholders based on fully paid and vested shares has been classified as redeemable common stock ("Redeemable Common Stock"). The Company's obligation to purchase such shares expires with a change in control, as defined. Prior to December 31, 1998, the obligation to purchase employee shares was assignable to GSCP at a cost of up to $15 million.

                                  RISK FACTORS

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE INDEBTEDNESS

    We have, and will continue to have, a high level of indebtedness. As of March 31, 2002, we (i) had approximately $303.3 million of consolidated indebtedness, (ii) had redeemable convertible preferred stock of approximately $6.4 million, (iii) had Redeemable Common Stock of approximately $29.9 million, and (iv) had a consolidated stockholders' deficit of approximately $56.3 million. Of the total of approximately $289 million we paid in connection with the December 1997 merger, approximately $227 million (79%) was funded with debt. Our ratio of earnings to fixed charges was 1.6x for the year ended December 31, 2001. Our interest expense, net, for the year ended December 31, 2001 was approximately $24.1 million. Moreover, we may increase our indebtedness in the future, subject to limitations imposed by the Indenture and our bank credit agreement. See "Capitalization."

    We may need to refinance a portion of the principal payments at the maturity of the Notes. In addition, our high indebtedness could prevent us from repurchasing all of the Notes tendered to us as required upon the occurrences of certain changes of control of the Company. See "Description of Senior Debt" and "Description of Notes."

    Based upon the current level of operations and anticipated growth, we anticipate that our available cash flow, together with available borrowings under the Revolving Credit Facility will be adequate to meet our anticipated future requirements for working capital and operating expenses through December 31, 2002. Scheduled debt payments for the years ended December 31, 2002 and 2003 total $3.5 million and $52.3 million, respectively, with increasing amounts thereafter. We are exploring a number of options to repay or refinance these debt maturities including the Revolving Credit Facility. We have had good access to capital markets and expect to repay or refinance these debt maturities as they become due. However, our ability to make scheduled payments of principal of, or to pay interest on, or to refinance our indebtedness and to satisfy our other obligations will depend upon several factors including the volatility of capital markets and our future performance, which, to a certain extent, will be subject to general economic, financial, competitive, business and other factors beyond our control. Our debt service obligations could cause important consequences, including the following:

    (a) impairing our ability to obtain additional financing for acquisitions, working capital, capital expenditures or other purposes on favorable terms;

    (b) reducing the access to loans at competitive long-term rates that would otherwise be available for operations and future business opportunities; and

    (c) being unduly susceptible to decreases in cash flow, increases in expenses and downturns in the economy generally.

See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

    In addition, our bank credit agreement and the Indenture limit our ability, among other things, to borrow additional funds and to dispose of assets, and require that we maintain certain financial ratios. Our failure to comply with these covenants could cause an event of default that could have a material adverse effect on the Company.

SUBORDINATION; ASSET ENCUMBRANCES

    The Notes are subordinated in right of payment to all senior debt of the Company. At March 31, 2002, we had approximately $193.3 million of senior debt, substantially all of which was secured borrowings. In addition, the Notes are effectively subordinated to indebtedness and other liabilities of our foreign subsidiaries. The indebtedness and other liabilities of our foreign subsidiaries were approximately $6.4 million at March 31, 2002.

    Accordingly, in the event of our insolvency, liquidation, or other winding-up or upon a default or acceleration of any senior debt, we will be required to repay in full the holders of all such senior debt and all creditors of our subsidiaries before making any payments to holders of the Notes. In addition, if there is a default under senior debt, we would not be able to make any payments on the Notes for a period which could last as long as 179 days after the default is cured or waived. In addition, any debt that our domestic subsidiaries are permitted to incur under the Indenture will be structurally senior to the Notes. See "Description of Notes."

    We also have granted to our bank lenders security interests in substantially all of our current and future assets, including a pledge of all of the issued and outstanding shares of capital stock of our domestic subsidiaries. The domestic subsidiaries also have granted to such lenders security interests in substantially all of their current and future assets. In the event the Company or one of the subsidiary guarantors defaults on the secured indebtedness, the secured lenders could foreclose on their collateral. Such a foreclosure would materially adversely affect the financial condition of the Company and the value of the Notes. See "Description of Senior Debt."

HOLDING COMPANY STRUCTURE

    We conduct all of our business through subsidiaries and have no operations or significant assets other than the stock of our subsidiaries. To meet our debt service obligations, we depend solely on our subsidiaries' cash flow and distributions.

    As a result of our holding company structure, you will be structurally junior to all creditors of our subsidiaries that have not guaranteed the Notes. In the event of the insolvency, liquidation, or other winding-up of the non-guarantor subsidiaries, we will not receive funds until the payment in full of the claims of the creditors of the non-guarantor subsidiaries. Any such event could result in us being unable to meet our obligations under the Notes.

AFFILIATION WITH GOLDMAN SACHS MAY RESULT IN CONFLICTS OF INTERESTS WITH HOLDERS OF THE NOTES

    GSCP currently holds approximately 66.9% of the outstanding shares of Common Stock and all of the outstanding shares of redeemable convertible preferred stock. As a result, GSCP controls the Company and may elect all of its directors, appoint new management and approve any action requiring the approval of its stockholders. Furthermore, GSCP is controlled indirectly by GS Group and, as a result, GS Group and Goldman Sachs each may be deemed to be affiliates of the Company. There can be no assurance that the interests of GS Group and Goldman Sachs will not conflict with the interests of the holders of the Notes. See "Management" and "Ownership of Capital Stock."

PAYMENT UPON A CHANGE OF CONTROL

    Upon the occurrence of a Change of Control (as defined in the Indenture) of the Company, each holder of Notes may require us to repurchase all or a portion of such holder's Notes at 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of repurchase. If a Change of Control were to occur, we may not have the financial resources to repay all of our obligations under the bank credit agreement, the Indenture and the other indebtedness that would become payable upon the occurrence of such Change of Control.

RISKS RELATING TO OUR BUSINESS

    Concentration of Customer Sales and Credit Risk. Our sales volume is concentrated with several important customers, generally party superstores. Party City Corporation, the nation's largest party goods retailer with both corporate owned and franchised stores, is our single largest customer. Sales to Party City's corporate stores constituted 13% of our 2001 net sales and sales to Party City's franchised stores constituted 15% of 2001 net sales. If one or more large customers, including Party City, were to significantly reduce their volume of purchases from us for any reason, our financial condition and results of operations could be adversely affected.

    We generally sell to our customers on credit. The credit we extend is unsecured and our ability to realize our receivables depends on the financial health of our customers. Our sales concentration causes our receivables to be concentrated with party superstore customers. Should we be unable to collect receivables from our party superstore customers to any significant extent, our financial condition and results of operations could be adversely affected. From time to time, we have made significant additional provisions for credit losses or have restructured the terms of certain accounts receivable because of the credit condition of particular customers. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

    Importance of Identifying Design Trends and Consumer Preferences. Our strategy, relations with our customers and margins are dependent, to a significant extent, on our regular introduction of new designs that are attractive and distinctive. We cannot assure you that our design personnel will be able to introduce such designs in sufficient volume and with sufficient speed to support our strategy and operations. In addition, we must anticipate the tastes and preferences of party goods retailers and consumers in order to compete for their business successfully. We could misinterpret or fail to identify trends on a timely basis. Our failure to anticipate, identify or react appropriately to changes in consumer tastes could, among other things, lead to excess inventories and significant markdowns or a shortage of products and lost sales.

    Competition. The party goods industry is highly competitive. We compete with many other companies, including smaller, independent specialty manufacturers and divisions or subsidiaries of larger companies with greater financial and other resources than we have. Some of our competitors control licenses for widely recognized images, such as cartoon or motion picture characters, which could provide them with a competitive advantage.

    Impact of Changing Raw Material Costs. Raw materials costs are a significant component of our cost of goods sold. Paper and petroleum-based resins are the principal raw materials in our products. Paper accounts for approximately 40% of the annual cost of production of our paper tableware. Petroleum-based resins account for approximately 10% of the annual cost of production of our metallic balloons and approximately 80% of the annual cost of production of our plastic tableware. Any significant increase in the cost of paper or petroleum-based resins would increase our raw material costs. Competitive conditions will determine the amount of any cost increase that could be passed on to party goods retailers. While historically we have generally been able to pass on raw material cost increases to our customers, if we cannot pass on future cost increases to the party goods retailers, our financial condition and results of operations would be adversely affected.

    Risks Associated with Further Expansion Through Acquisitions. We intend to pursue strategic acquisitions opportunistically. Various risks accompany acquisitions. The risks include, but are not limited to:

    - failing to integrate new operations, customers and business relationships;

    - impairing relations with employees and customers as a result of changes in management;

    -   diverting our management resources;

    -   incurring unexpected liabilities and obligations;

    -   disruption of operations;

    -   incorrectly valuing acquired businesses; and

    - overestimating revenues or profits to be gained through acquisitions or the degree to which strategic objectives will be satisfied.

    We may incur additional debt to finance acquisitions. If we incur debt, we would become more leveraged, which could make it more difficult for us to meet our long-term debt and other obligations and objectives.

DEPENDENCE ON KEY PERSONNEL

    Our sustained growth and development over the past five years were largely attributable to the services of our Chief Executive Officer, Gerald C. Rittenberg, and our President and Chief Operating Officer, James M. Harrison. The loss of the services of Messrs. Rittenberg or Harrison, or other important officers or employees, could adversely affect our ability to manage and direct our business effectively. We do not maintain key-man life insurance policies on any of our officers.

TRADING MARKET FOR THE NOTES

    The trading market for the Notes has been limited. This could prevent the Note holders from selling their Notes or decrease the price of sale of the Notes. The Goldman Entities make a market in the Notes, but may discontinue such activity in their sole discretion at any time, for any reason and without notice.

FRAUDULENT CONVEYANCE

    We believe that the indebtedness represented by the Senior Subordinated Guarantees and the Notes was incurred for proper purposes and in good faith, and that as a result of, and after giving effect to, the offerings of the notes (the "Original Notes") for which the Notes were exchanged in 1998 and the Notes, based on forecasts, asset valuations and other financial information, we were and will be solvent, had and will have sufficient capital for carrying on our business and were and are able to pay our debts as they mature. See "Risk Factors -- Substantial Leverage; Ability to Service Indebtedness." Notwithstanding our belief, however, if a court of competent jurisdiction in a suit by an unpaid creditor or a representative of creditors were to find that, at the time of the incurrence of such indebtedness, the Company or the Guarantors were insolvent, were rendered insolvent by reason of such incurrence, were engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, intended to incur, or believed that they would incur, debts beyond their ability to pay such debts as they matured, or intended to hinder, delay or defraud their creditors, and that the indebtedness was incurred for less than reasonably equivalent value, then such court could, among other things, (a) void all or a portion of the Company's or the Guarantors' obligations to holders of the Notes, the effect of which would be that holders of the Notes may not be repaid in full and/or (b) subordinate the Company's or the Guarantors' obligations to holders of the Notes to other existing and future indebtedness of the Company to a greater extent than would otherwise be the case, the effect of which would be to entitle such other creditors to be paid in full before any payment could be made on the Notes or the Senior Subordinated Guarantees.

NOTE RESALE PROCEDURES

    Each broker-dealer that holds Notes for its own account as a result of market-making activities or other trading activities may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such Notes.

RESALE OF NOTES

    Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the Notes may be offered for resale, resold and otherwise transferred in the ordinary course of business by any holder of such Notes (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Notes are acquired in the ordinary course of such holder's business and such holder does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such Notes. However, any holder who acquired Notes in exchange for the Original Notes intending to participate in a distribution of the Notes may not rely on the position the SEC enunciated in Exxon Capital Holdings Corporation (available April 13, 1989), Morgan Stanley & Co., Incorporated (available June 5, 1991) or similar no-action letters regarding private placements of debt. Rather, such a Note holder must comply with the registration and prospectus delivery requirements of the Securities Act before offering to sell the Notes. In addition, before reselling the Notes, a Note holder should confirm that there is an effective registration statement containing the information required by Item 507 of Regulation S-K of the SEC.


                                 THE TRANSACTION

CERTAIN AGREEMENTS

    On December 19, 1997 Confetti Acquisition, Inc. was merged with and into Amscan Holdings Inc., with Amscan Holdings, Inc. as the surviving corporation, pursuant to that certain Agreement and Plan of Merger dated August 10, 1997. The primary purpose of the merger was the recapitalization of the Company. However, the merger also entailed a series of related transactions and the execution and delivery of various other documents including certain employment agreements with the Company's officers, a stockholders' agreement among the Company's stockholders, a tax indemnification agreement among the Company, the Estate of John A. Svenningsen (the "Estate") and Ms. Christine Svenningsen, and various bank credit facilities (the merger, together with all of such related transactions and agreements, the "Transaction"). The Transaction was financed with an equity contribution of approximately $67.5 million (including contributions of Common Stock by certain employee stockholders and issuances of restricted Common Stock), $117 million from a senior term loan (the "Term Loan") provided under a bank credit agreement and $110 million from the issuance of the Notes.

                                 USE OF PROCEEDS

    This Prospectus is delivered in connection with the sale of Notes by Goldman Sachs in market-making transactions. The Company will not receive any of the proceeds from such transactions.

                                 CAPITALIZATION

    The following table sets forth our capitalization as of March 31, 2002. The information set forth below should be read in conjunction with the Consolidated Financial Statements and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained elsewhere in this Prospectus.

                                                        AS OF MARCH 31, 2002
                                                       ----------------------
                                                       (DOLLARS IN THOUSANDS)

         Cash and cash equivalents ................           $   1,887
                                                              =========
         Total debt (including current portion):
           Revolving Credit Facility (1) ..........           $  22,250
           Term Loan ..............................             149,285
           Notes ..................................             110,000
           Mortgage obligation ....................              21,294
           Capital leases and other ...............                 458
                                                              ---------
              Total debt ..........................             303,287
         Redeemable convertible preferred stock (2)               6,360
         Redeemable Common Stock ..................              29,949
         Stockholders' deficit (3) ................             (56,251)
                                                              ---------
              Total capitalization ................           $ 283,345
                                                              =========


(1) We have the ability to borrow up to $50 million pursuant to our Revolving Credit Facility. The Revolving Credit Facility is available for working capital purposes and acquisitions, subject to certain limitations and restrictions. See "Description of Senior Debt."

(2) In March 2001, GSCP purchased 40 shares of our Series A Redeemable Convertible Preferred Stock for 6.0 million and, in March 2002, received a dividend of 2.4 shares of Series A Redeemable Convertible Preferred Stock.

(3) Upon completion of the Transaction in 1997, the Company had a negative net worth for accounting purposes. In the merger, GSCP paid $61.9 million for approximately 82.5% of the Company's Common Stock. In addition, certain employees of the Company acquired, and the Estate retained, approximately 7.5% and almost 10%, respectively, of Common Stock which, based upon the price per share paid by GSCP, had an aggregate value of approximately $13.1 million. Combined with GSCP's payment of $61.9 million, these holdings had an aggregate value of approximately $75.0 million at December 19, 1997.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

    Over the past several years, the party goods industry has experienced significant changes in both distribution channels and product offerings. Although there has been consolidation in the party superstore channel, the number of party superstores continues to increase. Due, in part, to the success of the superstore channel, party goods manufacturers have broadened their product offerings to support the celebration of a greater number of occasions. The industry's growth has been directly affected by these changes. To achieve further sales growth and expansion, we realigned our sales force, beginning in 1999, creating a specialty sales force to focus more closely on independent retail channels and introduced expansive gift lines encompassing home, baby and wedding products for general gift giving or self-purchase, principally for the independent retail channel.

    Our revenues are generated from sales of approximately 40,000 SKU's consisting of party goods for all occasions, including paper and plastic tableware, accessories and novelties, metallic balloons, stationery and gift items. Tableware (plates, cups, cutlery, napkins and tablecovers) is our core product category, generating approximately 44% of revenues in 2001. Coordinated accessories (e.g., balloons, banners, gifts and stationery) and novelties (e.g., party favors) are offered to complement our tableware products. In 1998, we acquired Anagram International Inc. and certain related companies, a metallic balloon manufacturer with a strong presence in grocery, gifts and floral channels, and leveraged Anagram's strong presence to bring additional party goods to these markets. In February 2002, we completed the strategic acquisition of a second metallic balloon manufacturer, M&D Balloons, Inc., which has a strong portfolio of character licenses that complement those of Anagram.

    Gross profit is principally influenced by product mix and the cost of paper and petroleum-based resin, our key raw materials. Products we manufacture, primarily tableware and metallic balloons, represented approximately 60% of our sales in 2001. We have made significant additions to manufacturing capacity that have allowed us to increase manufacturing efficiencies and improve gross margins. We believe that our manufacturing capabilities enable us to lower product cost, ensure product quality and be more responsive to customer demands. We have historically been able to adjust our prices in response to changes in prices of our key raw materials.

During the first quarter of 2002, the Company adopted Emerging Issues Task Force No. 01-09, "Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor's Products," ("EITF 01-09"). EITF 01-09 addresses the income statement classification of certain advertising costs. The Company's consolidated statements of income, including those presented for comparative purposes, include the reclassification of certain selling expenses as a reduction of revenue. These reclassifications did not affect the Company's income from operations or net income

RESULTS OF OPERATIONS

PERCENTAGE OF NET SALES

                                                                        THREE MONTHS
                                          YEAR ENDED DECEMBER 31,      ENDED MARCH 31,
                                        --------------------------    ----------------
                                         1999      2000      2001      2001      2002
                                        ------    ------    ------    ------    ------
Net sales ...........................    100.0%    100.0%    100.0%    100.0%    100.0%
Cost of sales .......................     63.8      64.0      65.2      63.7      64.3
                                        ------    ------    ------    ------    ------
    Gross profit ....................     36.2      36.0      34.8      36.3      35.7
Operating expenses:
  Selling expenses ..................      7.6       8.8       9.1       9.1       8.5
  General and administrative expenses     10.1       9.9       9.7       9.2       7.9
  Provision for doubtful accounts ...      1.0       2.2       1.1       0.5       0.6
  Art and development costs .........      2.9       2.6       2.5       2.4       2.4
  Non-recurring charges .............      0.3        --        --        --        --
  Restructuring charges .............       --       0.2        --        --        --
                                        ------    ------    ------    ------    ------
Total operating expenses ............     21.9      23.7      22.4      21.2      19.4
                                        ------    ------    ------    ------    ------
   Income from operations ...........     14.3      12.3      12.4      15.1      16.3
Interest expense, net ...............      8.6       8.1       7.0       7.6       5.7
Other expense (income), net .........       --        --        --       0.1      (0.1)
                                        ------    ------    ------    ------    ------
   Income before income taxes and
     minority interests .............      5.7       4.2       5.4       7.4      10.7
Income tax expense ..................      2.4       1.7       2.1       2.9       4.2
Minority interests ..................       --        --        --        --        --
                                        ------    ------    ------    ------    ------
    Net income ......................      3.3%      2.5%      3.3%      4.5%      6.5%
                                        ======    ======    ======    ======    ======


THREE MONTHS ENDED MARCH 31, 2002 COMPARED TO THREE MONTHS ENDED MARCH 31, 2001

    Net sales of $95.9 million for the three months ended March 31, 2002 were $9.0 million higher than net sales for the three months ended March 31, 2001. During the first quarter of 2002, our sales of printed ensembles, solid color tableware and other party goods to the party superstore channel grew by 12.8%. In addition, our specialty sales force, which brings party goods and related gift products to the independent retail channel, achieved 48.2% sales growth, representing a contribution to net sales of $9.6 million. Net sales for the first quarter of 2002 also increased by $2.2 million as a result of the acquisition of M&D Balloons. These net sales gains were partially offset by a decline in net sales to craft stores and mass merchants and a decrease in revenue from contract manufacturing.

    Gross profit for the first quarter of 2002 of 35.7% was 0.6% lower than during the first quarter of 2001 as incremental margins achieved as a result of higher sales were more than offset by the impact of product mix, particularly solid color tableware, and a higher effective rate of sales incentives.

    Selling expenses of $8.2 million for the three months ended March 31, 2002 were $0.3 million higher than in the corresponding period in 2001 principally due to the inclusion of the operating results of M&D Balloons and the continued development of our specialty sales force. Selling expense, as a percentage of net sales, decreased from 9.1% to 8.5%, reflecting the increase in net sales and the maturation of the specialty sales force.

    General and administrative expenses (including the provision for doubtful accounts) of $8.2 million for the three months ended March 31, 2002 represents a decrease of $0.4 million as compared to the corresponding period in 2001. The net decrease in general and administrative expenses reflects the elimination of goodwill amortization during the first quarter of 2002, which amortization totaled $0.9 million during the first quarter of 2001, partially offset by the inclusion of the operating results of M&D Balloons and a higher provision for doubtful accounts. As a percentage of sales, general and administrative expenses decreased by 1.2%, to 8.5%.

    Art and development costs of $2.3 million for the first quarter of 2002 were $0.2 million higher than in the first quarter of 2001, principally due to higher employee wages and the inclusion of the operating results of M&D Balloons.

    Interest expense, net, of $5.5 million for the first quarter of 2002 was $1.1 million lower than in the corresponding period in 2001 and reflects a lower average interest rate (6.7% in 2002 versus 9.5% in 2001), partially offset by the impact of higher average borrowings.

    Income taxes for the first quarter of 2002 and 2001 were based upon an estimated consolidated effective income tax rate of 39.5% for the years ending December 31, 2002 and 2001.

YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000

    Net sales for the year ended December 31, 2001 of $345.2 million, were $21.7 million or 6.7% higher than for the year ended December 31, 2000. During 2001, our sales of printed ensembles, solid color tableware and other party goods to the party superstore channel grew by 16.4%, despite further consolidation during the year. In addition, our specialty sales force, which brings party goods and related gift products to the independent retail channel, experienced 40% sales growth, including a 66% increase in gift sales, to $10.3 million. These sales gains were partially offset by an 8% decrease in sales of party goods to regional party stores, craft stores and mass merchants, a 28% decrease in revenue from contract manufacturing and the negative impact of foreign currency fluctuations in Europe.

    Gross profit for the year ended December 31, 2001 was $120.1 million, or 34.8% of net sales, as compared to $116.6 million, or 36.0% for the year 2000; as incremental margins achieved as a result of higher sales were more than offset by the impact of product mix, particularly solid color tableware, higher effective sales incentive rates and unabsorbed overhead as result of lower contract manufacturing.

    Selling expenses of $31.4 million for the year ended December 31, 2001 were $2.8 million higher than in 2000 but remained relatively constant at 9.1% of net sales versus 8.8% for the year 2000. The increase in selling expenses reflects the continued development of our specialty sales force, which has more than doubled since its creation in 1999, and increased marketing initiatives relating to gift product lines.

    General and administrative expenses of $33.3 million for the year ended December 31, 2001 represents an increase of $1.4 million as compared to the year 2000. The increase in general and administrative expenses principally reflects higher employee wages and benefits and professional fees. As a percentage of sales, general and administrative expenses decreased by 0.2%, to 9.7%.

    The provision for doubtful accounts for the year ended December 31, 2001 decreased by $3.4 million to $3.8 million and from 2.2% to 1.1% of net sales. During 2001, a superstore customer filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. We charged $2.5 million to the provision for doubtful accounts during the second half of 2001 to fully provide for the accounts receivable balance due from this customer. This customer accounted for 2.1% of our net sales in 2001. We do not believe the potential loss of sales to this customer will have a material adverse effect on our future results of operations or our financial condition. During the year ended December 31, 2000, two of our customers filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code. As a result of those filings, we charged $3.4 million and $1.0 million to the provision for doubtful accounts during the second and fourth quarters of 2000, respectively, to fully provide for the accounts receivable balances due from these customers. We also charged $1.6 million to the provision for doubtful accounts during the fourth quarter of 2000, which represented the remaining accounts receivable balance from a customer that filed for bankruptcy during 1999.

    Art and development costs of $8.8 million for the year ended December 31, 2001 were $0.3 million higher than in 2000 but remained relatively consistent at 2.5% of sales versus 2.6% for 2000.

    During the fourth quarter of the year ended December 31, 2000, we recorded charges of $0.3 million relating to the restructuring of our distribution operations begun in 1998 and $0.2 million in connection with the consolidation of certain manufacturing operations.

    Interest expense, net, of $24.1 million for the year ended December 31, 2001 was $2.3 million lower than in 2000, and reflects a lower average interest rate (8.4% in 2001 versus 9.26% in 2000) and the capitalization of approximately $1.0 million of interest expense in 2001, partially offset by the impact of higher average borrowings.

    Income taxes for the years ended December 31, 2001 and 2000 were provided for at a consolidated effective income tax rate of 39.5%. The effective income tax rate exceeds the federal statutory income tax rate primarily due to state income taxes.

YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

    Net sales for the year ended December 31, 2000 of $323.5 million were $18.6 million higher than for the year ended December 31, 1999. The increase in net sales principally reflects increased sales of printed ensembles, accessories and gift items to independent party goods and specialty stores, as well as increased sales of solid color tableware to party superstores. These gains were partially offset by lower fourth quarter sales of New Year related theme products as 1999 benefited from the celebration of the Millennium, a reduction in sales to international customers and a decline in sales of licensed products to mass merchant distributors. Increased sales to independent party goods and specialty stores are attributable to a realignment of our independent sales force begun in the first quarter of 1999.

    Gross profit for the year ended December 31, 2000 of $116.6 million, or 36.0% of net sales, was comparable to the corresponding period in 1999 as incremental margins achieved as a result of higher sales were offset by lower margins attributable to product mix, particularly the solid color tableware.

    Selling expenses of $28.6 million for the year ended December 31, 2000 were $5.3 million higher than those in 1999 and increased to 8.8% of net sales from 7.6% of net sales. The increase in selling expenses reflects the continued development of our specialty sales force, which had doubled since the beginning of 1999, and increased marketing initiatives relating to gift product lines.

    General and administrative expenses of $32.0 million for the year ended December 31, 2000 increased by $1.3 million as compared to 1999, yet decreased by 0.2% to 9.9% of net sales. The increase of $1.3 million reflects additional depreciation and amortization associated with new data processing equipment, increased professional service fees and increased costs associated with the development of e-commerce business opportunities.

    The provision for doubtful accounts for the year ended December 31, 2000 increased by $4.2 million to $7.1 million and from 1.0% to 2.2% of net sales. During the second quarter of 2000, two of our customers filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code. As a result of the filings, we charged $3.4 million and $1.0 million to the provision for doubtful accounts during the second and fourth quarters of 2000, respectively, to fully provide for the accounts receivable balances due from these customers. On a combined basis, these two customers accounted for approximately 1.9% of our consolidated net sales for the year ended December 31, 2000. We also charged $1.6 million to the provision for doubtful accounts during the fourth quarter of 2000 which represented the remaining accounts receivable balance from a customer that filed for bankruptcy during 1999.

    Art and development costs of $8.5 million for the year ended December 31, 2000 were $0.2 million lower than in 1999. The art and development costs for the year ended December 31, 1999 included certain start-up costs associated with the development of new product lines. As a percentage of net sales, art and development costs were 2.6% for the year ended December 31, 2000 as compared to 2.9% for 1999.

    During the fourth quarter of 2000, we recorded charges of $0.3 million relating to the restructuring of our distribution operations begun in 1998 and $0.2 million in connection with the consolidation of certain manufacturing operations.

    During the fourth quarter of 1999, we recorded non-recurring charges of $1.0 million in association with the proposed construction of a new distribution facility. The non-recurring charges represented building costs written-off due to the relocation of the proposed site.

    Interest expense, net, of $26.4 million for the year ended December 31, 2000 was comparable to 1999, principally as a result of a higher average interest rate (9.26% in 2000 versus 8.16% in 1999), offset by the impact of lower average borrowings.

    Income taxes for the years ended December 31, 2000 and 1999 were provided for at consolidated effective income tax rates of 39.50% and 40.85%, respectively. The effective income tax rates exceed the federal statutory income tax rate primarily due to state income taxes.

LIQUIDITY AND CAPITAL RESOURCES

    We require cash to fund working capital needs and to fund capital expenditures and acquisitions. We principally meet our cash requirements from cash flow from operations and borrowings under our bank facilities. As of March 31, 2002 we had cash and cash equivalents of approximately $1.89 million.

    At March 31, 2002, we had an outstanding Term Loan of $149.3 million provided under a bank credit agreement (the "Bank Credit Facilities"), together with senior subordinated notes of $110.0 million (the "Notes") (collectively, the "Financings"). The Term Loan matures in December 2004 and provides for amortization (in quarterly installments) of one percent of the principal amount thereof per year for the first five years and 32.3% and 62.7% of the principal amount thereof in the sixth and seventh years, respectively. The Term Loan bears interest, at our option, at the lenders' prime rate plus 1.625% per annum or at the lenders' reserve adjusted Eurodollar rate plus 2.625% per annum. At March 31, 2002, the floating interest rate on the Term Loan was 4.6%. The Notes bear interest at a rate of 9.875% per annum and mature in December 2007. We are required to make prepayments on the Bank Credit Facilities under certain circumstances, including upon certain asset sales and issuance of debt or equity securities and based on cash flows, as defined.

    The Bank Credit Facilities also provide for revolving loan borrowings of up to $50 million (the "Revolving Credit Facility"). The Revolving Credit Facility expires on December 31, 2002, bears interest, at our option, at the lenders' prime rate plus, based on certain terms, a range of 0.625% to 1.50% per annum or at the lenders' reserve adjusted Eurodollar rate plus, based on certain terms, a range of 2.00% to 2.50% per annum. Interest on balances outstanding under the Revolving Credit Facility are subject to adjustment in the future based on our performance. At March 31, 2002, we had borrowing capacity of approximately $20.8 million under the Revolving Credit Facility.

    In addition to the Revolving Credit Facility, we have a $400,000 Canadian dollar denominated revolving credit facility which bears interest at the Canadian prime rate and expires on June 15, 2003, a $1.0 million British Pound Sterling denominated revolving credit facility which bears interest at the U.K. base rate plus 1.75% and expires on June 1, 2003 and a $1.0 million revolving credit facility which bears interest at LIBOR plus 1.0% and expires on January 31, 2003. No borrowings were outstanding under these revolving credit facilities at March 31, 2002.

    In October 2000, we commenced a plan to consolidate distribution facilities. We purchased property for $4.9 million and entered into a contract for the design and construction of a new domestic distribution facility. During the fourth quarter of 2001, the construction of the new facility was completed at a cost of $24.8 million, including $1.2 million of capitalized interest costs. We expect the facility to be fully operational in the latter half of 2002. The planned consolidation may result in additional restructuring charges in subsequent periods.

    We refinanced the purchase of the property and the costs to construct the facility during the fourth quarter of 2001, using borrowings under our Revolving Credit Facility, the proceeds from the issuance of the Series A Preferred Stock of $6.0 million (noted below) and long-term borrowings consisting of a first and second lien mortgage note of $10.0 million each with a financial institution and the New York State Job Development Authority, respectively. The first lien mortgage note bears interest at LIBOR plus 2.75%. However, we have utilized an interest rate swap agreement to effectively fix the loan rate at 8.40% for the term of the loan. The second lien mortgage note bears interest at a rate 4.75%, subject to change under certain conditions. Both notes are for a term of 96 months and require monthly payments based on a 180-month amortization period with balloon payments upon maturity in January 2010. We have amended and restated the Bank Credit Facilities to provide for, among other things, the additional borrowings and capital expenditures for the construction of the facility.

    On March 30, 2001, our board of directors authorized 500 shares of preferred stock, $0.10 par value, and designated 100 shares as "Series A Redeemable Convertible Preferred Stock." Also on March 30, 2001, we issued 40 shares of Series A Preferred Stock to GSCP for proceeds of $6.0 million.

    We have several non-cancelable operating leases principally for office, distribution and manufacturing facilities, showrooms, and warehouse equipment. These leases expire on various dates through 2017 and generally contain renewal options and require us to pay real estate taxes, utilities and related insurance. Rent expense for the three months ended March 31, 2002, totaled $2.5 million. The minimum lease payments currently required under non-cancelable operating leases for the year ending December 31, 2002, approximate $11.8 million.

    On February 19, 2002, we purchased all of the outstanding common stock of M&D Balloons, a Manteno, Illinois-based manufacturer of metallic and plastic balloons, from American Greetings Corporation for $27.5 million. We financed the acquisition by borrowing $12.5 million under the Revolving Credit Facility and issuing 96.774 shares of Common Stock to American Greetings, at a value of $155,000 per share. American Greetings will continue to distribute metallic balloons under a supply agreement with us.

    Based upon the current level of operations and anticipated growth, we anticipate that our operating cash flow, together with available borrowings under the Revolving Credit Facility will be adequate to meet our anticipated future requirements for working capital and operating expenses through December 31, 2002. Scheduled debt payments for the years ended December 31, 2002 and 2003 total $3.5 million and $52.3 million, respectively, with increasing amounts thereafter. We are exploring a number of options to repay or refinance these debt maturities including the Revolving Credit Facility. We have had good access to capital markets and expect to repay or refinance these debt maturities as they become due. However, our ability to make scheduled payments of principal of, or to pay interest on, or to refinance our indebtedness and to satisfy our other obligations will depend upon several factors including the volatility of capital markets and our future performance, which, to a certain extent, will be subject to general economic, financial, competitive, business and other factors beyond our control.

    The Financings may affect our ability to make future capital expenditures and potential acquisitions. However, management believes that our current available production capacity is adequate to support our operations for at least the next 12 months. At March 31, 2002, we did not have material commitments for capital expenditures or other acquisitions.

Cash Flow Data - Three Months Ended March 31 2002 Compared to Three Months Ended March 31, 2001

    Net cash used in operating activities during the first quarter of 2002 totaled $3.1 million. During the first quarter of 2001, net cash provided by operating activities totaled $2.0 million. Net cash flow provided by operating activities before changes in operating assets and liabilities for the three months ended March 31, 2002 and 2001, was $11.7 million and $8.6 million, respectively. Changes in operating assets and liabilities for the three months ended March 31, 2002 and 2001, resulted in the use of cash of $14.8 million and $6.6 million, respectively. The changes in operating assets and liabilities principally reflect an increase in accounts receivable and inventory, net of a corresponding increase in accounts payable, consistent with the growth in operations.

    Net cash used in investing activities during the three months ended March 31, 2002 of $16.6 million consisted of $12.5 million relating to the acquisition of M&D Balloons and $4.1 million relating to capital expenditures, principally for distribution and data processing equipment. During the three months ended March 31, 2001, net cash used in investing activities of $4.9 million included payments of $2.3 million associated with the construction of a new domestic distribution facility and additional investments primarily in manufacturing equipment.

    During the three months ended March 31, 2002, net cash provided by financing activities of $20.7 million included proceeds from short-term working capital borrowings, including $12.5 million used to finance the acquisition of M&D Balloons, partially offset by the scheduled payments of the Term Loan and other long-term obligations. During the comparable period in 2001, net cash provided by financing activities was $2.8 million and primarily consisted of proceeds from the issuance of the Series A Preferred Stock totaling $6.0 million and proceeds from short-term working capital borrowings, partially offset by the scheduled payments of the Term Loan and other long-term obligations.

Cash Flow Data - Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

    Net cash provided by operating activities for the year ended December 31, 2001, totaled $25.3 million, or $6.0 million higher than for the year ended December 31, 2000. Net cash flow provided by operating activities before changes in operating assets and liabilities for the years ended December 31, 2001 and 2000, was $33.3 million and $32.9 million, respectively. Changes in operating assets and liabilities for the years ended December 31, 2001 and 2000, resulted in the use of cash of $8.1 million and $13.7 million, respectively. The changes in operating assets and liabilities principally reflect an increase in accounts receivable and inventory, net of a corresponding increase in accounts payable, consistent with the growth in operations.

    Net cash used in investing activities during the year ended December 31, 2001 consisted of $37.4 million of capital expenditures, including the costs to complete the construction of our new distribution facility and to acquire related distribution equipment. During the year ended December 31, 2000, net cash used in investing activities of $18.5 million included payments of $7.9 million associated with the purchase of property for and the construction of the new distribution facility and additional investments principally in manufacturing equipment.

    During the year ended December 31, 2001, net cash provided by financing activities of $11.9 million included the proceeds of $6.0 million from the issuance of 40 shares of Series A Preferred Stock to GSCP and the net proceeds from the two $10.0 million mortgage loans noted above. During 2001, the Company also repaid short-term borrowings under its Revolving Credit Facility and long-term borrowings under its Term Loan and other obligations totaling $13.5 million. During the year ended December 31, 2000, net cash provided by financing activities of $0.9 million primarily consisted of proceeds from net short-term borrowings under the Revolving Credit Facility for working capital needs and the new distribution facility, partially offset by the scheduled repayment and a $1.3 million prepayment of the Term Loan, and repayment of other long-term obligations.

Cash Flow Data - Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

    For the year ended December 31, 2000, net cash provided by operating activities totaled $19.3 million, or $0.2 million lower than for the year ended December 31, 1999. Net cash flow provided by operating activities before changes in other operating assets and liabilities for the years ended December 31, 2000 and 1999, was $32.9 million and $31.9 million, respectively. Net cash used as a result of changes in other operating assets and liabilities for the year ended December 31, 2000 and 1999, was

$13.7 million and $12.5 million, respectively, and reflects a growth in accounts receivable and inventory consistent with the growth in operations.

    During the year ended December 31, 2000, net cash used in investing activities of $18.5 million included payments of $7.9 million associated with the purchase of property for and the construction of the new distribution facility and additional investments principally in manufacturing equipment. Net cash used in investing activities during the year ended December 31, 1999 consisted of $11.4 million of capital expenditures including an upgrade of our data processing systems and investment in additional manufacturing equipment.

    During the year ended December 31, 2000, net cash provided by financing activities of $0.9 million primarily consisted of proceeds from net short-term borrowings under the Revolving Credit Facility for working capital needs and the new distribution facility, partially offset by the scheduled repayment and a $1.3 million prepayment of the Term Loan, and repayment of other long-term obligations. During the year ended December 31, 1999, net cash used in financing activities of $8.8 million principally consisted of scheduled payments of long-term obligations partially offset by the proceeds from short-term working capital borrowings.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

    Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States, which require us to make estimates and assumptions. We believe that the following of our significant accounting policies may involve a higher degree of judgment and complexity.

    Revenue Recognition

    We recognize revenue on product sales at the time of shipment. We record estimated reductions to revenue for various customer incentive programs and allowances. Should customers earn higher incentives than estimated by us, additional reductions to revenue may be required.

    Royalty Agreements

    Commitments for minimum payments under royalty agreements, a portion of which may be paid in advance, are charged to expense ratably, based on our estimate of total sales of related products. If all or a portion of the minimum guarantee subsequently appears not to be recoverable, the unrecoverable portion is charged to expense at that time.

    Doubtful Accounts

    We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. A considerable amount of judgment is required in assessing the ultimate realization of these receivables including the current credit-worthiness of customers. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

    Inventory

    Our policy requires that we state our inventories at the lower of cost or market. In assessing the ultimate realization of inventories, we are required to make judgments regarding, among other things, future demand and market conditions, current inventory levels and the impact of the possible discontinuation of product designs. If actual conditions are less favorable than those projected by us, additional inventory write-downs to market value may be required.

    Long-Lived Assets

    We have significant property, plant and equipment; goodwill and other acquired intangibles. The determination of related estimated useful lives and whether or not these assets are impaired requires us to make significant judgments. Changes in strategy and/or market conditions could significantly impact these judgments and require adjustments to recorded asset balances.


    RECENTLY ISSUED ACCOUNTING STANDARDS

    Effective January 1, 2002, we adopted Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS No. 141") and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS

No 142"). SFAS No 141 revises the accounting treatment for business combinations to require the use of purchase accounting and prohibit the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS No 142 revises the accounting for goodwill to eliminate the amortization of goodwill on transactions consummated after June 30, 2001 and of all other goodwill as of January 1, 2002. Other intangible assets will continue to be amortized over their useful lives. SFAS No. 142 also requires goodwill and other intangible assets to be assessed for impairment each year and more frequently if circumstances indicate a possible impairment. During the second quarter of 2002, we will complete the first impairment test as of January 1, 2002. We do not anticipate having to record a charge to net income for the potential impairment of goodwill or other intangible assets as a result of the adoption of SFAS No. 142. The elimination of goodwill amortization as of January 1, 2001 would have increased net income for the quarterly period ending March 30, 2001 by approximately $0.5 million, net of $0.4 million of income taxes, and would have increased net income for the year ended December 31, 2001 by approximately $1.6 million, net of $1.0 million of income taxes.

    Effective January 1, 2002, we adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No 144"). SFAS No. 144 supercedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," and the accounting and reporting provisions of Accounting Principles Board No 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS No. 144 provides updated guidance concerning the recognition and measurement of an impairment loss for certain types of long-lived assets and expands the scope of a discontinued operation to include a component of an entity. The adoption of SFAS No. 144 on January 1, 2002 did not impact our financial position or results of operations.

    Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or not significant to our financial statements.

QUARTERLY RESULTS (UNAUDITED)

    Despite a concentration of holidays in the fourth quarter of the year, as a result of the expansion of our product lines and customer base and increased promotional activities, recent quarterly results of operations do not exhibit the seasonality noted in prior years. Promotional activities, including special dating terms, particularly with respect to Halloween and Christmas products sold in the third quarter, result in higher accounts receivables balances and higher interest costs to support these balances. The following table sets forth our historical net sales, gross profit, income from operations and net income, by quarter, for the years ended December 31, 2000 and 2001 and for the quarter ended March 31, 2002.

                                      FOR THE THREE MONTHS ENDED
                         ----------------------------------------------------
                         MARCH 31     JUNE 30     SEPTEMBER 30    DECEMBER 31
                         --------     -------     ------------    -----------
                                       (Dollars in thousands)
2000
Net sales ............   $77,039     $78,333        $82,850        $85,262
Gross profit .........    29,923      27,773         29,828         29,088
Income from operations    12,839       7,335(a)      11,675          8,141(a)
Net income ...........     3,709         448(a)       3,009            950(a)

2001
Net sales ............   $86,905     $82,839        $87,699        $87,740
Gross profit .........    31,588      28,313         30,283         29,963
Income from operations    13,083       9,773          9,977(b)      10,053(b)
Net income ...........     3,875       2,209          2,391(b)       2,827(b)

2002
Net sales ............   $95,908
Gross profit .........    34,232
Income from operations    15,626
Net income ...........     6,231

(a) During the second quarter of 2000, two of our larger superstore customers filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code. As a result of the filings, we charged $3.4 million and $1.0 million to the provision for doubtful accounts during the second and fourth quarters of 2000, respectively, to fully provide for the accounts receivable balances from these customers. On a combined basis, these two customers accounted for approximately 1.9% of our consolidated net sales for the year ended December 31, 2000. We also charged $1.6 million to the provision for doubtful accounts during the fourth quarter of 2000 which represented the remaining accounts receivable balance from a customer that filed for bankruptcy during 1999.

(b) During the third quarter of 2001, one of our larger superstore customers filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code and, as a result, we charged $1.5 million and $1.0 million to the provision for doubtful accounts during the third and fourth quarters of 2001, respectively, to fully provide for the accounts receivable balances. This customer accounted for approximately 2.1% of our consolidated net sales for the year ended December 31, 2001. We do not believe the potential loss of sales to this customer will have a material adverse effect on our future results of operations or our financial condition.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    Our earnings are affected by changes in interest rates as a result of our variable rate indebtedness. However, we utilize interest rate swap agreements to manage the market risk associated with fluctuations in interest rates. If market interest rates for our variable rate indebtedness averaged 2% more than the interest rate actually paid for the three months ended March 31, 2001 and 2002,and the years ended December 31, 1999, 2000 and 2001, our interest expense, after considering the effects of our interest rate swap agreements, would have increased, and income before income taxes would have decreased by $0.5 million for each of the three month periods and by $1.4 million, $0.9 million and $2.2 million for the years ended December 31, 1999, 2000 and 2001, respectively. These amounts are determined by considering the impact of the hypothetical interest rates on our borrowings and interest rate swap agreements. This analysis does not consider the effects of the reduced level of overall economic activity that could exist in such an environment. Further, in the event of a change of such magnitude, management would likely take actions to further mitigate our exposure to the change. However, due to the uncertainty of the specific actions that we would take and their possible effects, the sensitivity analysis assumes no changes in our financial structure.

    Our earnings are also affected by fluctuations in the value of the U.S. dollar as compared to foreign currencies, predominately in European countries, as a result of the sales of our products in foreign markets. Although we periodically enter into foreign currency forward contracts to hedge against the earnings effects of such fluctuations we may not be able to hedge such risks completely or permanently. A uniform 10% strengthening in the value of the dollar relative to the currencies in which our foreign sales are denominated would have resulted in a decrease in gross profit of $0.4 million, $0.3 million, $1.6 million, $1.6 million and $1.4 for the three months ended March 31, 2001 and 2002 and the years ended December 31, 1999, 2000 and 2001, respectively. These calculations assume that each exchange rate would change in the same direction relative to the U.S. dollar. In addition to the direct effects of changes in exchange rates, which could change the U.S. dollar value of the resulting sales, changes in exchange rates may also affect the volume of sales or the foreign currency sales price as competitors' products become more or less attractive. Our sensitivity analysis of the effects of changes in foreign currency exchange rates does not factor in a potential change in sales levels or local currency prices.


                                    BUSINESS

COMPANY

    We are a leading designer, manufacturer and distributor of everyday and seasonal party goods and gift products, offering one of the broadest and deepest product lines in the industry. Our party products include decorative paper and plastic tableware such as plates, napkins, cups and tablecovers, accessories such as invitations and thank you notes, novelties such as games and party favors and metallic balloons; our gift and stationery products include picture frames, candles, mugs and ceramic giftware encompassing home, wedding and baby products for general gift giving or self-purchase. We sell our products through party superstores, other party goods retailers, independent card and gift retailers, other retailers and distributors throughout the world. In the United States, we are the leading supplier to the party superstore channel, which represented approximately 46% of our sales in 2001.

COMPANY HISTORY

    Our business was founded in 1947 as an importer and distributor of party goods and novelty items. Through internal growth and selective acquisitions, we have become a fully integrated designer, manufacturer and multi-national distributor of party goods and metallic balloons. Until 1995, we were a privately-owned business substantially all of which was owned by John A. Svenningsen and entities controlled by him. In 1996, we had an initial public offering after which Mr. Svenningsen and those entities continued to own approximately 80% of our Common Stock. Following Mr. Svenningsen's death in 1997, we again became a private company through our merger with Confetti Acquisition, Inc.

    To strengthen our position as a leader in the industry and to broaden our product line, we acquired Anagram and M&D Balloons in 1998 and 2002, respectively, both of which manufacture metallic balloons. We leveraged Anagram's strong presence in the grocery, gift and floral channels to bring additional party goods to these markets. Beginning in 1999, we realigned our sales force, creating a specialty sales force that now has 115 sales professionals, to focus more closely on the independent retail channel. In order to leverage our design, marketing and distribution capabilities further, we introduced an extensive gift line encompassing home, wedding and baby products principally to service the independent retail channel's need for additional product lines beyond party goods and provide these retailers with the opportunity to "one-stop shop."

INDUSTRY OVERVIEW

    According to a study we commissioned, the broad U.S. wholesale party goods market represented total sales of approximately $6.4 billion in 2000 (which includes items such as greeting cards, costumes and catering supplies in addition to the products we produce). The market for the product categories that we compete in (which primarily include decorative paper and plastic tableware, decorations, accessories, and everyday gift wrap) is estimated to be approximately $1.6 billion. Industry growth has been driven by manufacturers and retailers increasing the breadth and availability of party merchandise, which now includes party goods and gifts to celebrate a greater number of events, holidays and occasions. These products are sold through a variety of different retail channels including party superstores, other party goods retailers, independent card and gift retailers, food and drug stores and mass-market retailers.

    - PARTY SUPERSTORE CHANNEL. Our principal retail channels are the party superstore and party specialty store. Party superstores have evolved into the one-stop shopping destination for all of a consumer's party goods needs and generally offer prices that are more competitive than those of similar products sold in other channels. Party specialty stores offer an extensive selection of designed ensembles which typically include between 15 to 60 design coordinated items. By displaying an array of integrated and related merchandise in an attractive format, these retailers seek to influence consumers to increase the number of items they purchase during each shopping experience. The wide product assortment and value priced merchandising concepts distinguish these "category killer" retailers from their competitors. There are approximately 1,600 specialty party stores in the United States today, of which approximately 1,375 are considered party superstores with 8,000 to 10,000 square feet of retail selling space.

        The mid-to-late 1990s witnessed rapid expansion within the party superstore segment. This expansion stretched the management and infrastructure of several of these retail chains and resulted in financial difficulties, despite relatively consistent comparable store sales performance. This growth has been followed by a period of consolidation and rationalization which has resulted in stronger participants and repositioned the industry for further organic growth. According to the results of the study we commissioned, this channel of distribution grew in excess of 20% from 1995 to 2000 and is expected to grow at the rate of 6% to 8% over the next three years.

    - INDEPENDENT RETAIL CHANNEL. Independent card and gift stores have not historically been significant purchasers of our products because they have focused on greeting cards and stationery. Typically these retailers purchase a very limited selection of our type of products from several suppliers who are often niche manufacturers. It is estimated that there are approximately 170,000 independent retailers in the United States. Our specialty sales force targets retailers in this channel and positions the Company as a stable, single-source resource for satisfying many different product requirements. We believe that this approach is unique to this industry channel and meets the growing desire of retailers within this channel to consolidate their vendor relationships.

    - OTHER CHANNELS. Drug and grocery stores at one time were principal outlets for party goods. As the number of products available to the consumer has increased, the importance of these channels to the industry has declined. While they remain significant outlets for certain product categories, including the metallic balloons we sell, they are unable to offer the assortment found in party superstores. On the basis of the study we commissioned, we forecast that this channel will grow between 1% and 3% over the next three years.

        Historically, mass-market retailers (such as Wal-Mart and Target) have been a significant outlet for particular products categories, including metallic balloons, and are significant retailers of greeting cards, juvenile birthday products and seasonal tableware. Party products, which are comparable to those of the Company are generally merchandised in conjunction with the greeting card programs and are limited in breadth and scope. We generally utilize distributors to sell to and service this market. On the basis of the study we commissioned, we expect this market to grow at 5% to 7% over the next three years.

    - GROWTH TRENDS. In addition to continued expansion of the party superstore channel, we believe growth in the party goods industry will be driven by several favorable consumer trends. As consumers seek to increase the quality of their leisure time, home entertaining is rising as consumers seek to include festive party supplies in their celebrations. This consumer desire to optimize leisure time is an outgrowth, among other things, of lengthening work weeks, the increase in two wage-earner families and a general increase in disposable income. Party goods offer a convenient and affordable way to make all types of occasions more festive and special. In the past decade, consumers have also embraced an increasing variety of events for parties ranging from lifestyle events such as baby's first birthday to theme parties. The popularity of such events has driven demand for decorative party supplies that can enhance the festive nature of the occasion.


OUR STRENGTHS

    We believe our competitive strengths are as follows:

Category Leader in Party Goods including Balloons.

    We are one of the largest manufacturers and distributors of decorative party goods in the United States and the largest manufacturer of metallic balloons in the world. Within the fast-growing party superstore channel, we sell to approximately 1,375 party superstores in the United States and have an estimated 20% share and long-term relationships with all major chains. We have positioned ourselves to this channel as a responsive and comprehensive supplier of proprietary, well-designed and high quality products. Our metallic balloons are sold throughout the world, many of which incorporate advanced film technology and feature images from our strong portfolio of character licenses for balloons. Our specialty sales force currently reaches over 12,000 card and gift stores and other independent retailers and is unique in the industry in its ability to offer both gift products and a comprehensive line of party accessories.

Expansive Product Breadth

    With approximately 40,000 SKU's, we offer one of the broadest and deepest product lines in the industry and allow convenient "one-stop shopping" for both large superstore and smaller retail buyers. Our product lines include party goods, metallic balloons, stationery and gift items. Our product offering also includes over 375 party ensembles, which generally contain 30 to 150 design-coordinated items spanning tableware, accessories, novelties, decorations and gifts. The breadth of these ensembles enables party superstores to encourage consumers to buy additional items for a single occasion. Our gift product line better enables us to penetrate the card and gift store channel, where the majority of our sales actually come from party goods and accessories. Our metallic balloons are produced in wide variety of shapes and sizes and we have the right to use approximately 115 character licenses for balloons.

    The percentage of sales for each product line for 1999, 2000 and 2001 are set forth in the following table:

                     1999      2000      2001
                    ------    ------    ------
Party Goods .....       72%       70%       69%
Metallic Balloons       21        21        21
Stationery ......        6         7         7
Gift ............        1         2         3
                    ------    ------    ------
                       100%      100%      100%
                    ======    ======    ======

    The following table sets forth the principal products in each of the categories, excluding metallic balloons:

PARTY GOODS                   STATIONERY                   GIFT
-----------                   ----------                   ----
Decorative and                Baby and Wedding             Ceramic Giftware
  Solid Color Tableware         Memory Books               Decorative Candles
Candles                       Decorative Tissues           Decorative Frames
Cascades and Centerpieces     Gift Wrap, Bows and Bags     Mugs
Crepe                         Invitations, Notes and       Wedding Accessories
Cutouts                          Stationery                   and Cake Tops
Flags and Banners             Photograph Albums
Guest Towels                  Stickers and Confetti
Latex Balloons
Party Favors
Party Hats
Pinatas

    We supply party goods and gifts for the following types of occasions:

SEASONAL                      EVERYDAY                     THEMES
--------                      --------                     ------
New Year's                    Birthdays                    Casino Night
Valentine's Day               Graduations                  Fiesta
St. Patrick's Day             Weddings                     Fifties Rock-and-Roll
Easter                        Anniversaries                Hawaiian Luau
Passover                      Showers                      Mardi Gras
Fourth of July                First Communions             Masquerade
Halloween                     Confirmations                Patriotic
Thanksgiving                  Retirements                  Pool Party
Hanukkah                      Christenings                 Religious
Christmas                     Bar Mitzvahs                 Sports
                                                           Summer Fun

INNOVATIVE PRODUCT DEVELOPMENT AND DESIGN CAPABILITIES

    Our 105 person in-house design staff continuously develops fresh, innovative and contemporary product designs and concepts. Our continued investment in art and design results in a steady supply of fresh ideas and the creation of complex, unique ensembles that appeal to consumers and are difficult to replicate. In 2001, we introduced over 5,000 new products and over 50 new ensembles. Our proprietary designs help us keep our product line offering differentiated from the competition.

STATE-OF-THE-ART MANUFACTURING AND DISTRIBUTION TECHNOLOGY

Efficient Manufacturing Capability and Reliable Sourcing.

    Our vertically integrated manufacturing capability enables us to control costs, monitor product quality and manage inventory investment better and provide more efficient order fulfillment. We manufacture items representing approximately 60% of our 2001 sales. Our facilities in New York, Kentucky, Rhode Island, Minnesota, Illinois and Mexico are highly automated and produce paper and plastic plates, napkins, cups, metallic balloons and other party and novelty items. State-of-the art printing, forming, folding and packaging equipment support these manufacturing operations. We believe that our Minnesota balloon plant is one of the most efficient balloon production facilities in the world. Given our size and sales volume, we are generally able to operate our manufacturing equipment on the basis of at least two shifts per day thus lowering production costs per unit. In addition, we manufacture products for third parties, which allows us to maintain a satisfactory level of equipment utilization.

    We try to outsource items that require labor-intensive production processes. We purchase products representing approximately 40% of sales from independently owned manufacturers, many of whom are located in the Far East and with whom we have long-standing relationships. Our two largest suppliers substantially operate as our exclusive suppliers and represent relationships that have been in place for more than 15 years. We believe that the quality and price of the products manufactured by these suppliers provides a significant competitive advantage. Our business, however, is not dependent upon any single source of supply for these products. The principal raw materials used in manufacturing our products are paper and petroleum-based resin. We have historically been able to change our product prices in response to changes in raw material costs. While we currently purchase such raw material from a relatively small number of sources, paper and resin are available from numerous sources. Therefore, we believe our current suppliers could be replaced without adversely affecting our manufacturing operations in any material respect.

High Capacity, Distribution Systems.

    We ship our products from distribution facilities that employ computer assisted systems directly to customers throughout the United States and Canada. Our electronic-order entry and information systems allow us to manage our inventory with minimal waste, achieve average fill rates in excess of 90% and target quick order turnaround times of generally 24 to 48 hours.

    Our distribution facilities for paper party items are principally located in New York. As a result of the acquisitions of Anagram and M&D Balloons, we distribute our metallic balloons domestically from facilities in Illinois, Minnesota and New York. Products for foreign markets are shipped from our distribution facilities in Mexico, England and Australia. In conjunction with the planned consolidation of several of our distribution facilities begun in 1998, we completed construction of a new domestic facility in New York in 2001. We expect that this facility will be operational in the second half of 2002. This facility will enable us to consolidate further our distribution capabilities.

HIGHLY EXPERIENCED AND INCENTIVIZED SENIOR MANAGEMENT

    Our Chief Executive Officer, Gerald C. Rittenberg, has been with us for 12 years and has over 25 years of experience in the decorative party goods industry. Our President and Chief Operating Officer, James M. Harrison, has been with us for 6 years and has more than 15 years of industry experience. Under their leadership, our sales have grown from $208.8 million in 1997 to $345.2 million in 2001. Our senior management also has a demonstrated track record of integrating acquisitions and achieving significant cost savings. For example, in 1998 we acquired Anagram and have since achieved over $4.5 million of cumulative cost savings and improved operating margins. All our senior management has equity ownership and/or stock options.

OUR STRATEGY

    We seek to be the primary source for consumers' party goods requirements as well as a recognized supplier of quality stationery and gift items. The key elements of our strategy are as follows:

Strengthen Position as a Leading Provider to Party Goods Retailers.

    We will continue to offer convenient "one-stop shopping" for both large superstores and small retailer buyers. We will seek to grow our sales to existing stores by increasing our share of sales volume and shelf space, continuing to develop innovative new products and by helping retailers promote coordinated ensembles that boost average purchase volume per consumer through "add on" purchases. Given our position in the channel and strength of our relationships with major chains, we expect our sales will also grow as new party superstores are opened.

Increase Penetration in Independent Retail Channel.

    We also believe there is significant opportunity to expand our sales to the independent card and gift retailers. By introducing a new gift product line and increasing our specialty sales force to its current size of 115, our sales of gift products and party goods to this channel has grown from $15 million in 1999 to $27 million in 2001. We have made significant investments in management, customer service and marketing infrastructure to support this sales force. We have determined that as a salesperson's tenure with the Company increases, sales within their territory generally increase. As our existing representatives become more productive and we add new representatives, we expect to increase sales and profitability as sales growth is spread over relatively fixed support costs.

Capitalize on Investments and Infrastructure.

    We intend to increase our sales and profitability by leveraging the significant investments that we have made in our infrastructure. In addition to building our specialty sales force and expanding our gift product offerings, we invested approximately $30 million in a new 544,000 square foot distribution facility that will enable us to consolidate further our distribution capabilities. We will also relocate the distribution of solid color plastic tableware from a leased facility in Newburgh, New York to an owned facility in Chester, New York in the first quarter of 2003. We expect these changes will result in approximately $2 million of savings in 2003 while enabling us to support substantially greater sales volume over the long term. We also expect to realize additional savings as we integrate our recent acquisition of M&D Balloons with our Anagram operations, thereby rationalizing our metallic balloon business.

Expand International Presence.

    We believe there is an opportunity to expand our international business, which represented approximately 14% of our sales in 2001. We currently have a presence in Mexico, Canada, Europe and Asia. We have our own sales force in Canada, the U.K. and Mexico, and operate through third-party sales representatives elsewhere. The market for decorative party goods outside the U.S. is less mature due to lower consumer awareness of party products. Our strategy is to grow our international sales by broadening our distribution network, increasing accessorization and customization of our products to local tastes and holidays and continuing to deepen retail penetration. We have identified the U.K., Germany, the Netherlands and Australia as the most attractive opportunities.

Continued Growth Through Targeted Acquisitions.

    We believe that opportunities exist to make acquisitions of complementary businesses. Through such businesses, we can leverage our existing marketing, distribution and production capabilities, expand our presence in the various retail channels, further broaden and deepen our product line and penetrate international markets.

CUSTOMERS

    Our customers are principally party superstores, other party goods retailers, independent card and party retailers and other distributors. We have also expanded our presence in the gift shop, supermarket and other smaller independent retail channels. In the aggregate, we supply more than 40,000 retail outlets both domestically and internationally.

    We have a diverse customer base with only one customer, Party City, the nation's largest party goods retailer, with both corporate-owned and operated and franchisee-owned and operated superstores, accounting for more than 10% of our sales in 2001. For the years ended December 31, 1999, 2000 and 2001, sales to Party City's corporate stores represented 10%, 12% and 13% of consolidated net sales, respectively. For the years ended December 31, 1999, 2000 and 2001, sales to Party City's franchise stores represented 9%, 13% and 15% of consolidated net sales, respectively. Franchisees are financially independent from Party City and diversify our credit exposure.

SALES AND MARKETING

    Our principal sales and marketing efforts are conducted through a domestic direct employee sales force of approximately 150 professionals servicing over 40,000 retail accounts. The party superstore and party specialty retailer channel is serviced by a sales force comprised of approximately 35 seasoned sales professionals who, on average, have been affiliated with us for approximately 9 years. In addition to the employee sales team, a select group of manufacturers' representatives handle specific account situations. Employees of foreign subsidiaries generally service international customers.

    To focus more closely on the needs of the independent retail channel, beginning in 1999, we realigned our sales force, creating a specialty sales force which today totals approximately 115 sales professionals. Our specialty sales force is unique in the industry in its ability to offer both gift products and a comprehensive line of party goods and accessories. Anagram and M&D Balloons utilize a group of approximately 40 independent distributors to bring their metallic balloons to the grocery, gift and floral markets, as well as to our party superstore and specialty retailer customers. To support our sales and marketing efforts, we produce four main product catalogues annually (three catalogues for seasonal products and one catalogue for everyday products). We also produce additional catalogues to market our metallic balloons, gift products and stationery products.

    Our practice of including party goods retailers in all facets of our product development is a key element of our sales and marketing efforts. We target important consumer preferences by integrating our own market research with the input of party goods retailers in the creation of our designs and products. In addition, the sales force assists customers in the actual set-up and layout of displays of our products and, from time to time, provides customers with promotional displays.

    Additionally, we have successfully pursued opportunities to have our products listed on the websites of various Internet retailers. We have also developed a website which displays and describes our product assortment and capabilities. This website enables our key customers to access real time information regarding the status of existing orders, stock availability and to place new orders. In the future, we plan to utilize this web site as a vital marketing tool, providing us with the ability to announce special product promotions and other information in an expeditious manner and to make the web site available to all of our customers.

COPYRIGHTS

We own copyrights on the designs we create and use on our products and trademarks on the words and designs used on or in connection with our products. It is our practice to register our copyrights with the United States Copyrights Office to the extent we deem reasonable. We do not believe that the loss of copyrights or trademarks with respect to any particular product or products would have a material adverse effect on our business. Except for those licenses held by Anagram and M&D Balloons, we do not depend on licenses to any material degree in our business and, therefore, do not incur any material licensing expenses. Anagram and M&D Balloons hold approximately 90 and 25 licenses, respectively, allowing them to use various cartoon and other characters on their balloons. None of these licenses are individually material to our business.

COMPETITION

We compete on the basis of diversity and quality of our product designs, breadth of product line, product availability, price, reputation and customer service. Although we have many competitors with respect to one or more of our products, we believe that there are few competitors that manufacture and distribute products with the complexity of design and breadth of our product offerings. Furthermore, our design and manufacturing processes create efficiencies in manufacturing that few of our competitors achieve in the production of numerous coordinated products in multiple design types.

    Competitors include smaller independent specialty manufacturers, as well as divisions or subsidiaries of large companies with greater financial and other resources than us. Certain of these competitors control licenses for widely recognized images, such as cartoon or motion picture characters, which could provide them with a competitive advantage. However, through our acquisition of Anagram and M&D Balloons, we have acquired a strong portfolio of cartoon and other character licenses that we use in the production of our metallic balloons.

EMPLOYEES

    As of March 31, 2002, we had approximately 2,060 employees, none of whom is represented by a labor union. We consider our relationship with our employees to be good.

FACILITIES

    We maintain our corporate headquarters in Elmsford, New York and conduct our material design, manufacturing and distribution operations at the following facilities:

                                                                                            OWNED OR LEASED
  LOCATION                     PRINCIPAL ACTIVITY                       SQUARE FEET         (WITH EXPIRATION DATE)
  --------                     ------------------                       -----------         ----------------------
Elmsford, New York           Executive Offices; design and          84,700 square feet      Leased (expiration date:
                             art production of paper party                                  December 31, 2007)
                             products and decorations

Harriman, New York           Manufacture of paper napkins           75,000 square feet      Leased (expiration date:
                             and cups                                                       March 31, 2006)

Providence, Rhode Island     Manufacture and distribution of        51,000 square feet      Leased (expiration date:
                             plastic plates, cups and bowls                                 June 30, 2008)

Louisville, Kentucky         Manufacture and distribution           189,000 square feet     Leased (expiration date:
                             of paper plates                                                March 31, 2003)

Newburgh, New York           Distribution of solid color            349,100 square feet     Leased (expiration date:
                             party products                                                 April 30, 2003)

Newburgh, New York           Manufacture of solid color             53,000 square feet      Leased (expiration date:
                             napkins and cups                                               May 31, 2004)

Eden Prairie, Minnesota      Manufacture and distribution           115,600 square feet     Owned
                             of balloons and accessories

Tijuana, Mexico              Manufacture and distribution           75,000 square feet      Leased (expiration date:
                             of party and wedding products                                  June 30, 2004)

Chester, New York (1)        Distribution of party products         287,000 square feet     Owned
                             and decorations

Chester, New York (2)(3)     Distribution of party products         544,000 square feet     Owned
                             and decorations

Goshen, New York             Distribution of seasonal party         130,000 square feet     Leased (expiration date:
                             products and decorations                                       October 31, 2006)

Milton Keynes, England       Distribution of party products         110,000 square feet     Leased (expiration date:
                             and decorations throughout                                     June 30, 2017)
                             United Kingdom and Europe

Manteno, Illinois            Manufacture of printed balloons,       75,000 square feet      Leased (currently on a
                             film and flexible packing materials                            month-to-month basis)

(1) Property subject to a ten-year mortgage securing a loan in the original principal amount of $5,925,000 bearing interest at a rate of 8.51%. Such loan matures in September 2004. The principal amount outstanding as of March 31, 2002 was approximately $1.5 million.

(2) Property subject to first and second lien mortgage loans of $10 million each with a financial institution and the New York State Job Development Authority, respectively. The first lien mortgage note bears interest at LIBOR plus 2.75%. However, we have utilized an interest rate swap agreement to effectively fix the loan rate at 8.40% for the term of the loan. The second lien mortgage note bears interest at a rate of 4.75%, subject to change under certain conditions. Both notes are for a term of 96 months and require monthly payments based on a 180-month amortization period with balloon payments upon maturity in January 2010.

(3) Currently this facility is used for warehousing only. We expect to begin fulfilling customer orders and delivering products from this facility by the fourth quarter of 2002. At that time, we will begin transferring the distribution of solid color products to this facility from our Newburgh distribution facility. This transition should be completed by the end of the first quarter of 2003 at which time we will not renew the lease on the Newburgh distribution facility

    Additionally, we maintain smaller design, manufacturing and distribution facilities in Australia, Canada, Mexico and Spain. We also maintain sales offices in Australia, Canada and Japan and showrooms in Toronto, Dallas and Atlanta.

    We believe that our properties have been adequately maintained, are in generally good condition and are suitable for our business as presently conducted. We believe our existing facilities provide sufficient production capacity for present needs and for our anticipated needs in the foreseeable future. To the extent such capacity is not needed for the manufacture of our products, we generally use such capacity for the manufacture of products for others pursuant to terminable contracts. All properties generally are used on a basis of two shifts per day. We also believe that upon the expiration of our current leases, we will be able either to secure renewal terms or to enter into leases for alternative locations at market terms.

LEGAL PROCEEDINGS

    We are a party to certain claims and litigation in the ordinary course of business. We do not believe any of these proceedings will result, individually or in the aggregate, in a material adverse effect upon our financial condition or future results of operations.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

        Set forth below are the names, ages and positions of the persons who are currently serving as our directors and officers.


    NAME                     AGE     POSITION
    ----                     ---     ------------------------------------
    Gerald C. Rittenberg     50      Chief Executive Officer and Director
    James M. Harrison        50      President, Chief Operating Officer and Director
    Garry Kieves             53      Senior Vice President
    James F. Flanagan        50      Executive Vice President
    Michael A. Correale      44      Chief Financial Officer
    Terence M. O'Toole       43      Director, Chairman of the Board
    Sanjeev K. Mehra         43      Director
    Joseph P. DiSabato       35      Director

    Set forth below is a brief description of our directors', executive officers' and senior management's business experience.

    Gerald C. Rittenberg became Chief Executive Officer in December 1997. From May 1997 until December 1997, Mr. Rittenberg served as Acting Chairman of the Board. Prior to that time, Mr. Rittenberg served as the President of the predecessor to the Company, Amscan Inc., from April 1996 to October 1996, and as President of the Company from the time of its formation in October 1996.

    James M. Harrison became President and Chief Operating Officer in March 2002. From December 1997 to March 2002, Mr. Harrison also served as Chief Financial Officer and Treasurer. From February 1997 to December 1997, Mr. Harrison served as our Chief Financial Officer and Secretary. Prior to that time, Mr. Harrison served as the Chief Financial Officer of the predecessor to the Company, Amscan Inc., from August 1996 to February 1997.

    Garry Kieves became a Senior Vice President of the Company in September 1998 when the Company acquired Anagram. Mr. Kieves has served as President of Anagram for more than five years.

    James F. Flanagan became a Senior Vice President of the Company in July 2001 and became an Executive Vice President in January 2002. From 1975 to July 2001, Mr. Flanagan was employed at Hallmark Cards, Inc. where he most recently served as Vice President-Sales.

    Michael A. Correale became Chief Financial Officer in March 2002. Prior to that time Mr. Correale served as Vice President - Finance, from May 1997 to March 2002.

    Terence M. O'Toole is a Managing Director of Goldman, Sachs & Co. ("Goldman Sachs") in the Principal Investment Area. He joined Goldman Sachs in 1983. He is a member of Goldman Sachs' Principal Investment Area Investment Committee. Mr. O'Toole serves on the Boards of Directors of Western Wireless Corporation and several privately held companies on behalf of Goldman Sachs.

    Sanjeev K. Mehra is a Managing Director of Goldman Sachs in the Principal Investment Area. He joined Goldman Sachs in 1986. He is a member of Goldman Sachs' Principal Investment Area Investment Committee. Mr. Mehra serves on the Boards of Directors of Hexcel Corporation, Madison River Telephone Company, LLC and several privately held companies on behalf of Goldman Sachs.

    Joseph P. DiSabato is a Managing Director of Goldman Sachs in the Principal Investment Area. He joined Goldman Sachs in 1988, worked as a Financial Analyst until 1991, and returned in 1994 as an Associate. Mr. DiSabato serves on the Boards of Directors of Madison River Telephone Company, LLC and several privately held companies on behalf of Goldman Sachs.


EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

                                                                                 Long Term
                                                                               Compensation
                                                                               ------------
                                                                          No. of Securities Under-       All Other
Name and Principal Position      Year        Salary         Bonus(a)       lying Options Granted       Compensation(b)
---------------------------      ----        ------         --------       ---------------------       ---------------

Gerald C. Rittenberg             1999       $295,000       $450,000                                        $ 7,255
   Chief Executive Officer       2000        295,000        500,000                                          8,505
                                 2001        309,750        500,000                                          7,249

James M. Harrison                1999       $275,000       $400,000                                        $ 5,399
   President and Chief           2000        275,000        450,000                                          9,027
     Operating Officer           2001        288,750        450,000                                          7,382

Garry Kieves                     1999       $240,000                                                       $13,289
   Senior Vice President         2000        240,000                                                        16,388
                                 2001        240,000                                                        14,806

James F. Flanagan                2001       $ 74,000(c)    $125,000(c)              2.5(d)
   Executive Vice President

(a) Represents amounts earned with respect to the years indicated, whether paid or accrued.

(b) Represents our contributions under a profit sharing and savings plan, as well as insurance premiums we paid with respect to term life insurance for the benefit of the named executive officer.

(c) Mr. Flanagan became an employee of the Company on July 16, 2001. Under terms of Mr. Flanagan's employment agreement, he received a signing bonus of $50,000 and received a year-end bonus of $75,000.

(d) Represents New Options granted to Mr. Flanagan in 2001.

Option Grants Table

    The following table sets forth information concerning stock options which were granted during 2001 to the executive officers named in the Summary Compensation Table. No options were granted to any of the other executive officers named in the

Summary Compensation Table. Information with respect to options relates to options on the Common Stock at December 31, 2001.


                                       % OF                                                    POTENTIAL REALIZABLE VALUE AT
                     NUMBER OF     TOTAL OPTIONS                                                   ASSUMED ANNUAL RATES OF
                     SECURITIES     GRANTED TO                      MARKET                      STOCK PRICE APPRECIATION FOR
                     UNDERLYING    EMPLOYEES IN      EXERCISE      PRICE AT                            OPTION TERM(3)
                      OPTIONS         FISCAL           PRICE        DATE OF     EXPIRATION             --------------
    NAME             GRANTED(1)        YEAR          ($/SHARE)     GRANT(2)        DATE              5%               10%
    ----             ----------        ----          ---------     --------        ----              --               ---
James F. Flanagan       2.5            100%          $150,000      $150,000    July 16, 2011      $235,836         $597,654

(1) All New Options listed in this column become exercisable ratably over five years beginning one year from the date of grant and expire ten years after the date of grant. To the extent permitted under the Internal Revenue Code, such options were incentive stock options.

(2) Assumes a fair market value of the Common Stock underlying the New Options of $150,000 based on the valuation of the Common Stock at July 16, 2001.

(3) Amounts represent hypothetical values that could be achieved for the respective options if exercised at the end of the option term. These values are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date based on the market price of the underlying securities on the date of the grant. These assumptions are not intended to forecast future appreciation of our consequences of option exercises or sales of appreciated stock.


Fiscal 2001 Year End Option Values

                                  Number of Securities              Value of Unexercised In the Money
                             Underlying Unexercised Options            Options at Fiscal Year End
                             ------------------------------            --------------------------

Name                         Exercisable      Unexercisable         Exercisable         Unexercisable
----                         -----------      -------------         -----------         -------------

Gerald C. Rittenberg            13.318            3.330              $1,065,440              $266,400

James M. Harrison               13.014            3.254               1,080,291               270,118

Garry Kieves                     3.989            2.659                 119,670                79,770

James F. Flanagan                -                2.500                       -                12,500

    The valuation of unexercised in the money options is based on a valuation of the Common Stock of $155,000 per share at December 31, 2001. No New Options or Rollover Options were exercised in the most recent fiscal year.

    For a further description of the New Options and Rollover Options granted to the executives named in the Summary Compensation Table, see "Employment Arrangements" below.

Employment Arrangements

    Employment Agreement with Gerald C. Rittenberg. Gerald C. Rittenberg has an employment agreement with us, dated August 10, 1997, as amended, (the "Rittenberg Employment Agreement"), pursuant to which Mr. Rittenberg serves as Chief Executive Officer for a term expiring December 31, 2004. During 2001, Mr. Rittenberg received an annual base salary of $309,750, which will increase by 5% annually for the term of the Rittenberg Employment Agreement. Mr. Rittenberg will be eligible for an annual bonus for each calendar year comprised of (i) a non-discretionary bonus equal to 50% of his annual base salary if certain operational and financial targets determined by the Board of Directors in consultation with Mr. Rittenberg are attained and (ii) a discretionary bonus awarded in the sole discretion of the Board of Directors. The Rittenberg Employment Agreement also provides for other customary benefits including incentive, savings and retirement plans, paid vacation, health care and life insurance plans and expense reimbursement.

    Under the Rittenberg Employment Agreement, if we terminate Mr. Rittenberg's employment other than for cause, death or disability, we would be obligated to pay Mr. Rittenberg a lump sum cash payment in an amount equal to the sum of (1) accrued unpaid salary, earned but unpaid bonus for any prior year, any deferred compensation and accrued but unpaid vacation pay

(collectively, "Accrued Obligations") plus (2) severance pay equal to his annual base salary, provided, however, that in connection with a termination by the Company other than for cause following a Sale Event (as defined below), such severance pay will be equal to Mr. Rittenberg's annual base salary multiplied by the number of years we elect as the Restriction Period (as defined below) in connection with the non-competition provisions. Upon termination of Mr. Rittenberg's employment by the Company for cause, death, disability or if he terminates his employment, Mr. Rittenberg will be entitled to his unpaid Accrued Obligations. Additionally, upon termination of Mr. Rittenberg's employment during the current term or any additional term (1) by the Company other than for cause or (2) by reason of his death or disability, or if the current term or any additional term is not renewed at its expiration (other than for cause), the Rittenberg Employment Agreement provides for payment of a prorated portion of the bonus to which Mr. Rittenberg would otherwise have been entitled.

    The Rittenberg Employment Agreement also provides that during his current term, any additional term and during the three-year period following any termination of his employment (the "Restriction Period"), Mr. Rittenberg will not participate in or permit his name to be used or become associated with any person or entity that is or intends to be engaged in any business which is in competition with our business, or any of our subsidiaries or controlled affiliates, in any country in which we or any of our subsidiaries or controlled affiliates operate, compete or are engaged in such business or at such time intend to so operate, compete or become engaged in such business (a "Competitor"), provided, however, that if we terminate Mr. Rittenberg's employment other than for cause following a Sale Event, the Restriction Period will be instead a one, two or three-year period at our election. For purposes of the Rittenberg Employment Agreement, "Sale Event" means either (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) that is a Competitor, other than GSCP, of a majority of our outstanding voting stock or (2) the sale or other disposition (other than by way of merger or consolidation) of all or substantially all of our assets and those of our subsidiaries taken as a whole to any person or group of persons that is a Competitor, provided, however, that an underwritten initial public offering of shares of the Common Stock pursuant to a registration statement under the Securities Act will not constitute a Sale Event. The Rittenberg Employment Agreement also provides for certain other restrictions during the Restriction Period in connection with (a) the solicitation of persons or entities with whom we have business relationships and
(b) inducing any of our employees to terminate their employment or offering employment to such persons, in each case subject to certain conditions.

    Pursuant to the Rittenberg Employment Agreement, Mr. Rittenberg contributed to Confetti immediately prior to the merger in 1997, 272,728 shares of the Common Stock in exchange for 60.0 shares of Common Stock of Confetti ("Confetti Common Stock"), having an aggregate value equal to approximately $4.5 million, which shares of Confetti Common Stock were valued at the purchase price for which GSCP purchased Confetti Common Stock immediately prior to the Merger. At the time of the Merger, such shares of Confetti Common Stock were converted into
60.0 shares of our Common Stock as the surviving company in the Merger (as converted, the "Rollover Stock").

    Also pursuant to the Rittenberg Employment Agreement in 1997, Mr. Rittenberg was granted New Options to purchase 16.648 shares of the Common Stock at $75,000 per share. Such New Options vest in equal annual installments over a five-year period and are subject to forfeiture upon termination of Mr. Rittenberg's employment if not vested and exercised within certain time periods specified in the Option Documents. Unless sooner exercised or forfeited as provided in the Option Documents, the New Options will expire on the tenth anniversary in 2007.

    Mr. Rittenberg is not permitted to sell, assign, transfer, pledge or otherwise encumber any New Options, shares of Rollover Stock or shares of the Common Stock acquired upon exercise of the New Options, except as provided in the Stockholders' Agreement and the Option Documents, and the shares of Rollover Stock and shares of the Common Stock acquired upon exercise of the New Options are subject to the terms of the Stockholders' Agreement.

    Employment Agreement with James M. Harrison. James M. Harrison has an employment agreement with us, dated August 10, 1997, as amended, (the "Harrison Employment Agreement"), pursuant to which Mr. Harrison serves as our President for a term expiring December 31, 2004. During 2001, Mr. Harrison received an annual base salary of $288,750, which will increase by 5% annually during the term of the Harrison Employment Agreement. The Harrison Employment Agreement contains provisions for additional terms, salary increases during additional terms, non-discretionary and discretionary bonus payments, severance, other benefits, definitions of cause and disability, and provisions for non-competition and non-solicitation similar to those in the Rittenberg Employment Agreement, with the exception of the provision which allows us to elect a one, two or three-year Restriction Period following a Sale Event. Under the Harrison Employment Agreement, the Restriction Period is fixed at three years and severance pay is fixed at one year's annual base salary.

    Pursuant to the Harrison Employment Agreement, Mr. Harrison was granted New Options to purchase 13.874 shares of the Common Stock at $75,000 per share. Such New Options were granted on terms similar to those granted pursuant to the Rittenberg Employment Agreement.

    Additionally, under the Harrison Employment Agreement, Mr. Harrison converted, as of the time of the Merger in 1997, his Company Stock Options to purchase 50,000 shares of the Common Stock into Rollover Options to purchase
2.394 shares of the

Common Stock. The Rollover Options have an exercise price per share equal to $54,545. Mr. Harrison also received at the time of the Merger a cash bonus equal to $176,041 in connection therewith. The Rollover Options were granted pursuant to the Option Documents and on the same terms as the New Options other than the exercise price.

    Pursuant to the Harrison Employment Agreement, Mr. Harrison was granted immediately prior to the Merger in 1997, 15.0 shares of Confetti Common Stock (the "Restricted Stock"), having an aggregate value of $1,125,000, based on the then new purchase price, which shares were converted in the Merger in 1997 into
15.0 shares of the Common Stock. During the Stock Restricted Period (as defined below), the Restricted Stock will be forfeitable and may not be sold, assigned, transferred, pledged or otherwise encumbered by Mr. Harrison. For purposes of the Harrison Employment Agreement, the "Stock Restricted Period" means the period beginning on the date of grant of the Restricted Stock and ending on the earliest of (i) the occurrence of an IPO (as such term is defined in the Stockholders' Agreement); (ii) immediately prior to the consummation of a transaction or series of transactions, approved by the Board of Directors, pursuant to which a person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than GSCP, acquires a majority of our outstanding voting stock; and (iii) the termination of Mr. Harrison's employment with the Company (1) because of his death, (2) by the Company without cause, (3) by Mr. Harrison because of a material breach of our obligations under the Harrison Employment Agreement, (4) by Mr. Harrison if we impose on him duties or work conditions materially burdensome to him which are inconsistent with his prior duties and work conditions or (5) because of Mr. Harrison's disability; provided, however, that the Stock Restricted Period ended with respect to 25% of the shares of Restricted Stock on January 1, 1998, with respect to 8.34% of the shares of Restricted Stock on January 1, 1999 and with respect to the remaining 66.66%, in three equal installments of 22.22% on June 30 of each of the years 2001 through 2003. Pursuant to the Harrison Employment Agreement, upon the voluntary or involuntary termination of Mr. Harrison's employment during the Stock Restricted Period for any reason other than a reason listed in clause (iii) of the preceding sentence, all shares of Restricted Stock (with respect to which the Stock Restricted Period has not then ended) will be forfeited and returned to us without payment.

    Mr. Harrison is not permitted to sell, assign, transfer, pledge or otherwise encumber any New Options, Rollover Options, shares of Restricted Stock or shares of the Common Stock acquired upon exercise of the New Options or Rollover Options (in either case, "Option Shares"), except as provided in the Stockholders' Agreement and the Option Documents, and the shares of Restricted Stock and Option Shares will be subject to the terms of the Stockholders' Agreement.

    Employment Agreement with Garry Kieves. Mr. Garry Kieves has an employment agreement with us, dated August 6, 1998, (the "Kieves Employment Agreement"), pursuant to which Mr. Kieves is employed as our Senior Vice President and President of Anagram for an initial term of three years at an annual base salary of $250,000. The Kieves Employment Agreement automatically extends for additional successive periods of one year each (each such period, an "Additional Term") unless the Company or Mr. Kieves gives notice of the intent not to extend the employment period. Mr. Kieves' salary will increase by 5% at the beginning of each Additional Term. The Kieves Employment Agreement contains provisions for discretionary bonus payments, severance and other benefits, and definitions of disability. The Kieves Employment Agreement also provides that upon termination of employment he may not, for a period of three years, be employed by, or associated in any manner with, any business with which we are in competition. We may terminate the Kieves Employment Agreement upon the permanent disability of Mr. Kieves, or with or without cause.

    Pursuant to the terms of the Kieves Employment Agreement, Mr. Kieves was granted New Options to purchase 6.648 shares of the Common Stock for $125,000 per share, on terms similar to those granted pursuant to the Rittenberg Employment Agreement. Mr. Kieves will not be permitted to sell, assign, transfer, pledge or otherwise encumber any New Options, shares of Common Stock or Option Shares, except as provided in the Stockholders' Agreement and the Option Documents and the shares of Common Stock and Option Shares are subject to the terms of the Stockholders' Agreement.

    Employment Agreement with James F. Flanagan. James F. Flanagan has an employment agreement with us, dated July 1, 2001, as amended (the "Flanagan Employment Agreement"), pursuant to which Mr. Flanagan serves as our Executive Vice President for a term expiring December 31, 2004. For the period from July 5, 2001 to December 31, 2001, Mr. Flanagan received an annual base salary of $175,000. For the remaining term of the agreement, Mr. Flanagan will receive an annual salary of $250,000. Mr. Flanagan received a signing bonus of $50,000 in July 2001 and received a year-end bonus of $75,000 for the year ended December 31, 2001. During the term from January 1, 2002, to December 31, 2004, Mr. Flanagan will receive annual bonuses of $125,000. The Flanagan Employment Agreement contains provisions for additional terms, severance and other benefits, and definitions of cause and disability. The Flanagan Employment Agreement also provides that upon termination of employment he may not, for a period of one year, be employed by, or associated in any manner with, any business that is in competition with us. We may terminate the Flanagan Employment Agreement upon the permanent disability of Mr. Flanagan or with or without cause.

    Pursuant to the terms of the Flanagan Employment Agreement, on July 16, 2001, Mr. Flanagan was granted New Options to purchase 2.5 shares of the Common Stock at $150,000 per share and, on January 1, 2002, he was granted additional New Options to purchase 2.5 shares of the Common Stock at $155,000 per share, on terms similar to those granted pursuant to the Rittenberg

Employment Agreement.

    In addition, pursuant to the terms of the Flanagan Employment Agreement, Mr. Flanagan was granted 3.0 shares of restricted stock on January 1, 2002, with an aggregate value of $465,000 based on the market value per share on the date of grant. The Restricted Stock is granted under terms similar to those granted pursuant to the Harrison Employment Agreement, with the exception of the scheduled vesting provisions. The restricted stock granted to Mr. Flanagan will vest in full on December 31, 2004, provided Mr. Flanagan is employed by us on that date.

    Mr. Flanagan is not permitted to sell, assign, transfer, pledge or otherwise encumber any New Options, Rollover Options, shares of Restricted Stock or shares of the Common Stock acquired upon exercise of the New Options, except as provided in the Stockholders' Agreement and the Option Documents, and the shares of restricted stock and Option Shares will be subject to the terms of the Stockholders' Agreement.

1997 STOCK INCENTIVE PLAN

    In 1997, the Company adopted the Amscan Holdings, Inc. 1997 Stock Incentive Plan (the "Stock Incentive Plan") under which the Company may grant incentive awards in the form of shares of Common Stock ("Restricted Stock Awards"), options to purchase shares of Common Stock ("Company Stock Options") and stock appreciation rights ("Stock Appreciation Rights") to certain directors, officers, employees and consultants ("Participants") of the Company and its affiliates. The total number of shares of Common Stock reserved and available for grant under the Stock Incentive Plan, as amended, is 150. A committee of the Company's board of directors (the "Committee"), or the board itself in the absence of a Committee, is authorized to make grants and various other decisions under the Stock Incentive Plan. Unless otherwise determined by the Committee, any Participant granted an award under the Stock Incentive Plan must become a party to, and agree to be bound by, the Stockholders' Agreement.

    Stock Option awards under the Stock Incentive Plan may include incentive stock options, nonqualified stock options, or both types of Company Stock Options, in each case with or without Stock Appreciation Rights. Company Stock Options are nontransferable (except under certain limited circumstances) and, unless otherwise determined by the Committee, have a term of ten years. Upon a Participant's death or when the Participant's employment with the Company or the applicable affiliate of the Company is terminated for any reason, such Participant's previously unvested Company Stock Options are forfeited and the Participant or his or her legal representative may, within three months (if termination of employment is for any reason other than death) or one year (in the case of the Participant's death), exercise any previously vested Company Stock Options. Stock Appreciation Rights may be granted in conjunction with all or part of any Company Stock Option award, and are exercisable, subject to certain limitations, only in connection with the exercise of the related Company Stock Option. Upon termination or exercise of a Company Stock Option, any related Stock Appreciation Rights terminate and are no longer exercisable. Stock Appreciation Rights are transferable only with the related Company Stock Options.

    Unless otherwise provided in the related award agreement or, if applicable, the Stockholders' Agreement, immediately prior to certain change of control transactions described in the Stock Incentive Plan, all outstanding Stock Options and Stock Appreciation Rights will, subject to certain limitations, become fully exercisable and vested and any restrictions and deferral limitations applicable to any Restricted Stock Awards will lapse.

    The Stock Incentive Plan will terminate ten years after its effective date; however, awards outstanding as of such date will not be affected or impaired by such termination. The Company's board of directors and the Committee has authority to amend the Stock Incentive Plan and awards granted there under, subject to the terms of the Stock Incentive Plan.

COMPENSATION OF DIRECTORS

    The Company currently does not compensate its directors other than for expense reimbursement.

STOCK PERFORMANCE GRAPH

    The Common Stock has not traded publicly since December 19, 1997. For this reason a graph indicating the relative performance of the Common Stock price to other standard measures has not been included since it would provide no meaningful information.

COMPENSATION COMMITTEE POLICIES

    During 2001, the compensation of executive officers of the Company, with the exception of Mr. Flanagan, was paid pursuant to the terms of existing employment agreements. The compensation to be paid to Mr. Flanagan pursuant to the Flanagan Employment Agreement dated July 1, 2001 was based on competitive salaries observed within the labor market.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    To the knowledge of the Company, no relationship of the type described in
Item 402(j)(3) of Regulation S-K existed during 2001 with respect to the Company.

                           OWNERSHIP OF CAPITAL STOCK

    The following table sets forth certain information concerning ownership of shares of Common Stock by: (i) persons who are known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) each executive officer of the Company named in the Summary Compensation table; and (iv) all directors and executive officers named in the Summary Compensation table of the Company as a group.

                                           SHARES OF COMPANY       PERCENTAGE
                                             COMMON STOCK           OF CLASS
NAME OF BENEFICIAL OWNER                  BENEFICIALLY OWNED     OUTSTANDING(a)
------------------------                  ------------------     --------------

Gerald C. Rittenberg (b) .............          73.318                5.9%
James M. Harrison (c) ................          28.014                2.2
James F. Flanagan (d) ................           3.000                0.2
Garry Kieves, Garry Kieves Retained
   Annuity Trust and Garry Kieves
   Irrevocable Trust, in aggregate (e)         133.989               10.7
Terence M. O'Toole (f) ...............          --                   --
Sanjeev K. Mehra (g) .................          --                   --
Joseph P. DiSabato (h) ...............          --                   --
Estate of John A. Svenningsen ........         100.000                8.1
   c/o Kurzman & Eisenberg LLP
   One North Broadway, Suite 1004
   White Plains, New York 10601
American Greetings Corporation (i) ...          96.774                7.8
The Goldman Sachs Group, Inc.
   and affiliates (j) ................         867.400               68.0
   85 Broad Street
   New York, New York 10004
All directors, and executive officers
as a group (8 persons) (k) ...........         240.468               18.9

(a) The amounts and percentage of Common Stock beneficially owned are reported on the basis of regulations of the Commission governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no economic interest.

(b) Includes 13.318 shares which could be acquired by Mr. Rittenberg within 60 days upon exercise of options.

(c) Includes 13.014 shares which could be acquired by Mr. Harrison within 60 days upon exercise of options.

(d) On July 16, 2001, Mr. Flanagan was granted New Options to purchase 2.5 shares of Common Stock at $150,000 per share and, on January 1, 2002 he was granted additional New Options to purchase 2.5 shares of Common Stock at $155,000 per share. None of the options is currently exercisable. In addition, on January 1, 2002, Mr. Flanagan was granted 3.0 shares of Restricted Stock.

(e) Includes 3.989 shares which could be acquired by Mr. Kieves within 60 days upon exercise of options and 10 shares that could be acquired upon exercise of warrants.

(f) Mr. O'Toole, who is a Managing Director of Goldman Sachs, disclaims beneficial ownership of the shares of Common Stock that are owned by The Goldman Sachs Group, Inc. and its affiliates, except to the extent of his pecuniary interest therein, if any.

(g) Mr. Mehra, who is a Managing Director of Goldman Sachs, disclaims beneficial ownership of the shares of Common Stock that are owned by The Goldman Sachs Group, Inc. and its affiliates, except to the extent of his pecuniary interest therein, if any.

(h) Mr. DiSabato, who is a Managing Director of Goldman Sachs, disclaims beneficial ownership of the shares of Common Stock that are owned by The Goldman Sachs Group, Inc. and its affiliates, except to the extent of his pecuniary interest therein, if any.

(i) On February 19, 2002, the Company issued 96.774 shares of its Common Stock, at a value of $155,000 per share, to American Greetings Corporation in connection with the acquisition of M&D Balloon Inc.

(j) The Goldman Sachs Group, Inc. may be deemed to own beneficially and indirectly in the aggregate 825.0 shares of Common Stock and 42.4 shares of Series A Redeemable Convertible Preferred Stock through the investment partnerships GS Capital Partners II, L.P. (which owns approximately 517.6 shares of Common Stock and 26.61 shares of Series A Redeemable Convertible Preferred Stock), GS Capital Partners II Offshore, L.P. (which owns approximately 205.8 shares of Common Stock and 10.575 shares of Series A Redeemable Convertible Preferred Stock), Goldman Sachs & Co. Verwaltungs GmbH as nominee for GS Capital Partners II (Germany) C.L.P. (which owns approximately 19.1 shares of Common Stock and 0.979 shares of Series A Redeemable Convertible Preferred Stock), Stone Street Fund 1997, L.P. (which owns approximately 55.5 shares of Common Stock and 2.850 shares of Series A Redeemable Convertible Preferred Stock) and Bridge Street Fund 1997, L.P. (which owns approximately 27.0 shares of Common Stock and 1.386 shares of Series A Redeemable Convertible Preferred Stock) (collectively the "Limited Partnerships"), of each of which affiliates of The Goldman Sachs Group, Inc. are the general partner or managing general partner. Each share of Series A Redeemable Convertible Preferred Stock is convertible at any time at the option of the holder into one share of Common Stock. The Goldman Sachs Group, Inc. disclaims beneficial ownership of the shares reported herein as beneficially owned by the Limited Partnerships except to the extent of its pecuniary interest therein. The Limited Partnerships share voting and investment power with The Goldman Sachs Group, Inc.

(k) Includes 32.377 shares which could be acquired by the executive officers within 60 days upon exercise of options and 10 shares which could be acquired by Mr. Kieves upon exercise of warrants.

STOCKHOLDERS' AGREEMENT

    As of December 19, 1997, the Company entered into the Stockholders' Agreement with GSCP and the Estate and certain employees of the Company listed as parties thereto (including the Estate, the "Non-GSCP Investors"). The Stockholders' Agreement was subsequently amended in connection with the Company's acquisitions of Anagram in 1998 and M&D in 2002 and the issuance of Series A Redeemable Convertible Preferred Stock in 2001. The following discussion summarizes the terms of the Stockholders' Agreement which the Company believes are material to an investor in the debt or equity securities of the Company. This summary is qualified in its entirety by reference to the full text of the Stockholders' Agreement, a copy of which is filed with the Commission, and which is incorporated herein by reference. The Stockholders' Agreement provides, among other things, for (i) the right of the Non-GSCP Investors to participate in, and the right of GSCP to require the Non-GSCP Investors to participate in, certain sales of Common Stock by GSCP, (ii) prior to an initial public offering of the stock of the Company (as defined in the Stockholders' Agreement), certain rights of the Company to purchase, and certain rights of the Non-GSCP Investors (other than the Estate) to require the Company to purchase (except in the case of termination of employment by such Non-GSCP Investors) all, but not less than all, of the shares of Common Stock owned by a Non-GSCP Investor (other than the Estate) upon the termination of employment or death of such Non-GSCP Investor, at prices determined in accordance with the Stockholders' Agreement and (iii) certain additional restrictions on the rights of the Non-GSCP Investors to transfer shares of Common Stock. The Stockholders' Agreement also contains certain provisions granting GSCP and the Non-GSCP Investors certain rights in connection with registrations of Common Stock in certain offerings and provides for indemnification and certain other rights, restrictions and obligations in connection with such registrations. The Stockholders' Agreement will terminate (i) with respect to the rights and obligations of and restrictions on GSCP and the Non-GSCP Investors in connection with certain restrictions on the transfer of shares of Common Stock, when GSCP and its affiliates no longer hold at least 40% of the outstanding shares of Common Stock, on a fully diluted basis; provided that the Stockholders' Agreement will terminate in such respect in any event if the Company enters into certain transactions resulting in GSCP, its affiliates, the Non-GSCP Investors, and each of their respective permitted transferees, owning less than a majority of the outstanding voting power of the entity surviving such transaction; and (ii) with respect to the registration of Common Stock in certain offerings, with certain exceptions, on the earlier of (1) the date on which there are no longer any registrable securities outstanding (as determined under the Stockholders' Agreement) and (2) the twentieth anniversary of the Stockholders' Agreement.


                           DESCRIPTION OF SENIOR DEBT

    In order to fund our recapitalization and the related transaction costs, to refinance certain existing outstanding indebtedness, and for general corporate purposes we (i) originally issued the notes that have been exchanged for the currently outstanding Notes and (ii) entered into the Revolving Credit Agreement and the AXEL Credit Agreement providing for the Revolving Credit Facility and the Term Loan, respectively. In September 1998, we entered into an amended and restated Revolving Credit Agreement and an amended and restated AXEL Credit Agreement in connection with our acquisition of Anagram. These agreements were further amended, in September 2000, to facilitate the construction and financing of our new domestic distribution facility and, in March 2002, to add M&D Balloons, Inc. as a guarantor of the Revolving Credit Facility, Term Loan and Notes. (The Revolving Credit Agreement and the AXEL Credit Agreement are referred to together as the "Bank Credit Facilities"). The execution of the Bank Credit Facilities, the borrowings necessary to complete the Transaction and the delivery of required documentation there under occurred at the time of closing of the Transaction.

    The following summary of the material provisions of the Revolving Credit Agreement and the AXEL Credit Agreement does not purport to be complete, and is qualified by reference to the full text of such agreements, which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

    The Term Loan will mature in December 2004, and will provide for amortization (in quarterly installments) of one percent of the original principal amount thereof per year for the first five years and 32.3% and 62.7% of the principal amount thereof in the sixth and seventh years, respectively. The Term Loan bears interest, at our option, at the lenders' prime rate plus 1.625% per annum or at the lenders' reserve adjusted Eurodollar rate plus 2.625% per annum. We will be required to make future scheduled amortization payments on the Term Loan as follows:

                         FOR THE YEAR ENDING:        AMORTIZATION
                         --------------------        ------------
                         December 31, 2002              1,559,000
                         December 31, 2003             50,354,000
                         December 31, 2004             97,762,000
                                                     ------------
                                Total                $149,675,000
                                                     ============

    We will be required to make prepayments on the Bank Credit Facilities under certain circumstances, including upon certain asset sales and issuance of debt or equity securities, subject to certain exceptions. We will also be required to make prepayments on the Bank Credit Facilities in an amount equal to 75% (to be reduced to 50% for any fiscal year in which our Consolidated Leverage Ratio (as defined in the Bank Credit Facilities) is less than 3.75 to 1.0) of our Excess Cash Flow (as defined in the Bank Credit Facilities) for each fiscal year, commencing with the fiscal year ended December 31, 1998. Such mandatory prepayments will be applied to prepay the Term Loan first (on a pro rata basis) and thereafter to prepay the Revolving Credit Facility and to reduce the commitments there under. We may prepay, in whole or in part, borrowings under the Term Loan. Call protection provisions also apply to mandatory prepayments of borrowings under the Term Loan except for prepayments from Excess Cash Flow. We may prepay borrowings under or reduce commitments for the Revolving Credit Facility, in whole or in part, without penalty.

    The Revolving Credit Facility expires on December 31, 2002 and bears interest, at our option, at the lenders' prime rate plus, based on certain terms, a range of 0.625% to 1.50% per annum or at the lenders' reserve adjusted Eurodollar rate plus, based on certain terms, a range of 2.00% to 2.50% per annum. Interest on balances outstanding under the Revolving Credit Facility are subject to adjustment in the future based on our performance. Amounts drawn on the Revolving Credit Facility for working capital purposes are also subject to an agreed upon borrowing base and periodic reduction of outstanding balances. All borrowings under the Revolving Credit Facility are subject to mandatory prepayments upon the occurrence of certain events as described above.

    The Bank Credit Facilities are guaranteed by each of the domestic subsidiaries of the Company (each, a "Guarantor"; collectively, the "Guarantors"). Subject to certain exceptions, all extensions of credit to the Company and all guarantees are secured by all existing and after-acquired personal property of the Company and the Guarantors, including, subject to certain exceptions, a pledge of all of the stock of all subsidiaries owned by the Company or any of the Guarantors and first priority liens on after-acquired real property fee and leasehold interests of the Company and the Guarantors.

    The Bank Credit Facilities contain certain financial covenants, as well as additional affirmative and negative covenants, constraining the Company. We must maintain a minimum Consolidated Adjusted EBITDA (as defined in the Bank Credit Facilities) of not less than an amount ranging from $57.5 million for the four Fiscal Quarter (as defined in the Bank Credit Facilities) period ended March 31, 2002 to $60.0 million for the four Fiscal Quarter period ending December 31, 2002. We are required to maintain a Fixed Charge Coverage Ratio (defined in the Bank Credit Facilities as the ratio of (a) Consolidated Adjusted EBITDA to (b) Consolidated Fixed Charges (as defined in the Bank Credit Facilities)) of not less than a ratio of 1.10 to 1.00 for the four Fiscal Quarter period ended March 31, 2002 to a ratio of 1.15 to 1.00 for the four Fiscal Quarter period ending December 31, 2002. We must not permit the ratio of Consolidated Total Debt (as defined in the Bank Credit Facilities) to Consolidated Adjusted EBITDA on the last day of any four Fiscal Quarter period to exceed a ratio ranging from 4.90 to 1.00 for such period ended March 31, 2002 to 4.45 to 1.00 for such period ending December 31, 2002.

    Borrowings under the Revolving Credit Facilities are subject to customary affirmative and negative covenants including, but not limited to, limitations on other indebtedness, liens, investments, guarantees, restricted junior payments (dividends, redemptions and payments on subordinated debt), mergers and acquisitions, sales of assets, capital expenditures, leases, transactions with affiliates, conduct of business and other provisions customary for financings of this type, including exceptions and baskets.

    The Revolving Credit Agreement permits business acquisitions in our line of business, subject to certain restrictions, and permits borrowings thereunder to finance such acquisitions as long as the Company is in compliance with its financial covenants on a pro forma basis for the four fiscal quarters most recently completed prior to the consummation of such acquisition. In addition, the pro forma ratio of total senior indebtedness to EBITDA for the four fiscal quarters most recently completed prior to the consummation of such acquisition shall not exceed 3.5:1.0.

    Borrowings under the Revolving Credit Facility are subject to customary events of default (with customary grace periods), including without limitation failure to make payments when due, defaults under other indebtedness, noncompliance with covenants, breach of representations and warranties, bankruptcy, judgments in excess of specified amounts, invalidity of guarantees, impairment of security interests in collateral and "changes of control."

    Borrowings under the Term Loan are subject to affirmative covenants identical to those set forth above with respect to borrowings under the Revolving Credit Facility and negative covenants substantially as set forth in the Notes, including limitations on the incurrence of indebtedness, investments, guarantees, restricted payments (dividends, redemptions and payments on subordinated debt), mergers, sales of assets, transactions with affiliates and other provisions customary for financings of this type. The Term Loan also contains a negative covenant restricting liens similar to the lien covenant in the Revolving Credit Facility.

    Borrowings under the Term Loan are subject to events of default substantially as set forth in the Notes; provided that there is (i) an immediate default for principal payment defaults, (ii) a three-day grace period for interest payment defaults, (iii) a cross default to the Revolving Credit Facility and other debt with an aggregate principal amount of $5 million or more in the event such default is not cured within twenty business days and (iv) an immediate default if (1) prior to a Qualified Public Offering (as defined in the Bank Credit Facilities), GSCP II and its affiliates cease to own and control 51% or more of the voting power of our securities, (2) after a Qualified Public Offering, a person or group acquires beneficial ownership of our securities representing greater voting power than GSCP II and its affiliates or (3) a Change of Control as defined in the Indenture occurs.

    The Indenture permits the Bank Credit Facilities to be amended, modified, renewed, refunded, refinanced or replaced (in whole or in part) from time to time.

OTHER SENIOR DEBT

    As of March 31, 2002, the Company had approximately $21.8 million in outstanding mortgage and other indebtedness and capital lease obligations. Our first distribution center in Chester, New York, is subject to a ten-year mortgage securing a loan in the original principal amount of $5,925,000 bearing interest at a rate of 8.51%. Such mortgage loan matures in September 2004. The principal amount outstanding as of March 31, 2002 was approximately $1.5 million.

    In 2001, we completed the construction of a second, 544,000 square foot warehouse in Chester, New York. The property is subject to first and second lien mortgage loans in the original principal amount of $10 million each with a financial institution and the New York State Job Development Authority, respectively. The first lien mortgage note bears interest at LIBOR plus 2.75%. However, we have utilized an interest rate swap agreement to effectively fix the loan rate at 8.40% for the term of the loan. The second lien mortgage note bears interest at a rate of 4.75%, subject to change under certain conditions. Both notes are for a term of 96 months and require monthly payments based on a 180-month amortization period with balloon payments upon maturity in January 2010. The principal amount outstanding under these mortgage notes as of March 31, 2002 was approximately $19.8 million. The remaining amounts of indebtedness outstanding relate to capital leases for machinery and equipment and will be due and payable at scheduled maturities through 2003 as well as notes to former employees and short-term bank borrowings.


                              DESCRIPTION OF NOTES

GENERAL

    We issued the Notes pursuant to that certain Indenture among the Company, the Guarantors and IBJ Schroder Bank & Trust Company, as trustee, which has been succeeded by The Bank of New York, as trustee (the "Trustee"). The discussion below summarizes the terms of the Notes that we believe are material to an investor in the Notes. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements underlying this discussion, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part, and are incorporated by reference herein. The definitions of certain terms used in the following summary are set forth below under the caption "Certain Definitions."

    As of December 19, 1997, all of our Subsidiaries were Restricted Subsidiaries. However, under certain circumstances, we will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

PRINCIPAL, MATURITY AND INTEREST

    The Notes are general unsecured obligations of the Company, limited in aggregate principal amount, together with any outstanding Notes, to $200 million, of which $110 million is outstanding. Notes issued hereafter ("Additional Notes") may be issued in one or more series from time to time, subject to compliance with the covenants contained in the Indenture, provided, that no Additional Note may be issued at a price that would cause such Additional Note to have "original issue discount" within the meaning of Section 1273 of the Code. Any Additional Notes will have the same terms, including interest rate, maturity and redemption provisions, as the Notes.

    The Notes will mature on December 15, 2007. Interest on the Notes will accrue at the rate of 9 7/8% per annum and will be payable in cash semi-annually in arrears on June 15 and December 15 to holders of record on the immediately preceding June 1 and December 1. Interest on the Notes will accrue from the later of the issue date (in the case of newly issued Notes) or the most recent date to which interest has been paid. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

    Principal, premium, if any, and interest on the Notes is payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses set forth in the register of holders of Notes; provided, however, that all payments with respect to Global Notes (as defined below) and definitive Notes the holders of which have given wire transfer instructions to the Company at least 10 Business Days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. Until otherwise designated by the Company, its office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes were, and, to the extent applicable, shall be issued in minimum denominations of $1,000 and integral multiples thereof.

SETTLEMENT AND PAYMENT

    Payments by the Company in respect of the Notes (including principal, premium, if any, and interest) will be made in immediately available funds as provided above. The Notes are trading in the Depository's settlement system, and any secondary market trading activity is, therefore, required by the Depository to be settled in immediately available funds. No assurance can be given as to the effect, if any, of such settlement arrangements on trading activity in the Notes.

    Because of time-zone differences, the securities account of Euroclear or Cedel Bank participants (each, a "Member Organization") purchasing an interest in a Global Note from a Participant (as defined herein) that is not a Member Organization will be credited during the securities settlement processing day (which must be a business day for Euroclear or Cedel Bank, as the case may be) immediately following the Depository Trust Company ("DTC") settlement date. Transactions in interests in a Global Note settled during any securities settlement processing day will be reported to the relevant Member Organization on the same day. Cash received in Euroclear or Cedel Bank as a result of sales of interests in a Global Note by or through a Member

Organization to a Participant that is not a Member Organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Cedel Bank cash account until the business day following settlement in DTC.

SUBORDINATION

    The Notes are unsecured senior subordinated indebtedness of the Company ranking pari passu with all other existing and future senior subordinated indebtedness of the Company. The payment of all Obligations in respect of the Notes are subordinated, as set forth in the Indenture, in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

    The Indenture provides that, upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshaling of our assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the documents relating to the applicable Senior Debt, whether or not the claim for such interest is allowed as a claim in such proceeding), or provision will be made for payment in cash or Cash Equivalents or otherwise in a manner satisfactory to the holders of such Senior Debt, before the holders of Notes will be entitled to receive any Securities Payment (other than payments in Permitted Junior Securities) and until all Obligations with respect to Senior Debt are paid in full, or provision is made for payment in cash or Cash Equivalents or otherwise in a manner satisfactory to the holders of such Senior Debt, any Securities Payment (other than any payments in Permitted Junior Securities) to which the holders of Notes would be entitled will be made to the holders of Senior Debt (except that holders of Notes may receive payments made from the trust described under " -- Legal Defeasance and Covenant Defeasance").

    The Indenture also provides that the Company may not make any Securities Payment (other than payments in Permitted Junior Securities) upon or in respect of the Notes (except from the trust described under " -- Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing, or any judicial proceeding is pending to determine whether any such default has occurred or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits, or would permit, with the passage of time or the giving of notice or both, holders of the Designated Senior Debt to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. Securities Payments on the Notes may and shall be resumed (a) in the case of a payment default on Designated Senior Debt, upon the date on which such default is cured or waived or shall have ceased to exist, unless another default, event of default or other event that would prohibit such payment shall have occurred and be continuing, or all Obligations in respect of such Designated Senior Debt shall have been discharged or paid in full and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the first day of effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been subsequently cured or waived for a period of not less than 180 days. In the event that, notwithstanding the foregoing, the Company makes any Securities Payment (other than payments in Permitted Junior Securities) to the Trustee or any holder of a Note prohibited by the subordination provisions, then and in such event such Securities Payment will be required to be paid over and delivered forthwith to the holders of Senior Debt.

    The Indenture further requires that the Company promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a liquidation or insolvency of the Company, holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. See "Risk Factors." The amount of Senior Debt outstanding at March 31, 2001 was approximately $162.7 million. The Indenture limits, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Company and its Restricted Subsidiaries can incur. See " -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock."

    "Bank Debt" means all Obligations in respect of the Indebtedness outstanding under the Bank Credit Agreement together with any amendment, modification, renewal, refunding, refinancing or replacement (in whole or part) from time to time of such Indebtedness.

    "Bank Hedging Obligations" means all present and future Hedging Obligations of the Company, whether existing now or in the future, that are secured by the Bank Credit Agreement (or other agreement evidencing Bank Debt or other Senior
Debt) or any of the collateral documents executed from time to time in connection therewith.

    "Designated Senior Debt" means (i) so long as the Bank Debt is outstanding, the Bank Debt, (ii) the Bank Hedging Obligations and (iii) any Senior Debt permitted under the Indenture the principal amount of which is $15 million or more and that has been designated by the Company as "Designated Senior Debt" and as to which the Trustee has been given written notice of such designation.

    "Permitted Junior Securities" means, with respect to any payment or distribution of any kind, equity securities or subordinated securities of the Company or any successor obligor provided for by a plan of reorganization or readjustment that, in the case of any such subordinated securities, are subordinated in right of payment to all Senior Debt that may at the time be outstanding to at least the same extent as the Notes are so subordinated as provided in the Indenture.

    "Securities Payment" means any payment or distribution of any kind, whether in cash, property or securities (including any payment or distribution deliverable by reason of the payment of any other Indebtedness subordinated to the Notes) on account of the principal of (and premium, if any) or interest on the Notes or on account of the purchase or redemption or other acquisition of or satisfaction of obligations with respect to the Notes by the Company or any Subsidiary.

    "Senior Debt" means (i) the Bank Debt, (ii) the Bank Hedging Obligations and
(iii) any other Indebtedness the Company is permitted to incur under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Debt does not include (1) any liability for federal, state, local or other taxes owed or owing by the Company, (2) any Indebtedness of the Company to any of its Restricted Subsidiaries or other Affiliates (other than Goldman Sachs and its Affiliates, including GS Credit Partners), (3) any trade payables, (4) that portion of any Indebtedness that is incurred in violation of the Indenture, (5) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company, (6) any Indebtedness, Guarantee or obligation of the Company which is contractually subordinate in right of payment to any other Indebtedness, Guarantee or obligation of the Company; provided, however, that this clause (6) does not apply to the subordination of liens or security interests covering particular properties or types of assets securing Senior Debt, (7) Indebtedness evidenced by the Notes and (8) Capital Stock.

SENIOR SUBORDINATED GUARANTEES

    Our payment obligations under the Notes are jointly and severally guaranteed on a senior subordinated basis (the "Senior Subordinated Guarantees") by each Restricted Subsidiary of the Company (other than a Restricted Subsidiary organized under the laws of a country other than the United States) and each other Subsidiary that becomes a guarantor under the Bank Credit Agreement. The obligations of each Guarantor under its Senior Subordinated Guarantee will be subordinated to its Guarantee of all Obligations under the Bank Credit Agreement (the "Senior Guarantees") and will be limited so as not to constitute a fraudulent conveyance under applicable law. See, however, "Risk Factors -- Fraudulent Conveyance."

    The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company would be permitted by virtue of its pro forma Fixed Charge Coverage Ratio to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption " -- Incurrence of Indebtedness and Issuance of Disqualified Stock." The Indenture provides that the foregoing will not prevent the merger, consolidation or sale of assets between Guarantors or between the Company and any Guarantor.

    The Indenture provides that in the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition (including, without limitation, by foreclosure) of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise (including, without limitation, by foreclosure), of all of the capital stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be automatically released and relieved of any obligations under its Senior Subordinated Guarantee; provided that the Net Proceeds of such sale or other disposition are applied, as and if required, in accordance with the applicable provisions of the Indenture. In addition, if any Guarantor is released and relieved of all obligations it may have as a guarantor under the Bank Credit Agreement, then such Guarantor will also be automatically released and relieved of any obligations under its Senior Subordinated Guarantee. See " -- Repurchase at the Option of Holders -- Asset Sales."

    Certain of our operations, including a substantial portion of our operations outside the United States, are conducted through Subsidiaries that are not Guarantors. The Company is dependent upon the cash flow of those Subsidiaries to meet its obligations, including its obligations under the Notes. The Notes are effectively subordinated to all indebtedness and other liabilities (including trade payables and capital lease obligations) of the Subsidiaries that are not Guarantors, which were approximately $5.9 million (excluding inter-company payables to the Company) at March 31, 2001. Any right of the Company to receive assets of any of such Subsidiaries upon the latter's liquidation or reorganization (and the consequent right of the holders of the Notes to participate in those assets) is effectively subordinated to the claims of such Subsidiary's creditors, except to the extent that the Company or a Guarantor is itself recognized as a creditor of such Subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such Subsidiary and any indebtedness of such Subsidiary senior to that held by the Company or a Guarantor. See "Risk Factors -- Holding Company Structure."

OPTIONAL REDEMPTION

    Except as described below, the Notes are not redeemable at our option prior to December 15, 2002. From and after December 15, 2002, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of each of the years indicated below:

                                                   PERCENTAGE OF
                                                     PRINCIPAL
                          YEAR                         AMOUNT
                          ----                         ------
                          2002                        104.937%
                          2003                        103.292
                          2004                        101.646
                          2005 and thereafter         100.000

    At any time on or prior to December 15, 2002, upon the occurrence of a Change of Control, we may redeem the Notes, in whole but not in part, at a redemption price equal to the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the date of redemption. Notice of redemption of the Notes pursuant to this paragraph shall be mailed to holders of the Notes not more than 30 days following the occurrence of a Change of Control.

    "Applicable Premium" means, with respect to a Note, the greater of (i) 1.0% of the then outstanding principal amount of such Note and (ii)(a) the present value of all remaining required interest and principal payments due on such Note and all premium payments relating thereto assuming a redemption date of December 15, 2002, computed using a discount rate equal to the Treasury Rate plus 50 basis points minus (b) the then outstanding principal amount of such Note minus
(c) accrued interest thereon paid on the redemption date.

    "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining term to December 15, 2002; provided, however, that if the then remaining term to December 15, 2002 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term to December 15, 2002 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

SELECTION AND NOTICE

    If less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that the unredeemed portion of any Note redeemed in part shall equal $1,000 or an integral multiple thereof.

    Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at such holder's registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, unless we default in payment of the redemption price, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION; SINKING FUND PAYMENTS

    Except as set below under "Repurchase at the Option of Holders," We are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, including liquidated damages, if any, thereon to the date of repurchase. Within 30 days following any Change of Control, the Company will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

    On a date that is no earlier than 30 days nor later than 60 days from the date that we mail notice of the Change of Control to the holders (the "Change of Control Payment Date"), we will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and
(3) deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction. Such a transaction could occur, and could have an effect on the Notes, without constituting a Change of Control.

    We will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

    The existence of a holder's right to require the Company to repurchase such holder's Notes upon the occurrence of a Change of Control may deter a third party from seeking to acquire the Company in a transaction that would constitute a Change of Control.

ASSET SALES

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability, (y) any Excludable Current Liabilities, and (z) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

    Within 365 days after our or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option, (i) to permanently repay or reduce Obligations under the Bank Credit Agreement (and to correspondingly reduce commitments with respect thereto) or other Senior Debt, (ii) to secure Letter of Credit Obligations to the extent related letters of credit have not been drawn or been returned undrawn, and/or (iii) to an investment in any one or more businesses, capital expenditures or acquisitions of other assets, in each case, used or useful in a Principal Business; provided, that such Net Proceeds may, at our option, be deemed to have been applied pursuant to this clause (iii) to the extent of any expenditures by the Company made to invest in, acquire or construct businesses, properties or assets used in a Principal Business within one year preceding the date of such Asset Sale. Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents. The Indenture provides that any Net Proceeds from the Asset Sale that are not used as provided and within the time period set forth in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."

    When the aggregate amount of Excess Proceeds exceeds $15 million, we will be required to make offers to all holders of Notes and to the holders of any other Senior Subordinated Indebtedness the terms of which so require (each an "Asset Sale Offer") to purchase the maximum principal amount of Notes and such other Senior Subordinated Indebtedness, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the aggregate principal amount thereof (or 100% of the accreted value thereof, in case of Senior Subordinated Indebtedness issued at a discount), plus accrued and unpaid interest thereon to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Excess Proceeds shall be allocated to the respective Asset Sale Offers for the Notes and such other Senior Subordinated Indebtedness in proportion to their relative principal amounts (or accreted value, as applicable). The Indenture provides that we may, in lieu of making an Asset Sale Offer for other Senior Subordinated Indebtedness, satisfy our obligation under the governing agreement with respect thereto by applying the Excess Proceeds allocated thereto to the prepayment, redemption or public or private repurchase of such Senior Subordinated Indebtedness.

    We will commence any required Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that the aggregate amount of Excess Proceeds exceeds $15 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes (and such other Senior Subordinated Indebtedness) tendered pursuant to any required Asset Sale Offer is less than the Excess Proceeds allocated thereto, we may use any remaining Excess Proceeds (x) to offer to redeem or purchase other Senior Subordinated Indebtedness or Subordinated Indebtedness (a "Subordinated Asset Sale Offer") in accordance with the provisions of the indenture or other agreement governing such other Senior Subordinated Indebtedness or Subordinated Indebtedness or (y) for any other purpose not prohibited by the Indenture. If the aggregate principal amount of Notes tendered pursuant to any Asset Sale Offer exceeds the amount of Excess Proceeds allocated thereto, the Notes so tendered shall be purchased on a pro rata basis, based upon the principal amount tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

    We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of an Asset Sale.

    The Bank Credit Agreement prohibits the Company from purchasing any Notes, and also provides that certain change of control events with respect to the Company will constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs or an Asset Sale Offer is required to be made at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If we do not obtain such consent or repay such borrowings, we will remain prohibited from purchasing Notes. In such case, while our failure to purchase tendered Notes would constitute an Event of Default under the Indenture, the subordination provisions of the Indenture would likely have the practical effect of restricting payments to the holders of the Notes.

CERTAIN COVENANTS

RESTRICTED PAYMENTS

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of our or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Restricted Subsidiary); (ii) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except for a payment of principal or interest at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

        (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

        (b) The Company would, at the time of such Restricted Payment and immediately after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption " -- Incurrence of Indebtedness and Issuance of Disqualified Stock"; and

        (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (including Restricted Payments permitted by clause (i) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors, of marketable securities received by the Company from the issue or sale since the date of the Indenture of Equity Interests (including Retired Capital Stock (as defined below)) of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Refunding Capital Stock (as defined below) or Equity Interests or convertible debt securities of the Company sold to a Restricted Subsidiary and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) 100% of the aggregate amounts contributed to the common equity capital of the Company since the date of the Indenture, plus (iv) 100% of the aggregate amounts received in cash and the fair market value of marketable securities (other than Restricted Investments) received from (x) the sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries since the date of the Indenture or (y) the sale of the stock of an Unrestricted Subsidiary or the sale of all or substantially all of the assets of an Unrestricted Subsidiary to the extent that a liquidating dividend is paid to the Company or any Subsidiary from the proceeds of such sale, plus (v) 100% of any dividends received by the Company or a Wholly Owned Restricted Subsidiary after the date of the Indenture from an Unrestricted Subsidiary, plus (vi) $10 million.

        The foregoing provisions will not prohibit:

        (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

        (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Restricted Subsidiary (the "Retired Capital Stock") or any Subordinated Indebtedness, in each case, in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary) of Equity Interests of the Company (other than any Disqualified Stock) (the "Refunding Capital Stock");

        (iii) the defeasance, redemption or repurchase of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

        (iv) the redemption, repurchase or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any member of our (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of $5 million in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any issuance of

    Equity Interests by the Company to members of management of the Company and its Subsidiaries; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the immediately preceding paragraph;

        (v) Investments in Unrestricted Subsidiaries or in Joint Ventures having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (v) that are at that time outstanding, not to exceed $15 million plus 5% of the increase in Total Assets since the Closing Date (as defined herein) at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

        (vi) repurchases of Equity Interests deemed to occur upon exercise or conversion of stock options, warrants, convertible securities or other similar Equity Interests if such Equity Interests represent a portion of the exercise or conversion price of such options, warrants, convertible securities or other similar Equity Interests;

        (vii) the making and consummation of a Subordinated Asset Sale Offer in accordance with the provisions described under the caption entitled " -- Repurchase at the Option of Holders -- Asset Sales"; and

        (viii) any dividend or distribution payable on or in respect of any class of Equity Interests issued by a Restricted Subsidiary; provided that such dividend or distribution is paid on a pro rata basis to all of the holders of such Equity Interests in accordance with their respective holdings of such Equity Interests;

provided, further, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (iv), (v) or (vii) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

    As of March 31, 2002, all of our Subsidiaries were Restricted Subsidiaries. We will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount equal to the book value of such Investment at the time of such designation. Such designation will only be permitted if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

    The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations may be based upon our latest available financial statements.

INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK

    The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur" and correlatively, an "incurrence" of) any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company for the most recent four full fiscal quarters for which internal financial statements are available at the time of such incurrence would have been at least 2.00 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period.

    The foregoing provisions will not apply to:

        (a) the incurrence by the Company (and the Guarantee thereof by the Guarantors) of Indebtedness under the Bank Credit Agreement and the issuance of letters of credit thereunder (with letters of credit being deemed to have a principal amount equal to the aggregate maximum amount then available to be drawn thereunder, assuming compliance with all conditions for drawing) up to an aggregate principal amount of $167 million outstanding at any one time, less principal repayments of term loans and permanent commitment reductions with respect to revolving loans and letters of credit under the Bank Credit

    Agreement (in each case, other than in connection with an amendment, refinancing, refunding, replacement, renewal or modification) made after the date of the Indenture;

        (b) the incurrence by the Company or any of its Restricted Subsidiaries of any Existing Indebtedness;

        (c) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by the Notes (other than any Additional Notes);

        (d) Indebtedness (including Acquired Debt) incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal), assets or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), in an aggregate principal amount not to exceed $15 million plus 5% of the increase in Total Assets since the Closing Date;

        (e) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

        (f) intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries and Guarantees by the Company of Indebtedness of any Restricted Subsidiary or by a Restricted Subsidiary of Indebtedness of any other Restricted Subsidiary or the Company;

        (g) Hedging Obligations that are incurred (1) for the purpose of fixing or hedging interest rate or currency exchange rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding or (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any purchases or sales of goods or other transactions or expenditures made or to be made in the ordinary course of business and consistent with past practices as to which the payment therefor or proceeds therefrom, as the case may be, are denominated in a currency other than U.S. dollars;

        (h) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

        (i) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred;

        (j) the incurrence by our Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary; and

        (k) the incurrence by the Company of additional Indebtedness (including pursuant to the Bank Credit Agreement) not otherwise permitted hereunder in an amount under this clause (k) not to exceed $25 million in aggregate principal amount (or accreted value, as applicable) outstanding at any one time.

    For purposes of calculating the Fixed Charge Coverage Ratio, the Indenture permits, among other things, the Company to give pro forma effect to acquisitions, and the cost savings expected to be realized in connection with such acquisitions, that have occurred or are occurring since the beginning of the applicable four-quarter reference period (or during the immediately preceding four quarters). These adjustments and the other adjustments permitted under the definition of Fixed Charge Coverage Ratio will be in addition to the pro forma adjustments permitted to be included in pro forma financial statements prepared in accordance with GAAP or Article 11 of Regulation S-X under the Exchange Act.

ANTI-LAYERING PROVISION

    The Indenture provides that (i) the Company will not directly or indirectly incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes and (ii) no Guarantor will directly or indirectly incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Guarantees and senior in any respect in right of payment to the Senior Subordinated Guarantees.

    Except for the limitations on the incurrence of debt described above under the caption " -- Incurrence of Indebtedness and Issuance of Disqualified Stock," the Indenture does not limit the amount of debt that is pari passu with the Notes.

LIENS

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any Senior Subordinated Indebtedness or Subordinated Indebtedness on any asset or property now owned or hereafter acquired by the Company or any of its Restricted Subsidiaries, or on any income or profits therefrom, or assign or convey any right to receive income therefrom to secure any Senior Subordinated Indebtedness or Subordinated Indebtedness, unless the Notes are equally and ratably secured with the obligations so secured or until such time as such obligations are no longer secured by a Lien; provided, that in any case involving a Lien securing Subordinated Indebtedness, such Lien is subordinated to the Lien securing the Notes to the same extent that such Subordinated Indebtedness is subordinated to the Notes.

DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the Bank Credit Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that the Bank Credit Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof are no more restrictive taken as a whole with respect to such dividend and other payment restrictions than those terms included in the Bank Credit Agreement on the date of the Indenture, (c) the Indenture and the Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) customary non-assignment or net worth provisions in leases and other agreements entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced,
(i) any Mortgage Financing or Mortgage Refinancing that imposes restrictions on the real property securing such Indebtedness, (j) any Permitted Investment, (k) contracts for the sale of assets, including, without limitation customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary or (l) customary provisions in joint venture agreements and other similar agreements.

MERGER, CONSOLIDATION OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS

    The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental Indenture in form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary or, the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption " -- Incurrence of Indebtedness and Issuance of Disqualified Stock." Notwithstanding the foregoing clauses (iii) and
(iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

TRANSACTIONS WITH AFFILIATES

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and (if there are any disinterested members of the Board of Directors) that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10 million, or with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5 million as to which there are no disinterested members of the Board of Directors, an opinion as to the fairness to the holders of the Notes of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

    The foregoing provisions will not apply to the following: (i) transactions between or among the Company and/or any of its Restricted Subsidiaries; (ii) Restricted Payments or Permitted Investments permitted by the provisions of the Indenture described above under " -- Restricted Payments"; (iii) the payment of all fees, expenses and other amounts relating to the Transaction; (iv) the payment of reasonable and customary regular fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary; (v) the transfer or provision of inventory, goods or services by the Company or any Restricted Subsidiary in the ordinary course of business to any Affiliate on terms that are customary in the industry or consistent with past practices, including with respect to price and volume discounts; (vi) the execution of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any financial advisory, financing, underwriting or placement agreement or any other agreement relating to investment banking or financing activities with Goldman Sachs or any of its Affiliates including, without limitation, in connection with acquisitions or divestitures, in each case to the extent that such agreement was approved by a majority of the disinterested members of our Board of Directors in good faith;
(vii) payments, advances or loans to employees that are approved by a majority of the disinterested members of our Board of Directors in good faith; (viii) the performance of any agreement as in effect as of the date of the Indenture or any transaction contemplated thereby (including pursuant to any amendment thereto so long as any such amendment is not disadvantageous to the holders of the Notes in any material respect); (ix) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the date of the Indenture and any similar agreements which it may enter into thereafter, provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the date of the Indenture shall only be permitted by this clause (ix) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the holders of the Notes in any material respect; (x) transactions permitted by, and complying with, the provisions of the covenant described under " -- Merger, Consolidation or Sale of All or Substantially All Assets"; and (xi) transactions with suppliers or other purchases or sales of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of a majority of the disinterested members of our Board of Directors or an executive officer thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

ISSUANCES OF GUARANTEES OF INDEBTEDNESS

    The Indenture provides that the Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness unless such Restricted Subsidiary either
(i) is a Guarantor or (ii) simultaneously executes and delivers a supplemental indenture to the Indenture providing for the Guarantee of the payment of all Obligations with respect to the Notes by such Restricted Subsidiary, which Guarantee shall be senior to such Restricted Subsidiary's Guarantee of or pledge to secure any other Indebtedness that constitutes Subordinated Indebtedness and subordinated to such Restricted Subsidiary's Guarantee of or pledge to secure any other Indebtedness that constitutes Senior Debt to the same extent as the Notes are subordinated to Senior Debt. In addition, the Indenture provides that
(x) if the Company shall, after the date of the Indenture, create or acquire any new Restricted Subsidiary (other than a Restricted Subsidiary organized under the laws of a country other than the United States), then such newly created or acquired Restricted Subsidiary shall execute a Senior Subordinated Guarantee and deliver an opinion of counsel in accordance with the terms of the Indenture and (y) if the Company shall (whether before or after the date of the Indenture) create or acquire any other new Subsidiary that becomes a guarantor under the Bank Credit Agreement, then such newly created or acquired Subsidiary shall execute a Senior Subordinated Guarantee and deliver an opinion of counsel in accordance with the terms of the Indenture. Notwithstanding the foregoing, any such Senior Subordinated Guarantee shall provide by its terms that it shall be automatically and unconditionally released and discharged upon certain mergers, consolidations, sales and other dispositions (including, without limitation, by foreclosure) pursuant to the terms of the Indenture. In addition, if any Guarantor is released and relieved of all obligations it may have as a guarantor under the Bank Credit Agreement, then such Guarantor will also be automatically released and relieved of any obligations under its Senior Subordinated Guarantee. See " -- Senior Subordinated Guarantees." The form of such Senior Subordinated Guarantee is attached as an exhibit to the Indenture.

REPORTS

    The Indenture provides that, whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of the Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by our certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A (d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

    The Indenture provides that each of the following constitutes an Event of Default with respect to the Notes: (i) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company for 30 days after notice from the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes to comply with the provisions described under " -- Change of Control," " -- Restricted Payments," " -- Incurrence of Indebtedness and Issuance of Disqualified Stock" or " -- Merger, Consolidation or Sale of All or Substantially All Assets"; (iv) failure by the Company for 60 days after notice from the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists or is created hereafter, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $15 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $15 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries; (viii) except as permitted by the Indenture, any Senior Subordinated Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect (except by its terms) or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Senior Subordinated Guarantee.

    If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon such declaration the principal, interest and premium, if any, shall be due and payable immediately; provided, however, that so long as Senior Debt or any commitment therefor is outstanding under the Bank Credit Agreement, any such notice or declaration shall not be effective until the earlier of (a) five Business Days after such notice is delivered to the Representative for the Bank Debt or (b) the acceleration of any Indebtedness under the Bank Credit Agreement. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Restricted Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the

Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest.

    In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to December 15, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to December 15, 2002, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

    The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of and premium, if any, on, the Notes.

    We are required to deliver to the Trustee annually a statement regarding compliance with the Indenture and are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Senior Subordinated Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release were part of the consideration for issuance of the Notes.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Company may, at its option and at any time, elect to have all obligations of itself and the Guarantors discharged with respect to the outstanding Notes and the Senior Subordinated Guarantees ("Legal Defeasance") except for (i) the rights of holders of outstanding Notes to receive payments in respect of the principal of and premium, if any, and interest on such Notes when such payments are due from the trust referred to below, (ii) our obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,
(iii) the rights, powers, trusts, duties and immunities of the Trustee, and our obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to certain covenants that are described in the Indenture and the Senior Subordinated Guarantees ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes and the Senior Subordinated Guarantees. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under " -- Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes and the Senior Subordinated Guarantees.

    In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company or the Guarantors must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company or the Guarantors must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company or the Guarantors shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company or the Guarantors have received from, or there has been published by, the Internal Revenue Service a ruling or
(B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company or the Guarantors shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound; (vi) the Company or the Guarantors must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company or the Guarantors must deliver to the appropriate Trustee an Officers' Certificate stating that the deposit was not made by the Company or the Guarantors, as applicable, with the intent of preferring the holders of Notes over the other creditors of the Company or the Guarantors, as applicable, with the intent of defeating, hindering, delaying or defrauding creditors of the Company or the Guarantors, as applicable, or others; and (viii) the Company or the Guarantors must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

    A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. We are not required to transfer or exchange any Note selected for redemption. Also, we are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

    The registered holder of a Note will be treated as the owner of it for all purposes.

BOOK-ENTRY, DELIVERY AND FORM

    The Notes generally are represented by one or more fully-registered global notes (collectively, the "Global Note"). The Global Note was deposited upon issuance with the Depository and registered in the name of the Depository or a nominee of the Depository (the "Global Note Registered Owner"). Except as set forth below, the Global Note may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

    The Depository is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depository's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depository's Participants include securities brokers and dealers (including Goldman Sachs), banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depository's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depository only through the Depository's Participants or the Depository's Indirect Participants.

    The Company expects that pursuant to procedures established by the Depository, ownership of interests in the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository (with respect to the interests of the Depository's Participants), the Depository's Participants and the Depository's Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes is limited to that extent.

    Except as described below, owners of interests in the Global Note will not have Notes registered in their names, will not receive physical delivery of Notes in definitive form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

    Payments in respect of the principal of and premium, if any, and interest on any Notes registered in the name of the Global Note Registered Owner will be payable by the Trustee to the Global Note Registered Owner in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of the Depository's records or any Participant's records relating to or payments made on account of beneficial ownership interests in the Global Note, or for maintaining, supervising or reviewing any of the Depository's records or any Participant's records relating to the beneficial ownership interests in the Global

Note or (ii) any other matter relating to the actions and practices of the Depository or any of its Participants. The Company believes, however, that it is the current practice of the Depository, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), to credit the accounts of the relevant Participants with the payment on the payment date, in the amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of the Depository unless the Depository has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of the Depository, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by the Depository or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instruction from the Global Note Registered Owner for all purposes.

    The Global Note is exchangeable for definitive Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository of the Global Note and the Company thereupon fails to appoint a successor Depository, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in definitive registered form,
(iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Notes or (iv) as provided in the following paragraph. Such definitive Notes shall be registered in the names of the owners of the beneficial interests in the Global Note as provided by the Participants. Notes issued in definitive form will be in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples thereof. Upon issuance of Notes in definitive form, the Trustee is required to register the Notes in the name of, and cause the Notes to be delivered to, the person or persons (or the nominee thereof) identified as the beneficial owners as the Depository shall direct.

    A Note in definitive form will be issued upon the resale, pledge or other transfer of any Note or interest therein to any person or entity that does not participate in the Depository. Transfers of certificated Notes may be made only by presentation of Notes, duly endorsed, to the Trustee for registration of transfer on the Note Register maintained by the Trustee for such purposes.

    The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

CERTIFICATED SECURITIES

    If (i) the Company notifies the Trustee in writing that the Depository is no longer willing or able to act as a depository and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes evidenced by registered, definitive certificates ("Certificated Securities") under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Notes in such form will be issued to each person that the Global Note Holder and the Depository identify as being the beneficial owner of the related Note.

    Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depository in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depository for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next two succeeding paragraphs, the Indenture and the Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes).

    Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a nonconsenting holder): (i) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under " -- Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount thereof and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under " -- Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions.

    Notwithstanding the foregoing, without the consent of any holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of our obligations to holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder, or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

    The Indenture contains certain limitations on the rights of the Trustee, should the Trustee become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

    The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person's merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

    "Asset Sale" means:

        (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of the Company or any Restricted Subsidiary (each referred to in this definition as a "disposition") or

        (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions),

    in each case, other than:

        (a) a disposition of Cash Equivalents or goods held for sale in the ordinary course of business or obsolete equipment or other obsolete assets in the ordinary course of business consistent with past practices of the Company;

        (b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under the covenant entitled " -- Merger, Consolidation, or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control pursuant to the Indenture;

        (c) any disposition that is a Restricted Payment or Permitted Investment that is permitted under the covenant described above under " -- Restricted Payments";

        (d) any individual disposition, or series of related dispositions, of assets with an aggregate fair market value of less than $2.5 million;

        (e) any sale of an Equity Interest in, or Indebtedness or other securities of, an Unrestricted Subsidiary; and

        (f) foreclosures on assets.

    "Asset Sale Offer" has the meaning set forth under the caption " -- Repurchase at the Option of Holders -- Asset Sales."

    "Bank Credit Agreement" means one or more credit agreements to be entered into by and among the Company and the financial institutions party thereto providing a portion of the financing for the Transaction, as well as financing for our ongoing requirements, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, refinanced or replaced (in whole or in part) from time to time.

    "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

    "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (but excluding customary employee incentive or bonus arrangements, and customary earn-out provisions granted in connection with acquisition transactions and providing for aggregate payouts not in excess of $5 million per year).

    "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" (or the equivalent rating under a substantially similar ratings system if Keefe Bank Watch Ratings are no longer published) or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation (or in their absence, an equivalent rating from another nationally recognized securities rating agency) and in each case maturing within one year after the date of acquisition.

    "Change of Control" means the occurrence of any of the following:

        (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders and their Related Parties;

        (ii) The Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders or any of their Related Parties, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the aggregate voting power of the Voting Stock of the Company, and such Person or group beneficially owns Voting Stock having greater aggregate voting power than the Permitted Holders and their Related Parties; or

        (iii) a majority of the members of the Board of Directors of the Company cease to be Continuing Directors.

    "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash operating expenses that were paid in a prior period) and other non-cash charges of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, minus (v) cash outlays that were made by such Person or any of its Restricted Subsidiaries during such period in respect of any item that was reflected as a non-cash charge in a prior period, provided that such non-cash charge was added to Consolidated Net Income in determining Consolidated Cash Flow for such prior period.

    "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) for such period of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries.

    "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (iii) is any designee of the Permitted Holders or their Affiliates or was nominated by the Permitted Holders or their Affiliates or any designees of the Permitted Holders or their Affiliates on the Board of Directors.

    "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

    "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

    "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "Excludable Current Liabilities" means, with respect to the consideration received by the Company in connection with any Asset Sale, (i) each trade payable incurred in the ordinary course of business of the Company or any Restricted Subsidiary, (ii) each current liability that is in an amount less than $50,000 on an individual basis, and (iii) each liability due within 90 days of the date of consummation of such Asset Sale, in the case of each of clauses
(i) through (iii), that is assumed by the transferee of the assets that are subject to such Asset Sale pursuant to customary assumption provisions.

    "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Bank Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid.

    "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

    In calculating the Fixed Charge Coverage Ratio, acquisitions will be given pro forma effect as follows:

    (i)(A) acquisitions that have been made or are being made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date (including through mergers or consolidations and including any related financing transactions) shall be deemed to have occurred on the first day of the four-quarter reference period, and

        (B) for purposes of determining the pro forma effects of any such acquisition, Consolidated Cash Flow shall be increased to reflect the annualized amount of any cost savings expected by the Company to be realized in connection with such acquisition (from steps to be taken not later than the first anniversary of such acquisition, and without reduction for any non-recurring charges expected in connection with such acquisition), as set forth in an Officers' Certificate signed by our chief executive and chief financial officers (which shall be determinative of such matters) which states (x) the amount of such increase, (y) that such increase is based on the reasonable beliefs of the officers executing such Officers' Certificate at the time of such execution (and that estimates of cost savings from prior acquisitions have been reevaluated and updated) and (z) that any related incurrence of Indebtedness is permitted pursuant to the Indenture.

    (ii)Consolidated Cash Flow shall be further increased to reflect the annualized amount of any cost savings expected by the Company but not yet realized in respect of any acquisition made by the Company during the four fiscal quarters immediately preceding the four-quarter reference period prior to the Calculation Date, to the extent such cost savings are (x) expected to result from steps taken not later than the first anniversary of the relevant acquisition and (y) determined and certified as set forth in clause (i) above.

    In addition, in calculating the Fixed Charge Coverage Ratio, discontinued operations will be given pro forma effect as follows:

    (1) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, shall be excluded; and

    (2) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the Company or any of its Restricted Subsidiaries following the Calculation Date.

    "Fixed Charges" means, with respect to any Person for any period, the sum of
(i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) paid to any Person other than the Company or a Restricted Subsidiary on any series of Preferred Stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person paying the dividend, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

    "Government Securities" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

    "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "Guarantors" means each Subsidiary of the Company that executes a Senior Subordinated Guarantee in accordance with the provisions of the Indenture, and, in each case, their respective successors and assigns, while such Senior Subordinated Guarantee is outstanding.

    "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

    "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

    "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is not an Affiliate of the Company and that is, in the judgment of our Board of Directors, qualified to perform the task for which it has been engaged.

    "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (other than cash advances made to suppliers with respect to current or anticipated purchases of inventory in the ordinary course of business) or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions of Indebtedness, Equity Interests or other securities (directly from the issuer thereof or from third parties) together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Equity Interests of such Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

    "Joint Ventures" means all corporations, partnerships, associations or other business entities (i) that are engaged in a Principal Business and (ii) of which 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of its Restricted Subsidiaries (or a combination thereof).

    "Letter of Credit Obligations" means all Obligations in respect of Indebtedness of the Company or any of its Restricted Subsidiaries with respect to letters of credit issued pursuant to the Bank Credit Agreement, which Indebtedness shall be deemed to consist of (a) the aggregate maximum amount then available to be drawn under all such letters of credit (the determination of such maximum amount to assume compliance with all conditions for drawing), and
(b) the aggregate amount that has then been paid by, and not reimbursed to, the issuers under such letters of credit.


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
    "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

    "Mortgage Financing" means the incurrence by the Company or a Restricted Subsidiary of any Indebtedness secured by a mortgage or other Lien on real property acquired or improved by the Company or any Restricted Subsidiary of the Company after the date of the Indenture.

    "Mortgage Refinancing" means the incurrence by the Company or a Restricted Subsidiary of any Indebtedness secured by a mortgage or other Lien on real property subject to a mortgage or other Lien existing on the date of the Indenture or created or incurred subsequent to the date of the Indenture as permitted by the terms of the Indenture and owned by the Company or any Restricted Subsidiary of the Company.

    "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

    "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Bank Debt) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

    "Non-Guarantor Subsidiary" means each Subsidiary of the Company that is not a Guarantor.

    "Non-Recourse Debt" means Indebtedness of an Unrestricted Subsidiary (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness of the Company or any of its Restricted Subsidiaries or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

    "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "Officers' Certificate" means a certificate signed on behalf of the Company, by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in the Indenture.

    "Permitted Holders" means Goldman Sachs and any of its Affiliates.

    "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company (including the acquisition of any Equity Interest in a Restricted Subsidiary); (b) any Investment in cash and Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary; (d) any Investment made as a result of the receipt of consideration not constituting cash or Cash Equivalents from an Asset Sale that was made pursuant to and in compliance with the covenant described above under

"-- Repurchase at the Option of Holders -- Asset Sales"; (e) any Investment existing on the date of the Indenture; (f) any Investment by Restricted Subsidiaries in other Restricted Subsidiaries and Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries; (g) advances to employees not in excess of $2.5 million outstanding at any one time; (h) any Investment acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (i) Hedging Obligations; (j) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business; (k) Investments the payment for which consists exclusively of Equity Interests (exclusive of Disqualified Stock) of the Company; and (l) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause
(l) that are at that time outstanding, not to exceed $15 million plus 5% of the increase in Total Assets since the Closing Date at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

    "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries in whole or in part; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Notes, and is subordinated in right of payment to the Notes, on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    "Preferred Stock" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

    "Principal Business" means (i) the design, manufacture and distribution of party goods and related products, including, but not limited to, tableware (such as plates, cups, cutlery, napkins and table covers), decorations, banners, balloons, novelties, horns, party hats, party favors, stationery, invitations, greeting cards, gift wrap, ribbons, gift boxes, gift bags, giftware, costumes, masks and makeup and (ii) any activity or business incidental, directly related or similar to those set forth in clause (i) of this definition, or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

    "Regulation S" means Regulation S promulgated under the Securities Act.

    "Related Parties" means any Person controlled by the Permitted Holders, including any partnership of which any of the Permitted Holders or their Affiliates is a general partner.

    "Repurchase Offer" means an offer made by the Company to purchase all or any portion of the Notes pursuant to the provisions described under the covenants entitled " -- Repurchase at the Option of Holders -- Change of Control" or " -- Repurchase at the Option of Holders -- Asset Sales."

    "Restricted Investment" means an Investment other than a Permitted
Investment.

    "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not (i) an Unrestricted Subsidiary or (ii) a direct or indirect Subsidiary of an Unrestricted Subsidiary; provided, however, that upon the occurrence of any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.

    "Rule 144A" means Rule 144A promulgated under the Securities Act.

    "Senior Guarantees" means the Guarantees by the Guarantors of Obligations under the Bank Credit Agreement.


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
    "Senior Subordinated Guarantees" means the Guarantees by the Guarantors of the Obligations under the Indenture and the Notes.

    "Senior Subordinated Indebtedness" means the Notes and any other indebtedness which ranks pari passu in right of payment to the Notes.

    "Significant Restricted Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

    "Specified Real Estate" means the real properties owned by the Company or its Subsidiaries as of the date of the Indenture, comprising the distribution facilities in Chester, New York, and Melbourne, Australia.

    "Stated Maturity" means, with respect to any installment of interest or principal on, or any other payments with respect to, any series of Indebtedness, the date on which such payment of interest or principal or other payment (including any sinking fund payment) was scheduled, or required to be paid, but shall not include any acceleration of such payment or any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

    "Subordinated Asset Sale Offer" has the meaning set forth under the caption " -- Repurchase at the Option of Holders -- Asset Sales."

    "Subordinated Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries which is expressly by its terms subordinated in right of payment to any other Senior Subordinated Indebtedness.

    "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

    "Total Assets" means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries, as shown on the most recent balance sheet of such Person.

    "Unrestricted Subsidiary" means any Subsidiary (other than the Guarantors or any successor to any of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed and does not otherwise directly or indirectly provide credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under "Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and, so long as such Unrestricted Subsidiary remains a Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under " -- Incurrence of Indebtedness and Issuance of Disqualified Stock," The Company shall be in default of such covenant). our Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under "Certain Covenants --

Incurrence of Indebtedness and Issuance of Disqualified Stock" and (ii) no Default or Event of Default would be in existence following such designation.

    "Voting Stock" means, with respect to any Person, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency.

    "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

    "Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

    "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

                    DESCRIPTION OF CERTAIN FEDERAL INCOME TAX
                   CONSEQUENCES OF AN INVESTMENT IN THE NOTES


    The following is a summary of certain federal income tax consequences associated with the acquisition, ownership, and disposition of the Notes by holders who acquire the Notes as an investment. The following summary does not discuss all of the aspects of federal income taxation that may be relevant to such a prospective holder of the Notes in light of his or her particular circumstances, or to certain types of holders (including dealers in securities, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, S corporations, and except as discussed below, foreign corporations, persons who are not citizens or residents of the United States and persons who hold the Notes as part of a hedge, straddle, "synthetic security" or other integrated investment) which are subject to special treatment under the federal income tax laws. This discussion also does not address the tax consequences to nonresident aliens or foreign corporations that are subject to United States federal income tax on a net basis on income with respect to a Note because such income is effectively connected with the conduct of a U.S. trade or business. Such holders generally are taxed in a similar manner to U.S. Holders (as defined below); however, certain special rules apply. In addition, this discussion is limited to holders who hold the Notes as capital assets within the meaning of Section 1221 of the Code. This summary also does not describe any tax consequences under state, local, or foreign tax laws.

    The discussion is based upon the Code, Treasury Regulations, IRS rulings and pronouncements and judicial decisions all in effect as of the date hereof, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the Notes. The Company has not sought and will not seek any rulings or opinions from the IRS or counsel with respect to the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the Notes which are different from those discussed herein.

    PERSONS CONSIDERING THE PURCHASE, OWNERSHIP OR DISPOSITION OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES THAT MAY APPLY TO THEM, AS WELL AS THE APPLICATION OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

    A U.S. Holder is any holder who or which is (i) a citizen or resident of the United States; (ii) a domestic corporation or domestic partnership; (iii) an estate other than a "foreign estate" as defined in Section 7701(a)(31) of the Code; or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

    Taxation of Stated Interest. In general, U.S. Holders of the Notes will be required to include interest received thereon in taxable income as ordinary income at the time it accrues or is received, in accordance with the holder's regular method of accounting for federal income tax purposes.

    Effect of Optional Redemption and Repurchase. Under certain circumstances the Company may be entitled to redeem a portion of the Notes. In addition, under certain circumstances, each holder of Notes will have the right to require the Company to repurchase all or any part of such holder's Notes. Treasury Regulations contain special rules for determining the yield to maturity and maturity on a debt instrument in the event the debt instrument provides for a contingency that could result in the acceleration or deferral of one or more payments. The Company does not believe that these rules should apply to either our right to redeem Notes or to the holders' rights to require the Company to repurchase Notes. Therefore, the Company has no present intention of treating such redemption and repurchase provisions of the Notes as affecting the computation of the yield to maturity or maturity date of the Notes.

    Sale or other Taxable Disposition of the Notes. The sale, exchange, redemption, retirement or other taxable disposition of a Note will result in the recognition of gain or loss to a U.S. Holder in an amount equal to the difference between (a) the amount of cash and fair market value of property received in exchange therefor (except to the extent attributable to the payment of accrued but unpaid stated interest) and (b) the holder's adjusted tax basis in such Note.

    A U.S. Holder's basis in a Note acquired in exchange for an originally issued note that was exchanged for a currently outstanding Note (each such exchanged note, an "Original Note") should be the same as such U.S. Holder's basis in the Original Notes exchanged therefor. Otherwise, a U.S. Holder's initial tax basis in a Note purchased by such holder will be equal to the price paid for the Note.

    Any gain or loss on the sale or other taxable disposition of a Note generally will be capital gain or loss. Payments on such disposition for accrued interest not previously included in income will be treated as ordinary interest income.

    Backup Withholding. The backup withholding rules require a payor to deduct and withhold a tax if (i) the payee fails to furnish a taxpayer identification number ("TIN") in the prescribed manner, (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iii) the payee has failed to report properly the receipt of "reportable payments" and the IRS has notified the payor that withholding is required, or (iv) the payee fails to certify under the penalty of perjury that such payee is not subject to backup withholding. If any one of the events discussed above occurs with respect to a holder of Notes, the Company, its paying agent or other withholding agent will be required to withhold a tax equal to 31% of any "reportable payment" made in connection with the Notes of such holder. A "reportable payment" includes, among other things, amounts paid in respect of interest on a Note. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a refund or credit against such holder's federal income tax, provided that the required information is furnished to the IRS. Certain holders (including, among others, corporations and certain tax-exempt organizations) are not subject to backup withholding.

MARKET DISCOUNT AND PREMIUM

    If a U.S. Holder of a Note has a tax basis in the Note that is less than its "stated redemption price at maturity," the amount of the difference will be treated as "market discount" for U.S. federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules of the Code, a U.S. Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of any accrued market discount that has not previously been included in income. Market discount generally accrues on a straight-line basis over the term of a debt instrument remaining after the acquisition. A U.S. Holder may not be allowed to deduct immediately all or a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such Note (or the Original Note for which the Note was exchanged, as the case may be). A U.S. Holder may elect to include market discount in income currently as it accrues (either on a straight-line basis or, if the U.S. Holder so elects, on a constant yield basis), in which case the interest deferral rule set forth in the preceding sentence will not apply. Such an election will apply to all bonds acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

    If a U.S. Holder purchases a Note (or purchased the Original Note for which the Note was exchanged, as the case may be) for an amount greater than the sum of all amounts payable on the Note (or Original Note) after the purchase date, other than stated interest, such holder will be considered to have purchased such Note (or such Original Note) with "amortizable bond premium" equal in amount to such excess, and may elect (in accordance with applicable Code provisions) to amortize such premium, using a constant yield method over the remaining term. The amount amortized in any year will be treated as a reduction of the U.S. Holder's interest income from the Note in such year. A U.S. Holder that elects to amortize bond premium must reduce its tax basis in the Note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

    This section discusses special rules applicable to a Non-U.S. Holder of Notes. This summary does not address the tax consequences to stockholders, partners or beneficiaries in a Non-U.S. Holder. For purposes hereof, a "Non-U.S. Holder" is any person who is not a U.S. Holder and is not subject to U.S. federal income tax on a net basis on income with respect to a Note because such income is effectively connected with the conduct of a U.S. trade or business.

    Interest. Payments of interest to a Non-U.S. Holder that do not qualify for the portfolio interest exception discussed below will be subject to withholding of U.S. federal income tax at a rate of 30% unless a U.S. income tax treaty applies to reduce the rate of withholding. To claim a treaty reduced rate, the Non-U.S. Holder must provide a properly executed Form 1001.

    Interest that is paid to a Non-U.S. Holder on a Note will not be subject to U.S. income or withholding tax if the interest qualifies as "portfolio interest." Generally, interest on the Notes that is paid by the Company will qualify as portfolio interest if (i) the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote; (ii) the Non-U.S. Holder is not a controlled foreign corporation that is related to the Company actually or constructively through stock ownership for U.S. federal income tax purposes;
(iii) the Non-U.S. Holder is not a bank receiving interest on a loan entered into in the ordinary course of business; and (iv) either (x) the beneficial owner of the Note provides the Company or its paying agent with a properly executed certification on IRS Form W-8 (or a suitable substitute form) signed under penalties of perjury that the beneficial owner is not a "U.S. person" for U.S. federal income tax purposes and that provides the beneficial owner's name and address, or (y) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its business holds the Note and certifies to the Company or its agent under penalties of perjury that the IRS Form W-8 (or a suitable substitute) has been received by it from the beneficial owner of the Note or a qualifying intermediary and furnishes the payor a copy thereof.

    Treasury regulations (the "Withholding Regulations") provide alternative methods for satisfying the certification requirements described in clause (iv) above. The Withholding Regulations also require, in the case of Notes held by a foreign partnership, that (x) the certification described in clause (iv) above be provided by the partners and (y) the partnership provide certain information, including its taxpayer identification number. A look-through rule will apply in the case of tiered partnerships.

    Sale, Exchange or Retirement of Notes. Any gain realized by a Non-U.S. Holder on the sale, exchange or retirement of the Notes, will generally not be subject to U.S. federal income tax or withholding unless (i) the Non-U.S. Holder is an individual who was present in the U.S. for 183 days or more in the taxable year of the disposition and meets certain other requirements; or (ii) the Non-U.S. Holder is subject to tax pursuant to certain provisions of the Code applicable to certain individuals who renounce their U.S. citizenship or terminate long-term U.S. residency. If a Non-U.S. Holder falls under (ii) above, the holder will be taxed on the net gain derived from the sale under the graduated U.S. federal income tax rates that are applicable to U.S. citizens and resident aliens, and may be subject to withholding under certain circumstances. If a Non-U.S. Holder falls under (i) above, the holder generally will be subject to U.S. federal income tax at a rate of 30% on the gain derived from the sale (or reduced treaty rate) and may be subject to withholding in certain circumstances.

    U.S. Information Reporting and Backup Withholding Tax. Backup withholding generally will not apply to a Note issued in registered form that is beneficially owned by a Non-U.S. Holder if the certification of Non-U.S. Holder status is provided to the Company or its agent as described above in "Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders -- Interest," provided that the payor does not have actual knowledge that the holder is a U.S. person. The Company may be required to report annually to the IRS and to each Non-U.S. Holder the amount of interest paid to, and the tax withheld, if any, with respect to each Non-U.S. Holder.

    If payments of principal and interest are made to the beneficial owner of a Note by or through the foreign office of a custodian, nominee or other agent of such beneficial owner, or if the proceeds of the sale of Notes are paid to the beneficial owner of a Note through a foreign office of a "broker" (as defined in the pertinent Regulations), the proceeds will not be subject to backup withholding (absent actual knowledge that the payee is a U.S. person). Information reporting (but not backup withholding) will apply, however, to a payment by a foreign office of a custodian, nominee, agent or broker that is (i) a U.S. person, (ii) a controlled foreign corporation for U.S. federal income tax purposes, or (iii) a foreign person that derives 50% or more of its gross income from the conduct of a U.S. trade or business for a specified three-year period or by a foreign office of certain other persons; unless the broker has in its records documentary evidence that the holder is a Non-U.S. Holder and certain conditions are met (including that the broker has no actual knowledge that the holder is a U.S. Holder) or the holder otherwise establishes an exemption. Payment through the U.S. office of a custodian, nominee, agent or broker is subject to both backup withholding at a rate of 31% and information reporting, unless the holder certifies that it is a Non-U.S. Holder under penalties of perjury or otherwise establishes an exemption.

    Any amount withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a credit against, or refund of, such holder's U.S. federal income tax liability, provided that certain information is provided by the holder to the IRS.

                              PLAN OF DISTRIBUTION

    This Prospectus is to be used by the Goldman Entities in connection with offers and sales of the Notes in market-making transactions effected from time to time. The Goldman Entities may act as a principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

    Affiliates of Goldman Sachs currently own approximately 66.9% of our Common Stock and all of our Series A Redeemable Convertible Preferred Stock. See "Ownership of Capital Stock." The Goldman Entities have informed us that they do not intend to confirm sales of the Notes to any accounts over which they exercise discretionary authority without the prior specific written approval of such transactions by the customer.

    We have been advised by the Goldman Entities that, subject to applicable laws and regulations, the Goldman Entities currently intend to make a market in the Notes. However, the Goldman Entities are not obligated to do so and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained. See "Risk Factors -- Trading Market for the Notes."

    Goldman Sachs has provided investment banking services to us in the past and may provide such services and financial advisory services to us in the future. Goldman Sachs acted as purchaser in connection with the initial sale of the Original Notes and received an underwriting discount of approximately $3.3 million in connection therewith. See "Management -- Certain Relationships and Related Transactions."

    Goldman Sachs and the Company have entered into a registration rights agreement with respect to the use by Goldman Sachs of this Prospectus. Pursuant to such agreement, we agreed to bear substantially all registration expenses incurred under such agreement, and we agreed to indemnify Goldman Sachs against certain liabilities, including liabilities under the Securities Act.

                                     EXPERTS

The consolidated financial statements of Amscan Holdings, Inc. at December 31, 2000 and 2001, and for each of the three years in the period ended December 31, 2001, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                              VALIDITY OF THE NOTES

    The validity of the Notes was passed upon for Amscan Holdings, Inc. by Wachtell, Lipton, Rosen & Katz, New York, New York, counsel to Amscan Holdings in connection with the offer and sale of the Original Notes and the Notes.

                              AMSCAN HOLDINGS, INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                        AND FINANCIAL STATEMENT SCHEDULE



Audited Consolidated Financial Statements as of December 31, 2000 and 2001 and for each of the three years in the period ended December 31, 2001:

                                                                            Page
                                                                            ----
    Report of Independent Auditors........................................   F-2
    Consolidated Balance Sheets...........................................   F-3
    Consolidated Statements of Income.....................................   F-4
    Consolidated Statements of Stockholders' Deficit......................   F-5
    Consolidated Statements of Cash Flows.................................   F-6
    Notes to Consolidated Financial Statements............................   F-7

Unaudited Consolidated Financial Statements as of March 31, 2002 and for three-month periods ended March 31, 2001 and 2002:

    Consolidated Balance Sheet............................................  F-31
    Consolidated Statements of Income.....................................  F-32
    Consolidated Statements of Stockholders' Deficit......................  F-33
    Consolidated Statements of Cash Flows.................................  F-34
    Notes to Consolidated Financial Statements............................  F-35
    Supplemental Information..............................................  F-42

Schedule II  Valuation and Qualifying Accounts............................  F-48


All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders
Amscan Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Amscan Holdings, Inc. as of December 31, 2000 and 2001, and the related consolidated statements of income, stockholders' deficit, and cash flows for each of the three years in the period ended December 31, 2001. Our audits also included the financial statement schedule listed in the Index at F-1. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.


We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Amscan Holdings, Inc. at December 31, 2000 and 2001, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                           /s/ Ernst & Young LLP


Stamford, Connecticut
March 14, 2002,
except for Note 19, as to which
the date is June 7, 2002.

                              AMSCAN HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                          DECEMBER 31,
                                                                                          ------------
                                                                                      2000            2001
                                                                                   ---------       ---------
                                     ASSETS
Current assets:
   Cash and cash equivalents ....................................................  $   1,469       $   1,016
   Accounts receivable, net of allowances of $5,246 and $3,937, respectively ....     62,678          65,039
   Inventories ..................................................................     71,539          72,582
   Prepaid expenses and other current assets ....................................      9,272          13,659
                                                                                   ---------       ---------
         Total current assets ...................................................    144,958         152,296
Property, plant and equipment, net ..............................................     69,198          94,589
Intangible assets, net ..........................................................     59,360          55,985
Other assets, net ...............................................................      7,111           7,604
                                                                                   ---------       ---------
         Total assets ...........................................................  $ 280,627       $ 310,474
                                                                                   =========       =========

       LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED AND COMMON STOCK AND
                             STOCKHOLDERS' DEFICIT
Current liabilities:
   Loans and notes payable ......................................................  $  10,335       $     700
   Accounts payable .............................................................     28,820          33,083
   Accrued expenses .............................................................     17,091          16,047
   Income taxes payable .........................................................      1,198           2,298
   Current portion of long-term obligations .....................................      3,754           3,455
                                                                                   ---------       ---------
         Total current liabilities ..............................................     61,198          55,583
Long-term obligations, excluding current portion ................................    261,815         278,443
Deferred income tax liabilities .................................................     13,314          15,181
Other ...........................................................................      2,413           2,353
                                                                                   ---------       ---------
         Total liabilities ......................................................    338,740         351,560

Redeemable convertible preferred stock ..........................................         --           6,270
Redeemable Common Stock .........................................................     28,768          29,949

Commitments and Contingencies

Stockholders' deficit:
   Common Stock .................................................................         --              --
   Additional paid-in capital ...................................................        233             299
   Unamortized restricted Common Stock award, net ...............................       (354)            (94)
   Notes receivable from stockholders ...........................................       (548)           (601)
   Deficit ......................................................................    (83,867)        (74,016)
   Accumulated other comprehensive loss .........................................     (2,345)         (2,893)
                                                                                   ---------       ---------
         Total stockholders' deficit ............................................    (86,881)        (77,305)
                                                                                   ---------       ---------

         Total liabilities, redeemable convertible preferred and Common Stock
           and stockholders' deficit ............................................  $ 280,627       $ 310,474
                                                                                   =========       =========


          See accompanying notes to consolidated financial statements.

                              AMSCAN HOLDINGS, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)


                                                                   FOR THE YEARS ENDED DECEMBER 31,
                                                                   --------------------------------
                                                                  1999           2000           2001
                                                               ---------      ---------      ---------
Net sales ..................................................   $ 304,892      $ 323,484      $ 345,183
Cost of sales ..............................................     194,632        206,872        225,036
                                                               ---------      ---------      ---------
         Gross profit ......................................     110,260        116,612        120,147

Operating expenses:
   Selling expenses ........................................      23,235         28,578         31,414
   General and administrative expenses .....................      30,694         31,958         33,317
   Provision for doubtful accounts .........................       2,906          7,133          3,758
   Art and development costs ...............................       8,650          8,453          8,772
   Non-recurring charges ...................................         995             --             --
   Restructuring charges ...................................          --            500
                                                               ---------      ---------      ---------
         Total operating expenses ..........................      66,480         76,622         77,261
                                                               ---------      ---------      ---------
         Income from operations ............................      43,780         39,990         42,886

Interest expense, net ......................................      26,365         26,355         24,069
Other expense, net .........................................          35             96             24
                                                               ---------      ---------      ---------
         Income before income taxes and minority interests..      17,380         13,539         18,793

Income tax expense .........................................       7,100          5,348          7,423
Minority interests .........................................          73             75             68
                                                               ---------      ---------      ---------
         Net income ........................................      10,207          8,116         11,302
         Dividend requirement on redeemable convertible
            preferred stock ................................          --             --           (270)
                                                               ---------      ---------      ---------
         Net income applicable to common shares ............   $  10,207      $   8,116      $  11,032
                                                               =========      =========      =========



          See accompanying notes to consolidated financial statements.

                              AMSCAN HOLDINGS, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
              FOR THE YEARS ENDED DECEMBER 31, 1999, 2000 AND 2001
                             (DOLLARS IN THOUSANDS)

                                                             UNAMORTIZED
                                                              RESTRICTED        NOTES                   ACCUMULATED
                                                ADDITIONAL     COMMON        RECEIVABLE                    OTHER
                                      COMMON     PAID-IN     STOCK AWARD,       FROM                   COMPREHENSIVE
                                       STOCK     CAPITAL         NET        STOCKHOLDERS    DEFICIT        LOSS           TOTAL
                                       -----     -------         ---        ------------    -------        ----           -----
Balance at December 31, 1998 ......   $  --     $     225    $      (575)   $      (718)   $(92,969)   $     (1,250)   $  (95,287)
  Net income ......................                                                          10,207                        10,207
  Net change in cumulative
    translation adjustment ........                                                                             362           362
                                                                                                                       -----------
      Comprehensive income ........                                                                                        10,569
  Accretion in redeemable
    Common Stock ..................                                                          (4,035)                       (4,035)
  Amortization of restricted
    Common Stock award ............                                  170                                                      170
  Payments received on notes
    receivable from stockholders ..                                                  54                                        54
                                      -----     ---------    -----------    -----------    --------    ------------    ----------
Balance at December 31, 1999 ......      --           225           (405)          (664)    (86,797)           (888)      (88,529)
  Net income ......................                                                           8,116                         8,116
  Net change in cumulative
    translation adjustment ........                                                                          (1,457)       (1,457)
                                                                                                                       ----------
      Comprehensive income ........                                                                                         6,659
  Accretion in redeemable
    Common Stock and other ........                     8                                    (5,186)                       (5,178)
  Amortization of restricted
    Common Stock award ............                                   51                                                       51
  Payments received on notes
    receivable from stockholders ..                                                 116                                       116
                                      -----     ---------    -----------    -----------    --------    ------------    ----------
Balance at December 31, 2000 ......      --           233           (354)          (548)    (83,867)         (2,345)      (86,881)
  Net income ......................                                                          11,302                        11,302
  Net change in cumulative
    translation adjustment ........                                                                            (434)         (434)
  Cumulative effect of a change in
    accounting principle, net of
    taxes (see Notes 16 and 17) ...                                                                            (227)         (227)
  Change in fair value of interest
    rate swaps and foreign
    exchange contracts, net of
    taxes (see Notes 16 and 17) ...                                                                             113           113
                                                                                                                       ----------
      Comprehensive income ........                                                                                        10,754
  Accretion in redeemable
    Common Stock ..................                                                          (1,181)                       (1,181)
  Redeemable convertible
    preferred stock dividends .....                                                            (270)                         (270)
  Exercise of stock options .......                    66                           (25)                                       41
  Payments received on notes
    receivable from stockholders ..                                                   9                                         9
  Amortization of restricted
    Common Stock award ............                                  260                                                      260
  Other ...........................                                                 (37)                                      (37)
                                      -----     ---------    -----------    -----------    --------    ------------    ----------

Balance at December 31, 2001 ......   $  --     $     299    $       (94)   $      (601)   $(74,016)   $     (2,893)   $  (77,305)
                                      =====     =========    ===========    ===========    ========    ============    ==========



          See accompanying notes to consolidated financial statements.

                              AMSCAN HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                                               --------------------------------
                                                                              1999           2000           2001
                                                                            --------       --------       --------
Cash flows from operating activities:
   Net income ...........................................................   $ 10,207       $  8,116       $ 11,302
   Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization ......................................     12,931         14,487         15,468
     Amortization of deferred financing costs ...........................        870            902            998
     Loss (gain) on disposal of property and equipment ..................         86             (9)           (13)
     Provision for doubtful accounts ....................................      2,906          7,133          3,758
     Restructuring and other non-recurring charges ......................        995            500
     Amortization of restricted Common Stock award ......................        170             51            260
     Deferred income tax provision ......................................      3,764          1,761          1,620
     Changes in operating assets and liabilities, net of acquisitions:
       Increase in accounts receivable ..................................    (14,297)       (12,895)        (6,162)
       Increase in inventories ..........................................     (4,612)       (12,346)        (1,234)
       (Increase) decrease in prepaid expenses, other current assets
           and other, net ...............................................     (2,164)         2,989         (5,141)
       Increase in accounts payable, accrued expenses
         and income taxes payable .......................................      8,579          8,569          4,443
                                                                            --------       --------       --------
           Net cash provided by operating activities ....................     19,435         19,258         25,299

Cash flows from investing activities:
   Capital expenditures .................................................    (11,632)       (18,576)       (37,479)
   Proceeds from disposal of property, plant and equipment ..............        216            101             55
                                                                            --------       --------       --------
           Net cash used in investing activities ........................    (11,416)       (18,475)       (37,424)

Cash flows from financing activities:
   Proceeds from issuance of redeemable convertible preferred stock .....                                    6,000
   Proceeds from the exercise of Common Stock options ...................                                       41
   Proceeds from loans, notes payable and long-term obligations,
     net of debt issuance costs of $557 in 2001 .........................        450          5,647         19,443
   Repayment of loans, notes payable and long-term obligations ..........     (9,242)        (4,884)       (13,495)
   Other ................................................................         25            103            (66)
                                                                            --------       --------       --------
           Net cash (used in) provided by financing activities ..........     (8,767)           866         11,923

Effect of exchange rate changes on cash .................................        480         (1,029)          (251)
                                                                            --------       --------       --------
           Net (decrease) increase in cash and cash equivalents .........       (268)           620           (453)
Cash and cash equivalents at beginning of year ..........................      1,117            849          1,469
                                                                            --------       --------       --------
Cash and cash equivalents at end of year ................................   $    849       $  1,469       $  1,016
                                                                            ========       ========       ========

Supplemental disclosures of cash flow information:
Cash paid during the period for:
           Interest .....................................................   $ 25,278       $ 26,047       $ 25,189
           Income taxes .................................................   $    950       $  5,352       $  6,020


Supplemental information on non-cash activities (dollars in thousands):

Capital lease obligations of $651 and $144 were incurred in 1999 and 2001, respectively. There were no capital lease obligations incurred in 2000.


          See accompanying notes to consolidated financial statements.

                              AMSCAN HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

         Amscan Holdings, Inc. ("Amscan Holdings" and, together with its subsidiaries, "AHI" or the "Company") was incorporated on October 3, 1996 for the purpose of becoming the holding company for Amscan Inc. and certain affiliated entities in connection with an initial public offering of its Common Stock ("IPO"). The IPO involved the sale of 4,000,000 shares of Common Stock at $12.00 per share on December 18, 1996. On January 8, 1997, an additional 422,400 shares of Common Stock were sold at $12.00 per share to cover the over-allotments as provided for in the underwriting agreement between the Company and the underwriters associated with the IPO.

         On December 19, 1997, Amscan Holdings and Confetti Acquisition, Inc. ("Confetti"), a newly formed Delaware corporation affiliated with GS Capital Partners II, L.P. and certain other private investment funds managed by Goldman, Sachs & Co. (collectively, "GSCP"), entered into a merger pursuant to an agreement (the "Merger Agreement") providing for a recapitalization of Amscan Holdings in which Confetti was merged with and into Amscan Holdings (the "Merger"), with Amscan Holdings as the surviving corporation. Pursuant to certain employment arrangements, certain employees of the Company, at that time, purchased an aggregate of 10 shares of Common Stock following the Merger (see
Note 12). The Merger was accounted for as a recapitalization and, accordingly, the historical basis of the Company's assets and liabilities was not impacted by the Merger.

         The Company designs, manufactures, contracts for manufacture and distributes party goods and accessories principally in North America, South America, Europe, Asia and Australia.


Basis of Presentation

         The consolidated financial statements include the accounts of Amscan Holdings and its subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Cash Equivalents

         Highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.


Inventories

         Substantially all inventories of the Company are valued at the lower of cost (principally on the first-in, first-out method) or market.


Long-Lived Assets

         Property, plant and equipment are stated at cost. Machinery and equipment under capital leases are stated at the present value of the minimum lease payments at the inception of the lease. Depreciation is calculated principally on the straight-line method over the estimated useful lives of the assets. Machinery and equipment held under capital leases and leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the asset.

         Intangible assets of $59,360,000 and $55,985,000 at December 31, 2000 and 2001, respectively, are comprised principally of goodwill, net of amortization. Goodwill represents the excess of the purchase price of acquired companies over the estimated fair value of the net assets acquired. Goodwill is being amortized on a straight-line basis over periods ranging from 25 to 30 years. Accumulated amortization was $9,898,000 and $13, 202,000 at December 31, 2000 and 2001, respectively.

         The Company systematically reviews the recoverability of its long-lived and intangible assets by comparing the unamortized carrying value of such assets to the related anticipated undiscounted future cash flows. Any impairment related to long-lived assets is measured by reference to the assets' fair market value and any impairment related to goodwill is measured against discounted cash flows. Impairments are charged to expense when such determination is made.

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2001

Deferred Financing Costs

         Deferred financing costs (included in other assets) are amortized to interest expense using the interest method over the lives of the related debt.

Revenue Recognition

         The Company recognizes revenue from product sales when the goods are shipped to the customer. The Company records estimated reductions to revenue for various customer incentive programs and allowances.

Shipping and Handling

         Outbound shipping and handling costs billed to customers are included in revenue. The costs of shipping and handling incurred by the Company are included in cost of sales.

Royalty Agreements

         Commitments for minimum payments under royalty agreements, a portion of which may be paid in advance, are charged to expense ratably, based on the Company's estimate of total sales of related products. If all or a portion of the minimum guarantee subsequently appears not to be recoverable, the unrecoverable portion is charged to expense at that time.

Catalogue Costs

         The Company expenses costs associated with the production of annual catalogues when incurred.

Art and Development Costs

         Art and development costs are primarily internal costs that are not easily associated with specific designs which may not reach commercial production. Accordingly, the Company expenses these costs as incurred.

Derivative Financial Instruments

         The Company uses interest rate swap agreements and foreign currency exchange contracts to manage and reduce risk to the Company from increases in the interest rates on floating rate debt obligations and the effects of changes in foreign exchange rates on certain foreign currency transactions (see Notes 16 and 17).

Income Taxes

         The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities and operating loss and tax credit carryforwards applying enacted statutory tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the judgment of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Stock-Based Compensation

         The Company accounts for stock based awards in accordance with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 permits entities to recognize as expense, over the vesting period, the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to apply the provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," which requires the recognition of compensation expense at the date of grant only if the current market price of the underlying stock exceeds the exercise price, and to provide pro forma net income disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the recognition provisions of APB No. 25 and has provided the pro forma disclosures required by SFAS No. 123 (see Note 10).

Accumulated Other Comprehensive Loss

         Accumulated other comprehensive loss at December 31, 1999, 2000 and 2001 consisted of the Company's foreign currency translation adjustment and the fair value of interest rate swap and foreign exchange contracts qualifying as hedges (see Note 17).

Foreign Currency Transactions and Translation

         The functional currencies of the Company's foreign operations are the local currencies in which they operate. Realized foreign currency exchange gains or losses, which result from the settlement of receivables or payables in currencies other than the functional currencies, are credited or charged to operations. Unrealized gains or losses on foreign

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2001

currency exchanges are insignificant. The balance sheets of foreign subsidiaries are translated into U.S. dollars at the exchange rates in effect on the balance sheet date. The results of operations of foreign subsidiaries are translated into U.S. dollars at the average exchange rates effective for the periods presented. The differences from historical exchange rates are recorded as comprehensive income (loss) and are included as a component of accumulated other comprehensive loss.

Concentration of Credit Risk

         While the Company's customers are geographically dispersed throughout North America, South America, Europe, Asia and Australia, there is a concentration of sales made to and accounts receivable from the stores that operate in the party goods superstore channel of distribution. At December 31, 2000 and 2001, Party City Corporation ("Party City"), the Company's largest customer with 470 corporate and franchise stores, accounted for 19% of consolidated accounts receivable, net. For the years ended December 31, 1999, 2000, and 2001, sales to Party City's corporate stores represented 10%, 12% and 13% of consolidated net sales, respectively. For the years ended December 31, 1999, 2000, and 2001, sales to Party City's franchise stores represented 9%, 13% and 15% of consolidated net sales, respectively. No other group or combination of customers subjected the Company to a concentration of credit risk. Although the Company believes its relationships with Party City and its franchisees are good, if they were to reduce their volume of purchases from the Company significantly, the Company's financial condition and results of operations could be materially adversely affected.

Use of Estimates

         The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Recently Issued Accounting Standards

         In June 2001, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 141, "Business Combinations" which supersedes APB Opinion No. 16, "Business Combinations." SFAS No. 141 eliminates the pooling-of-interests method of accounting for business combinations and modifies the application of the purchase accounting method. SFAS No. 141 also specifies criteria that intangible assets acquired in a purchase method business combination must meet to be recognized and reported separately from goodwill. The elimination of the pooling-of-interests method is effective for transactions initiated after June 30, 2001. The remaining provisions of SFAS No. 141 will be effective for transactions accounted for using the purchase method that are completed after June 30, 2001. Management does not anticipate the adoption of this statement will have a significant effect on the Company's results of operations or financial position.

         In June 2001, the FASB also issued SFAS No. 142, "Goodwill and Intangible Assets" which supersedes APB Opinion No. 17, "Intangible Assets." SFAS No. 142 eliminates the current requirement to amortize goodwill and indefinite-lived intangible assets, addresses the amortization of intangible assets with a defined life and addresses the impairment testing and recognition for goodwill and intangible assets. SFAS No. 142 will apply to goodwill and intangible assets arising from transactions completed before and after the effective date. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. The Company will apply the new rules on accounting for goodwill and other intangible assets beginning in the first quarter of 2002. Application of the non-amortization provisions of SFAS No. 142 is expected to result in an estimated increase in net income of approximately $1.6 million for the year ended December 31, 2002. During 2002, the Company will perform the first of the required impairment tests of goodwill and indefinite lived intangible assets as of January 1, 2002 and has not yet determined what the effect of these tests will be on the earnings and financial position of the Company.

         In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which provides a single accounting model for long-lived assets to be disposed of. Provisions outlined in this statement supercede SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and certain provisions of APB No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." These new rules significantly change the criteria that would have to be met to classify an asset as held-for-sale. This is significant as assets classified as held-for-sale are stated at the lower of carrying value or fair value and depreciation is no longer recognized. This statement will also allow for more dispositions to qualify for discontinued operations treatment in the income statement.

         SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. The provisions of this statement are effective for disposal activities initiated by an entity's commitment to a plan after the effective date of the statement. The Company will adopt this statement effective January 1, 2002, as required. Management does not anticipate the adoption of this statement will have a significant effect on the Company's results of operations or financial position.

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2001

         Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or not significant to the financial statements of the Company.

NOTE 3 - INVENTORIES

Inventories at December 31, 2000 and 2001 consisted of the following (dollars in thousands):

                                                             2000           2001
                                                           --------       --------
Finished goods .........................................   $ 61,680       $ 65,376
Raw materials ..........................................      7,614          5,992
Work-in process ........................................      4,677          4,520
                                                           --------       --------
                                                             73,971         75,888
Less:  reserve for slow moving and obsolete inventory ..     (2,432)        (3,306)
                                                           --------       --------
                                                           $ 71,539       $ 72,582
                                                           ========       ========

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT, NET

         Major classifications of property, plant and equipment at December 31, 2000 and 2001 consisted of the following (dollars in thousands):

                                                                                      ESTIMATED
                                                         2000           2001         USEFUL LIVES
                                                         ----           ----         ------------
Machinery and equipment ...........................   $  69,909       $  78,520           3-15
Buildings .........................................      11,984          36,860          31-40
Data processing equipment .........................      20,985          21,701            5
Leasehold improvements ............................       4,198           9,576           2-20
Furniture and fixtures ............................       5,529           4,856            10
Construction in progress ..........................       2,976           1,113
Land ..............................................       7,123           7,123
                                                      ---------       ---------
                                                        122,704         159,749
Less:  accumulated depreciation and amortization ..     (53,506)        (65,160)
                                                      ---------       ---------
                                                      $  69,198       $  94,589
                                                      =========       =========

         Depreciation and amortization expense was $9,271,000, $10,882,000 and $12,164,000 for the years ended December 31, 1999, 2000 and 2001, respectively.

         In October 2000, the Company purchased property for the construction of a new domestic distribution facility for $4,872,000 and entered into a contract for the design and construction of the new facility. At December 31, 2000, the Company had incurred construction costs of $2,976,000. At December 31, 2001, the construction of the new facility was completed at a cost of $24,752,000, including $1,204,000 of capitalized interest costs. The Company expects the facility to be fully operational in the latter half of 2002.

NOTE 5 - LOANS AND NOTES PAYABLE

         Loans and notes payable outstanding at December 31, 2000 and 2001 consisted of the following (dollars in thousands):

                                                                                  2000         2001
                                                                                  ----         ----
Revolving credit line with interest at the Eurodollar rate plus 2.00%
     (8.78%, at December 31, 2000) ..........................................   $ 6,000           --
Revolving credit line with interest at the prime rate plus 0.625% to 1.25%
     (weighted average rate of 10.43% and 5.38% at December 31, 2000
     and 2001, respectively) ................................................     4,335      $   700
                                                                                -------      -------
                                                                                $10,335      $   700
                                                                                =======      =======

         On December 19, 1997, the Company entered into Bank Credit Facilities (see Note 6) which include a $50,000,000 revolving credit facility (the "Revolving Credit Facility"). The Revolving Credit Facility expires on December 31, 2002 and bears interest, at the option of the Company, at the lenders' customary base rate plus, based on certain terms, a range of 0.625% to 1.50% per annum or at the lenders' customary reserve adjusted Eurodollar rate plus, based on certain terms, a range of 2.00% to 2.50% per annum. Interest on balances outstanding under the Revolving Credit Facility is subject to adjustment in the future based on the Company's performance. Amounts drawn on the Revolving Credit Facility are also subject to an agreed upon borrowing base

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2001

and periodic reduction of outstanding balances. All borrowings under the Revolving Credit Facility are guaranteed by the Company's domestic subsidiaries and are subject to mandatory prepayments upon the occurrence of certain events (see Note 6). The Company had outstanding standby letters of credit under the Revolving Credit Facility of $4,946,000 and $6,321,000 at December 31, 2000 and 2001, respectively.

         In October 2000, the Company amended and restated its Bank Credit Facilities to provide for, among other things, the additional borrowings and capital expenditures for the construction of the new domestic distribution facility (see Note 4).

         In addition to the Revolving Credit Facility, the Company has a $400,000 Canadian dollar denominated revolving credit facility which bears interest at the Canadian prime rate and expires on June 15, 2002, a $1,000,000 British Pound Sterling denominated revolving credit facility which bears interest at the U.K. base rate plus 1.75% and expires on June 1, 2002 and a $1,000,000 revolving credit facility which bears interest at LIBOR plus 1.0% and expires on January 31, 2003. No borrowings were outstanding under these revolving credit facilities at December 31, 2000 and 2001.

         The weighted average interest rates on loans and notes payable outstanding at December 31, 2000 and 2001 were 9.47% and 5.38%, respectively.

NOTE 6 - LONG-TERM OBLIGATIONS

         Long-term obligations at December 31, 2000 and 2001 consisted of the following (dollars in thousands):

                                                         2000            2001
                                                      ---------       ---------
Senior subordinated notes (a) .....................   $ 110,000       $ 110,000
Term loan (b) .....................................     151,234         149,675
Mortgage obligations (c) ..........................       2,222          21,628
Notes payable (d) .................................         486             258
Capital lease obligations (e) .....................       1,627             337
                                                      ---------       ---------
         Total long-term obligations ..............     265,569         281,898
Less: current portion .............................      (3,754)         (3,455)
                                                      ---------       ---------
Long-term obligations, excluding current portion ..   $ 261,815       $ 278,443
                                                      =========       =========

         On December 19, 1997, the Company issued $110,000,000 aggregate principal amount of 9 7/8% senior subordinated notes due in 2007 (the "Notes") and entered into bank credit agreements (the "Bank Credit Facilities") providing for borrowings in the aggregate principal amount of approximately $117,000,000 under a term loan (the "Term Loan") and revolving loan borrowings of up to $50,000,000 under the Revolving Credit Facility (see Note 5) (collectively, the "Financings"). The Company is required to make prepayments on the Bank Credit Facilities under certain circumstances, including upon certain asset sales and issuance of debt or equity securities, subject to certain exceptions. Such mandatory prepayments will be applied to prepay the Term Loan first (on a pro rata basis) and thereafter to prepay the Revolving Credit Facility and to reduce the commitments thereunder. The Company may prepay, in whole or in part, borrowings under the Term Loan. During the first quarter of 2000, the Company prepaid $1,300,000 on the Term Loan, as required based on its cash flows for the year ended December 31, 1999. Call protection provisions apply to certain mandatory prepayments of borrowings under the Term Loan. The Company may prepay borrowings under or reduce commitments for the Revolving Credit Facility, in whole or in part, without penalty. The Bank Credit Facilities are guaranteed by the Company's domestic subsidiaries (the "Guarantors") (see Note 20). Subject to certain exceptions, all extensions of credit to the Company and all guarantees are secured by all existing and after-acquired personal property of the Company and the Guarantors, including, subject to certain exceptions, a pledge of all of the stock of all subsidiaries owned by the Company or any of the Guarantors and first priority liens on after-acquired real property and leasehold interests of the Company and the Guarantors. The guarantees are joint and several guarantees, irrevocable and full and unconditional, limited to the largest amount that would not render such guarantee obligations under the guarantee subject to avoidance under any applicable federal or state fraudulent conveyance or similar law. The Company has amended and restated its credit agreements to provide for, among other things, the additional borrowings and capital expenditures for the construction of the new domestic distribution facility (see Note 4).

(a) The Notes bear interest at a rate equal to 9 7/8% per annum. Interest is payable semi-annually on June 15 and December 15 of each year. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after December 15, 2002, at redemption prices ranging from 104.937% to 100%, plus accrued and unpaid interest to the date of redemption. In addition, at any time on or prior to December 15, 2002, the Notes may also be redeemed as a whole but not in part at the option of the Company upon the occurrence of a "Change of Control," as defined in the note

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2001

     indenture, at a redemption price equal to 100% of the principal amount thereof plus the "Applicable Premium," as defined in the note indenture, together with accrued and unpaid interest, if any, to the date of redemption. If the Company does not redeem the Notes upon a Change of Control, the Company will be obligated to make an offer to purchase the Notes, in whole or in part, at a price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of purchase. If a Change of Control were to occur, the Company may not have the financial resources to repay all of its obligations under the Bank Credit Facilities, the note indenture and the other indebtedness that would become payable upon the occurrence of such Change of Control.

(b) The Term Loan matures in December 2004 and provides for amortization (in quarterly installments) of one percent of the principal amount thereof per year for the first five years and 32.3% and 62.7% of the principal amount thereof in the sixth and seventh years, respectively. The Term Loan bears interest, at the option of the Company, at the lenders' customary base rate plus 1.625% per annum or at the lenders' customary reserve adjusted Eurodollar rate plus 2.625% per annum. At December 31, 2000 and 2001, the floating interest rate on the Term Loan was 9.28% and 4.56%, respectively. The Company was involved in three interest rate swap transactions with Goldman Sachs Capital Markets, L.P. ("GSCM") and a financial institution covering a portion of the outstanding borrowings under the Term Loan all of which have expired in 2001. The interest rate swap contracts required the Company to settle the difference in interest obligations quarterly. Net payments (receipts) to (from) the counterparty under the swap contracts for the years ended December 31, 1999, 2000 and 2001, respectively, which have been recorded as additional (reduction of) interest expense, were as follows (dollars in thousands):

                                                                         ADDITIONAL
                                                                       (REDUCTION OF)
                            NOTIONAL                                  INTEREST EXPENSE
DATE OF CONTRACT             AMOUNT       TERM      FIXED RATE   1999       2000        2001
----------------             ------       ----      ----------   ----       ----        ----
December 31, 1997.........  $57,330      3 years      8.36%      $868       $ 167      $  --
September 30, 1998........  $35,000      3 years      7.68%      (203)       (592)        56
September 17, 1999........  $31,000      2 years      9.30%        74          (8)      (308)
January 3, 2001...........  $10,000     9 months      6.03%                              (76)
                                                                 ----       -----     ------
                                                                 $739       $(433)     $(328)
                                                                 ====       =====      =====

(c) In conjunction with the construction of a new distribution facility, on December 21, 2001, the Company borrowed $10,000,000 each from a financial institution and the New York State Job Development Authority, pursuant to the terms of a first and second lien mortgage note, respectively. The first lien mortgage note bears interest at LIBOR plus 2.75%. However, the Company has utilized an interest rate swap agreement to effectively fix the loan rate at 8.40% for the term of the loan. The second lien mortgage note bears interest at a rate of 4.75%, subject to change under certain conditions. Both loans are for a term of 96 months and require monthly payments based on a 180 month amortization period with balloon payments upon maturity in January 2010. The new facility has a carrying value of $29,624,000 at December 31, 2001. The Company has amended and restated its Bank Credit Facilities to provide for, among other things, these additional borrowings and capital expenditures for the construction of the facility.

     At December 31, 2000 and 2001, the Company had a mortgage obligation payable to a financial institution of $2,222,000 and $1,628,000, respectively, due September 13, 2004. The mortgage is related to a distribution facility and is collateralized by the related real estate asset ($4,531,000 carrying value at December 31, 2001) of the Company and bears interest at 8.51%.

(d) In 1998, in conjunction with the acquisition of the remaining 25% interest in its subsidiary, Amscan Holdings Limited, the Company issued a non-interest bearing note to the former shareholder which is payable through April 2004. At December 31, 2000 and 2001, the note to the former shareholder was $347,000 and $228,000, respectively. Prior to the acquisition of all the capital stock of Anagram International, Inc., and certain related companies (collectively, "Anagram") in 1998 (the "Acquisition"), Anagram issued a note payable to a former employee of Anagram which is payable through March 2002 at a fixed interest rate of 10%. At December 31, 2000 and 2001, the note to the former employee was $139,000 and $30,000, respectively.

(e) The Company has entered into various capital leases for machinery and equipment with implicit interest rates ranging from 4.85% to 9.20% which extend to 2006.

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2001

        At December 31, 2001, maturities of long-term obligations consisted of the following (dollars in thousands):

                                MORTGAGE, NOTES       CAPITAL
                                   AND LOANS     LEASE OBLIGATIONS     TOTAL
                                   ---------     -----------------     -----
2002 ........................     $     3,266       $       201      $  3,467
2003 ........................          52,262                78        52,340
2004 ........................          99,410                36        99,446
2005 ........................           1,205                36         1,241
2006 ........................           1,231                23         1,254
Thereafter ..................         124,187                --       124,187
                                  -----------       -----------      --------
                                      281,561               374       281,935
Amount representing interest                                (37)          (37)
                                  -----------       -----------      --------
Long-term obligations .......     $   281,561       $       337      $281,898
                                  ===========       ===========      ========

NOTE 7 - PROVISION FOR DOUBTFUL ACCOUNTS

         During the second quarter of 2000, two of the Company's customers filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code. As a result of the filings, the Company charged $3.4 million and $1.0 million to the provision for doubtful accounts during the second and fourth quarters of 2000, respectively, to fully provide for the accounts receivable balances due to the Company from these customers. On a combined basis, these two customers accounted for approximately 1.9% of the Company's consolidated net sales for the year ended December 31, 2000. The Company also charged $1.6 million to the provision for doubtful accounts during the fourth quarter of 2000, which represented the remaining accounts receivable balance from a customer that filed for bankruptcy during 1999.

         During the third quarter of 2001, one of the Company's customers filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code and, as a result, the Company charged $1.5 million and $1.0 million to the provision for doubtful accounts during the third and fourth quarters of 2001, respectively, to fully provide for the accounts receivable balances due to the Company. This customer accounted for approximately 2.1% of the Company's consolidated net sales for the year ended December 31, 2001. The Company does not believe the potential loss of this customer will have a material adverse effect on the Company's future results of operations or its financial condition.

NOTE 8 - NON-RECURRING ITEMS

         During the fourth quarter of 1999, the Company recorded non-recurring charges of $1.0 million in association with the proposed construction of a new distribution facility. The non-recurring charges represented building costs written-off due to the relocation of the proposed site. During 2000, the Company incurred charges of $0.2 million in connection with the consolidation of certain manufacturing operations and an additional $0.3 million in connection with the restructuring of its distribution operations that occurred in 1998.

NOTE 9 - EMPLOYEE BENEFIT PLANS

         Certain subsidiaries of the Company maintain profit-sharing plans for eligible employees providing for annual discretionary contributions to a trust. Eligible employees are full-time domestic employees who have completed a certain length of service, as defined, and attained a certain age, as defined. The plans require the subsidiaries to match 25% to 100% of voluntary employee contributions to the plan, up to the first 6% of an employee's annual salary. Profit sharing expense for the years ended December 31, 1999, 2000 and 2001 totaled $1,906,000, $2,220,000 and $2,462,000, respectively.


NOTE 10 - STOCK OPTION PLAN

         The Company adopted the Amscan Holdings, Inc. Stock Incentive Plan (the "1997 Stock Incentive Plan") in 1997. The 1997 Stock Incentive Plan is administered by the Board of Directors. Under the terms of the 1997 Stock Incentive Plan, as amended, the Board may award Common Stock, stock options and stock appreciation rights to certain directors, officers, employees and consultants of the Company and its affiliates. The vesting periods for awards are determined by the Board at the time of grant. As of December 31, 2001, there were 150 shares of Common Stock reserved for issuance under the 1997 Stock Incentive Plan. The 1997 Stock Incentive Plan will terminate ten years after its effective date; however, awards outstanding as of such date will not be affected or impaired by such termination.

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2001

         The options granted under the 1997 Stock Incentive Plan vest in equal installments on each of the first five anniversaries of the grant date. The options are non-transferable (except under certain limited circumstances) and have a term of ten years. The following table summarizes the changes in outstanding options under the 1997 Stock Incentive Plan for the years ended December 31, 1999, 2000 and 2001:

                                                                     Average       Average Fair Market
                                             Options           Exercise Price      Value at Grant Date
                                             -------           --------------      -------------------
Outstanding at December 31, 1998.........     111.719
         Granted.........................      20.680              $125,000               $44,562
         Canceled........................      (2.444)               93,387
                                            ---------
Outstanding at December 31, 1999.........     129.955
         Granted.........................       3.750               125,000                44,562
         Granted.........................       4.500               150,000                53,474
         Exercised.......................      (0.096)               54,545
         Exercised.......................      (0.037)               75,000
         Canceled........................      (0.143)               54,545
         Canceled........................      (0.962)               75,000
                                            ---------
Outstanding at December 31, 2000.........     136.967
         Granted.........................       2.500               150,000                53,474
         Exercised.......................      (0.666)               75,000
         Exercised.......................      (0.287)               55,102
         Canceled........................      (0.191)               55,102
         Canceled........................      (0.444)               75,000
         Canceled........................      (4.500)              125,000
                                            ---------
Outstanding at December 31, 2001.........     133.379

Exercisable at December 31, 1999.........      42.018                73,713
Exercisable at December 31, 2000.........      67.267                77,256
Exercisable at December 31, 2001.........      91.290                78,977

         The average exercise price for options outstanding as of December 31, 2001 was $86,372 with exercise prices ranging from $54,545 to $150,000. The average remaining contractual life of those options was 6.6 years.

         The Company has adopted the disclosure-only provisions of SFAS No. 123. Accordingly, no compensation cost has been recognized in connection with the issuance of options under the 1997 Stock Incentive Plan as all options were granted with exercise prices equal to the estimated fair market value of the Common Stock on the date of grant. Had the Company determined stock-based compensation based on the fair value of the options granted at the grant date, consistent with the method prescribed under SFAS No. 123, the Company's net income would have been reduced to amounts indicated below (dollars in thousands):

                                          YEARS ENDED DECEMBER 31,
                                          ------------------------
                                       1999         2000         2001
                                     -------      -------      -------
Net income:
         As reported ..............  $10,207      $ 8,116      $11,302
         SFAS No. 123 pro forma ...  $ 9,793      $ 7,606      $10,794

It has been assumed that the estimated fair value of the options granted in 1999, 2000 and 2001 under the 1997 Stock Incentive Plan is amortized on a straight line basis to compensation expense, net of taxes, over the vesting period of the grant, which is five years. The estimated fair value of each option on the date of grant was determined using the minimum value method with the following assumptions: dividend yield of 0%; risk-free interest rate of 6.50%; and expected lives of seven years.

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(CONTINUED)
                                DECEMBER 31, 2001


NOTE 11- INCOME TAXES

                  A summary of domestic and foreign pre-tax income follows (dollars in thousands):

                   YEARS ENDED DECEMBER 31,
                   ------------------------
                1999         2000         2001
              -------      -------      -------
Domestic ..   $14,035      $ 9,639      $17,350
Foreign ...     3,345        3,900        1,443
              -------      -------      -------
Total .....   $17,380      $13,539      $18,793
              =======      =======      =======

         The provision for income taxes consisted of the following (dollars in thousands):

                                        YEARS ENDED DECEMBER 31,
                                        ------------------------
                                      1999        2000        2001
                                     ------      ------      ------
Current:
       Federal ...................   $1,734      $1,551      $4,266
       State .....................      490         688       1,101
       Foreign ...................    1,112       1,348         436
                                     ------      ------      ------
       Total current provision ...    3,336       3,587       5,803
Deferred:
       Federal ...................    2,745       1,528       1,400
       State .....................      772         233         143
       Foreign ...................      247          --          77
                                     ------      ------      ------
       Total deferred provision ..    3,764       1,761       1,620
                                     ------      ------      ------
Income tax expense ...............   $7,100      $5,348      $7,423
                                     ======      ======      ======

         Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income tax assets and liabilities from domestic jurisdictions consisted of the following at December 31 (dollars in thousands):

                                                                                    2000           2001
                                                                                  --------       --------
Current deferred tax assets:
    Allowance for doubtful accounts ...........................................   $  1,196       $  1,216
    Accrued liabilities .......................................................        256            322
    Inventories ...............................................................      1,247          2,202
    Charitable contributions carryforward .....................................      1,016            166
    Other .....................................................................        146            279
                                                                                  --------       --------
         Current deferred tax assets (included in prepaid expenses and other
           current assets) ....................................................   $  3,861       $  4,185
                                                                                  ========       ========

                                                                                    2000           2001
                                                                                  --------       --------
Non-current deferred tax liabilities, net:
    Property, plant and equipment .............................................   $ 13,076       $ 14,433
    Future taxable income resulting from a change in
         accounting method for tax purposes ...................................        433            721
    Royalty reserves ..........................................................        (95)            (9)
    Other .....................................................................       (100)            36
                                                                                  --------       --------
         Non-current deferred tax liabilities, net ............................   $ 13,314       $ 15,181
                                                                                  ========       ========

         A non-current foreign deferred tax asset of $464,000 and $456,000 at December 31, 2000 and 2001, respectively, is attributable to non-current obligations recognized in connection with the Acquisition and is included in non-current assets, net.

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(CONTINUED)
                                DECEMBER 31, 2001


         The difference between the Company's effective income tax rate and the federal statutory income tax rate is reconciled below:

                                                         YEARS ENDED DECEMBER 31,
                                                         ------------------------
                                                      1999         2000         2001
                                                      ----         ----         ----
Provision at federal statutory income tax rate ....   35.0%        34.0%        35.0%
State income tax, net of federal tax benefit ......    4.8          4.5          4.7
Other .............................................    1.1          1.0         (0.2)
                                                      ----         ----         ----
Effective income tax rate .........................   40.9%        39.5%        39.5%
                                                      ====         ====         ====

         At December 31, 2001, the Company's share of the cumulative undistributed earnings of foreign subsidiaries was approximately $14,933,000. No provision has been made for U.S. or additional foreign taxes on the undistributed earnings of foreign subsidiaries because such earnings are expected to be reinvested indefinitely in the subsidiaries' operations. It is not practical to estimate the amount of additional tax that might be payable on these foreign earnings in the event of distribution or sale; however, under existing law, foreign tax credits would be available to substantially reduce incremental U.S. taxes payable on amounts repatriated.

NOTE 12- CAPITAL STOCK

         At December 31, 2000 and 2001, the Company's authorized capital stock consisted of 3,000 shares of common stock, $0.10 par value, of which 1,132.54 and 1,133.49 shares, respectively, were issued and outstanding.

         At December 31, 2000, the Company held notes receivable from a current officer and a former officer totaling $548,000. At December 31, 2001, the Company held notes receivable from a former officer and a former employee in the amounts of $576,000 and $25,000, respectively. These notes arose in connection with the issuance of shares of Common Stock to the officers and employee. The notes held at December 31, 2001 bear interest at 6.65% and LIBOR plus 2% and mature in March 2009 and January 2004, respectively. The notes receivable are shown on the balance sheets as an increase in stockholders' deficit.

         At December 31, 2001, there were 199.97 shares of Common Stock held by employees, of which 6.67 shares (the "Restricted Stock") are subject to the vesting provisions of an employment agreement with the President of the Company. The shares of Restricted Stock will vest in two equal installments on June 30, 2002 and 2003. Under the terms of a stockholders' agreement (the "Stockholders' Agreement"), the Company can purchase all of the shares held by the employee stockholders, and the employees can require the Company to purchase all of the shares held by the employee stockholders, under certain circumstances. The purchase price as prescribed in the Stockholders' Agreement is to be determined through a market valuation of the minority-held shares or, under certain circumstances, based on cost. At December 31, 2000, and 2001, the aggregate amount that may be payable by the Company to employee stockholders based on fully paid and vested shares, was approximately $28,768,000 and $29,949,000, respectively, and has been classified as redeemable Common Stock.

         On March 30, 2001, the Board of Directors authorized 500 shares of preferred stock, $0.10 par value, and designated 100 shares as Series A Redeemable Convertible Preferred Stock ("Series A Redeemable Convertible Preferred Stock"). Also on March 30, 2001, the Company issued 40 shares of Series A Redeemable Convertible Preferred Stock to GSCP for proceeds of $6.0 million. Dividends are cumulative and shall be payable annually beginning March 30, 2002, at 6% per annum. Such dividends payable on or prior to March 30, 2004, shall be payable in additional shares of Series A Redeemable Convertible Preferred Stock. Subsequent to March 30, 2004, dividends shall be payable, at the option of the Company, either in cash or additional shares of Series A Redeemable Convertible Preferred Stock.

         Each share of the Series A Redeemable Convertible Preferred Stock is convertible at the option of the holder at any time into shares of Common Stock of the Company, $0.10 par value, at a conversion rate of 1.0 share of Common Stock for each share of Series A Redeemable Convertible Preferred Stock subject to

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(CONTINUED)
                                DECEMBER 31, 2001


adjustment under certain conditions. As of March 30, 2001, there were 40 shares of Common Stock reserved for such conversion.

         The Series A Redeemable Convertible Preferred Stock is not redeemable on or prior to March 30, 2004. To the extent the Company shall have funds legally available to redeem these shares, the Company may redeem these shares, in whole or, with the consent of the holders of a majority of the outstanding Series A Redeemable Convertible Preferred Stock, in part, at a redemption of $150,000 per share, in cash, together with accrued and unpaid dividends. To the extent the Company shall have funds legally available to redeem these shares on March 30, 2008, the Company is required to redeem all outstanding shares of Series A Redeemable Convertible Preferred Stock at a redemption price per share equal to $150,000 in cash, together with accrued and unpaid dividends. The holders of the Series A Redeemable Convertible Preferred Stock have liquidation rights equal to their original investment plus accrued but unpaid dividends.

       The Company has not paid any dividends on the Common Stock and does not anticipate paying cash dividends in the foreseeable future. The Company currently intends to retain its earnings for working capital, repayment of indebtedness, capital expenditures and general corporate purposes. In addition, the Company's current credit facility and the indenture governing its notes contain restrictive covenants, which have the effect of limiting the Company's ability to pay dividends or distributions to its stockholders.

NOTE 13- COMMITMENTS, CONTINGENCIES AND RELATED PARTY TRANSACTIONS


Lease Agreements

         The Company is obligated under various capital leases for certain machinery and equipment which expire on various dates through October 1, 2006 (see Note 6). At December 31, 2000 and 2001, the amount of machinery and equipment and related accumulated amortization recorded under capital leases and included with property, plant and equipment consisted of the following (dollars in thousands):

                                      2000          2001
                                    -------       -------
Machinery and equipment .........   $ 7,147       $ 7,291
Less: accumulated amortization ..    (3,938)       (4,111)
                                    -------       -------
                                    $ 3,209       $ 3,180
                                    =======       =======

         Amortization of assets held under capitalized leases is included in depreciation expense.

         The Company has several non-cancelable operating leases principally for office, distribution and manufacturing facilities, showrooms, and warehouse equipment that expire on various dates through 2017. These leases generally contain renewal options and require the Company to pay real estate taxes, utilities and related insurance.

         At December 31, 2001, future minimum lease payments under all operating leases consisted of the following (dollars in thousands):

2002 ..................   $11,832
2003 ..................     8,913
2004 ..................     7,238
2005 ..................     6,696
2006 ..................     5,529
Thereafter ............    11,636
                          -------
                          $51,844
                          =======

         Rent expense for the years ended December 31, 1999, 2000 and 2001 was $9,038,000, $9,040,000 and $9,450,000, respectively, of which $166,000 during
1999 related to leases with related parties.

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(CONTINUED)
                                DECEMBER 31, 2001


         During 1999, the Company terminated its operating lease with related parties for warehouse space that expired on December 31, 2000. As an incentive to terminate the lease prior to its expiration, the Company received a fee of $200,000, which is included in cost of sales on the Company's statement of income.


Royalty Agreements

         In conjunction with the Acquisition, the Company has entered into royalty agreements with various licensers of copyrighted and trademarked characters and designs used on the Company's balloons which require royalty payments based on sales of the Company's products, or in some cases, annual minimum royalties.

         At December 31, 2001, future minimum royalties payable were as follows (dollars in thousands):

2002 ...  $1,170
2003 ...     566
2004 ...     300
          ------
          $2,036


Legal Proceedings

         The Company is a party to certain claims and litigation in the ordinary course of business. The Company does not believe any of these proceedings will result, individually or in the aggregate, in a material adverse effect upon its financial condition or future results of operations.


Related Party Transactions

         On October 1, 1999, the Company granted a $1.0 million line of credit to the Chief Executive Officer. Borrowings under the line bore interest at a variable rate of interest. During 2001, the line of credit was amended to increase the amount to $1,400,000 and to fix the interest rate at 6% per annum payable annually. The line expires on June 15, 2004. Amounts borrowed under the line are evidenced by a limited recourse secured promissory note, secured by a lien on the equity interests that the Chief Executive Officer has in the Company. The note requires that all principal payments be made only from the equity pledged as collateral. At December 31, 2000 and 2001, borrowings under this line totaled $620,000 and $1,400,000, respectively, and have been included in other assets.

         On June 15, 2001, the Company entered into a limited recourse secured promissory note with the President of the Company. The note evidences loans made or to be made to the President at his request, in connection with the payment of any federal, state or local income taxes due and payable by the President upon and in respect of the vesting of his Restricted Stock (see "Note 12 - Capital Stock"). The Company's obligation to extend loans under the note is limited to the amount of such taxes the President is actually required to pay subsequent to June 15, 2001. Amounts borrowed under the note and any interest thereon is secured by a lien on the equity interests that the President has in the Company. The note bears interest at 5.43% per annum and is payable, together with interest, on January 1, 2010. The note requires that all payments of principal and interest due there under be made only from the equity pledged as collateral. At December 31, 2001, the amount borrowed under the note totaled $176,563 and has been included in other assets.

         Pursuant to the Stockholder's Agreement, Goldman Sachs has the exclusive right (if it so elects) to perform certain investment banking and similar services for the Company on customary terms. Goldman Sachs may from time to time receive customary fees for services rendered to the Company. For the year ended December 31, 2000, the Company paid Goldman Sachs and its affiliates service fees of $350,000. No fees were paid to Goldman Sachs in 1999 and 2001.

       On March 30, 2001, the Company issued 40 shares of Series A Redeemable Convertible Preferred Stock to GSCP, for proceeds of $6.0 million (see Note 12).

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2001


NOTE 14 - SEGMENT INFORMATION

Industry Segments

         The Company operates in one operating segment which involves the design, manufacture, contract for manufacture and distribution of party goods.

Geographic Segments

         The Company's export sales, other than those intercompany sales reported below as sales between geographic areas, are not material. Sales between geographic areas primarily consist of sales of finished goods for distribution in the foreign markets. No single foreign operation is significant to the Company's consolidated operations. Sales between geographic areas are made at cost plus a share of operating profit.

         The Company's geographic area data for each of the three years ended December 31, 1999, 2000 and 2001 were as follows (dollars in thousands)

                                                                                  DOMESTIC    FOREIGN   ELIMINATIONS  CONSOLIDATED
                                                                                 ---------   ---------  ------------  ------------
1999
Sales to unaffiliated customers .................................................$ 257,185   $  47,707                 $ 304,892
Sales between geographic areas ..................................................   20,977                $ (20,977)          --
                                                                                 ---------   ---------    ----------   ---------
Net sales .......................................................................$ 278,162   $  47,707    $ (20,977)   $ 304,892
                                                                                 =========   =========    ==========   =========

Income from operations ..........................................................$  39,609   $   4,171                 $  43,780
                                                                                 ---------   ---------
Interest expense, net ...........................................................                                         26,365
Other expense, net ..............................................................                                             35
                                                                                                                       ---------
Income before income taxes and minority interests ...............................                                      $  17,380
                                                                                                                       =========
Long-lived assets ...............................................................$ 127,062   $   7,685                 $ 134,747
                                                                                 =========   =========                 =========

                                                                                  DOMESTIC    FOREIGN   ELIMINATIONS  CONSOLIDATED
                                                                                 ---------   ---------  ------------  ------------
2000
Sales to unaffiliated customers .................................................$ 278,508   $  44,976                 $ 323,484
Sales between geographic areas ..................................................   20,408                $ (20,408)          --
                                                                                 ---------   ---------    ----------   ---------
Net sales .......................................................................$ 298,916   $  44,976    $ (20,408)   $ 323,484
                                                                                 =========   =========    ==========   =========

Income from operations ..........................................................$  35,415   $   4,575                 $  39,990
                                                                                 =========   =========
Interest expense, net ...........................................................                                         26,355

Other expense, net ..............................................................                                             96
                                                                                                                       ---------
Income before income taxes and minority interests ...............................                                      $  13,539
                                                                                                                       =========
Long-lived assets ...............................................................$ 128,635   $   7,034                 $ 135,669
                                                                                 =========   =========                 =========

                                                                                  DOMESTIC    FOREIGN   ELIMINATIONS  CONSOLIDATED
                                                                                 ---------   ---------  ------------  ------------
2001
Sales to unaffiliated customers .................................................$ 297,585   $  47,598                 $ 345,183
Sales between geographic areas ..................................................   24,051                $ (24,051)          --
                                                                                 ---------   ---------    ----------   ---------
Net sales .......................................................................$ 321,636   $  47,598    $ (24,051)   $ 345,183
                                                                                 =========   =========    ==========   =========
Income from operations ..........................................................$  40,456   $   2,430                 $  42,886
                                                                                 =========   =========
Interest expense, net ...........................................................                                         24,069
Other expense, net ..............................................................                                             24
                                                                                                                       ---------
Income before income taxes and minority interests ...............................                                      $  18,793
                                                                                                                       =========
Long=lived assets ...............................................................$ 151,578   $   6,600                 $ 158,178
                                                                                 =========   =========                 =========

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2001


NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying amounts for cash and cash equivalents, accounts receivables, deposits and other current assets, loans and notes payable, accounts payable, accrued expenses and other current liabilities approximate fair value at December 31, 2000 and 2001 because of the short=term maturity of those instruments or their variable rates of interest.

         The carrying amount of the Company's Notes approximates fair value at December 31, 2000 and 2001, based on the quoted market price of similar debt instruments. The carrying amounts of the Company's borrowings under its Bank Credit Facilities and other revolving credit facilities approximate fair value because such obligations generally bear interest at floating rates. The carrying amounts for other long=term debt approximate fair value at December 31, 2000 and 2001, based on the discounted future cash flow of each instrument at rates currently offered for similar debt instruments of comparable maturity.

NOTE 16 - DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES

         The Company adopted the provisions of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS No. 137 and No. 138 as amendments thereto, effective January 1, 2001. These statements require that all derivative financial instruments that qualify for hedge accounting, such as interest rate swaps and foreign currency exchange agreements, be recognized on the balance sheet at fair value and that changes in fair value be recognized periodically in either income or shareholders' deficit (as a component of other comprehensive income.) For derivative financial instruments that are designated and qualify as a cash flow hedge (i.e., hedging the exposure to variability in expected future cash flows that is attributable to a particular risk), the effective portion of the gain or loss on the derivative instrument is reported as a component of other comprehensive income and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. The remaining gain or loss on the derivative financial instrument in excess of the cumulative change in the present value of future cash flows of the hedged item, if any, is recognized in current earnings during the period of change. As long as hedge effectiveness is maintained, the Company's interest rate swap arrangements and foreign currency exchange agreements qualify for hedge accounting as cash flow hedges. The adoption of SFAS No. 133, as amended, did not have a significant effect on Company's consolidated financial statements, but did reduce comprehensive income in 2001 by $114,000.

Interest Rate Risk Management

         As part of the Company's risk management strategy, the Company uses interest rate swap agreements to hedge the variability of cash flows on floating rate debt obligations (see Note 6). Accordingly, the interest rate swap agreements are reflected in the consolidated balance sheet at fair value and the related gains and losses on these contracts are deferred in stockholders' deficit and recognized in interest expense over the same period in which the related interest payments being hedged are recognized in income. The Company was involved in three interest rate swap transactions, with Goldman Sachs Capital Markets, L.P. ("GSCM") and a financial institution, that expired during 2001. These agreements covered portions of the outstanding borrowings under the Company's Term Loan. Net payments to (receipts from) the counterparty under these swap agreements have been recorded as additions to (reductions of) interest expense. To effectively fix the interest rate of its $10,000,000 mortgage note, (see Note 6), the Company entered into an interest rate swap agreement with a financial institution for a notional amount of $10,000,000, agreeing to receive 30 day LIBOR and to pay 5.65%. At December 31, 2001, the fair value of the interest rate swap agreement was immaterial.

Foreign Exchange Risk Management

         A portion of the Company's cash flows is derived from transactions denominated in foreign currencies. The United States dollar value of transactions denominated in foreign currencies fluctuates as the United States dollar strengthens or weakens relative to these foreign currencies. In order to reduce the uncertainty of foreign exchange rate movements on transactions denominated in foreign currencies, principally the British Pound Sterling, the Company enters into foreign exchange contracts with major international

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2001

financial institutions. These forward contracts, which typically mature within one year, are designed to hedge anticipated foreign currency transactions, primarily inter=company inventory purchases. No components of the contracts are excluded in the measurement of hedge effectiveness. The critical terms of the foreign exchange contracts are the same as the underlying forecasted transactions; therefore, changes in the fair value of foreign contracts should be highly effective in offsetting changes in the expected cash flows from the forecasted transactions. At December 31, 2001, the Company had foreign currency exchange contracts in the notional amounts of $10.4 million. The foreign currency exchange contracts are reflected in the consolidated balance sheet at fair value and the related gains and losses on these contracts are deferred in stockholders' deficit. The fair value adjustment at December 31, 2001, is an unrealized loss $114,000, net of taxes of $76,000, and is included as a separate component of accumulated other comprehensive loss in 2001. The Company anticipates that all gains and losses in accumulated other comprehensive loss related to foreign exchange contracts will be reclassified into earnings by December 2002.

NOTE 17 - COMPREHENSIVE INCOME

         Comprehensive income consisted of the following (dollars in thousands):

                                                                  YEARS ENDED DECEMBER 31,
                                                             --------------------------------
                                                              1999         2000        2001
                                                             --------    --------    --------
Net income ................................................. $ 10,207    $  8,116    $ 11,302
Net change in cumulative translation adjustment ............      362      (1,457)       (434)
Cumulative effect of a change in accounting principle
   to recognize the fair value of the Company's interest
   rate swap contracts, net of taxes of $148 (see Note 16) .                             (227)
   swap contracts, net of taxes of $148 (see Note 16) ......                              227
Change in fair value of the Company's foreign
   exchange contracts, net of taxes of $76 (see Note 16) ...                             (114)
                                                             --------    --------    --------
                                                             $ 10,569    $  6,659    $ 10,754
                                                             ========    ========    ========

      Accumulated other comprehensive loss consisted of the following at December 31 (dollars in thousands):

                                                    2000        2001
                                                   -------    -------
Cumulative translation adjustment ..............   $(2,345)   $(2,779)
Foreign exchange contracts qualifying as hedges,
  net of taxes of $76 (see Note 16) ............                 (114)
                                                   -------    -------
                                                   $(2,345)   $(2,893)
                                                   =======    =======

NOTE 18 - ACQUISITION

         On July 26, 2001, Amscan and American Greetings Corporation ("American Greetings") signed a letter of intent pursuant to which Amscan would acquire American Greetings' subsidiary, M&D Balloons, Inc., a Manteno, Illinois-based manufacturer of metallic and plastic balloons. On February 19, 2002, the Company completed the acquisition for $27,500,000, borrowing $12,500,000 under its revolving credit facility and issuing 96.774 shares of its Common Stock, at a value of $155,000 per share, to American Greetings. American Greetings will continue to distribute metallic balloons under a supply agreement with Amscan.

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2001

NOTE 19 - SUBSEQUENT EVENT

         During the first quarter of 2002, the Company adopted Emerging Issues Task Force No. 01-09, "Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor's Products," ("EITF 01-09"). EITF 01-09 addresses the income statement classification of certain advertising costs. The Company's consolidated statements of income include the reclassification of certain selling expenses as a reduction of revenue. These reclassifications did not affect the Company's income from operations or net income.

NOTE 20 - CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED)

         The Notes and borrowings under the Bank Credit Facilities are guaranteed jointly and severally, fully and unconditionally, by the Guarantors (see Notes 5 and 6).

         Non-guarantor companies ("Non-guarantors") include the following:

         -        Amscan Distributors (Canada) Ltd.

         -        Amscan Holdings Limited

         -        Amscan (Asia-Pacific) Pty. Ltd.

         -        Amscan Partyartikel GmbH

         -        Amscan Svenska AB

         -        Amscan de Mexico, S.A. de C.V.

         -        Anagram International (Japan) Co., Ltd.

         -        Anagram Mexico S. de R.L. de C.V.

         -        Anagram Espana, S.A.

         -        Anagram France S.C.S.

         The following consolidating information presents consolidating balance sheets as of December 31, 2000 and 2001, and the related consolidating statements of income and cash flows for each of the years in the three-year period ended December 31, 2001 for the combined Guarantors and the combined Non-guarantors and elimination entries necessary to consolidate the entities comprising the combined companies.

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2001

                           CONSOLIDATING BALANCE SHEET
                                DECEMBER 31, 2000
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                      AMSCAN
                                                   HOLDINGS AND   COMBINED
                                                     COMBINED       NON-
                                                    GUARANTORS   GUARANTORS ELIMINATIONS  CONSOLIDATED
                                                   ------------  ---------- ------------  ------------
ASSETS
Current assets:
   Cash and cash equivalents ....................    $    610     $    859                 $   1,469
   Accounts receivable, net .....................      53,833        8,845                    62,678
   Inventories ..................................      65,674        6,332    $    (467)      71,539
   Prepaid expenses and other current assets            8,082        1,190                     9,272
                                                     --------    ---------    ---------    ---------
   Total current assets .........................     128,199       17,226         (467)     144,958
Property, plant and equipment, net ..............      67,991        1,207                    69,198
Intangible assets, net ..........................      54,220        5,140                    59,360
Other assets, net ...............................      25,296        7,216      (25,401)       7,111
                                                     --------    ---------    ---------    ---------
   Total assets .................................    $275,706     $ 30,789    $ (25,868)   $ 280,627
                                                     ========    =========    =========    =========

LIABILITIES, REDEEMABLE COMMON STOCK
    AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
   Loans and notes payable ......................    $ 10,335    $      --                 $  10,335
   Accounts payable .............................      27,420        1,400                    28,820
   Accrued expenses .............................      13,229        3,862                    17,091
   Income taxes payable .........................         842          356                     1,198
   Current portion of long-term
     obligations ................................       3,649          105                     3,754
                                                     --------    ---------    ---------    ---------
   Total current liabilities ....................      55,475        5,723                    61,198
Long-term obligations, excluding current
  portion .......................................     261,573          242                   261,815
Deferred income tax liabilities .................      13,314                                 13,314
Other ...........................................       2,990       14,689    $ (15,266)       2,413
                                                     --------    ---------    ---------    ---------
   Total liabilities ............................     333,352       20,654      (15,266)     338,740

Redeemable Common Stock .........................      28,768                                 28,768

Commitments and Contingencies

Stockholders' (deficit) equity:
   Common Stock .................................                      339         (339)          --
   Additional paid-in capital ...................         233          658         (658)         233
   Unamortized restricted Common Stock
      award, net ................................        (354)                                  (354)
   Notes receivable from stockholders ...........        (548)                                  (548)
   (Deficit) retained earnings ..................     (83,400)      11,341      (11,808)     (83,867)
   Accumulated other comprehensive loss .........      (2,345)      (2,203)       2,203       (2,345)
                                                     --------    ---------    ---------    ---------
      Total stockholders' (deficit) equity ......     (86,414)      10,135      (10,602)     (86,881)
                                                     --------    ---------    ---------    ---------
      Total liabilities, redeemable Common
         Stock and stockholders' (deficit) equity    $275,706    $  30,789    $ (25,868)   $ 280,627
                                                     ========    =========    =========    =========

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2001

                           CONSOLIDATING BALANCE SHEET
                                DECEMBER 31, 2001
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                  AMSCAN
                                                                HOLDINGS AND  COMBINED
                                                                  COMBINED      NON-
                                                                 GUARANTORS  GUARANTORS  ELIMINATIONS  CONSOLIDATED
                                                                ------------ ----------  ------------  ------------
ASSETS
Current assets:
   Cash and cash equivalents .................................   $      60    $     956                 $   1,016
   Accounts receivable, net ..................................      56,408        8,631                    65,039
   Inventories ...............................................      65,939        7,414    $    (771)      72,582
   Prepaid expenses and other current assets .................      12,339        1,320                    13,659
                                                                 ---------    ---------    ----------   ---------
   Total current assets ......................................     134,746       18,321         (771)     152,296
Property, plant and equipment, net ...........................      93,420        1,169                    94,589
Intangible assets, net .......................................      51,136        4,849                    55,985
Other assets, net ............................................      24,499        4,880      (21,775)       7,604
                                                                 ---------    ---------    ----------   ---------
   Total assets ..............................................   $ 303,801    $  29,219    $ (22,546)   $ 310,474
                                                                 =========    =========    ==========   =========


LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED AND COMMON STOCK
    AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
   Loans and notes payable ...................................   $     700    $       -                 $     700
   Accounts payable ..........................................      32,127          956                    33,083
   Accrued expenses ..........................................      12,178        3,869                    16,047
   Income taxes payable ......................................       2,225           73                     2,298
   Current portion of long-term
     obligations .............................................       3,318          137                     3,455
                                                                 ---------    ---------    ----------   ---------
   Total current liabilities .................................      50,548        5,035                    55,583
Long-term obligations, excluding
  current portion ............................................     278,198          245                   278,443
Deferred income tax liabilities ..............................      15,181                                 15,181
Other ........................................................         189       14,236    $ (12,072)       2,353
                                                                 ---------    ---------    ----------   ---------
Total liabilities ............................................     344,116       19,516      (12,072)     351,560

Redeemable convertible preferred stock .......................       6,270                                  6,270
Redeemable Common Stock ......................................      29,949                                 29,949
Commitments and Contingencies
Stockholders' (deficit) equity:
   Common Stock ..............................................                      339         (339)          --
   Additional paid-in capital ................................         299          658         (658)         299
   Unamortized restricted Common Stock
      award, net .............................................         (94)                                   (94)
   Notes receivable from stockholders ........................        (601)                                  (601)
   (Deficit) retained earnings ...............................     (73,245)      11,082      (11,853)     (74,016)
   Accumulated other comprehensive loss ......................      (2,893)      (2,376)       2,376       (2,893)
                                                                 ---------    ---------    ----------   ---------
      Total stockholders' (deficit) equity ...................     (76,534)       9,703      (10,474)     (77,305)
                                                                 ---------    ---------    ----------   ---------
      Total liabilities, redeemable convertible
         preferred and Common Stock and
         stockholders' (deficit) equity ......................   $ 303,801    $  29,219    $ (22,546)   $ 310,474
                                                                 =========    =========    ==========   =========

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2001

                        CONSOLIDATING STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                          AMSCAN
                                        HOLDINGS AND  COMBINED
                                          COMBINED      NON-
                                        GUARANTORS   GUARANTORS ELIMINATIONS  CONSOLIDATED
                                        ------------ ---------- ------------  ------------
Net sales ............................   $ 278,869    $  47,376   $ (21,353)   $ 304,892
Cost of sales ........................     184,031       31,952     (21,351)     194,632
                                         ---------    ---------   ---------    ---------
      Gross profit ...................      94,838       15,424          (2)     110,260
Operating expenses:
   Selling expenses ..................      17,896        5,339          --       23,235
   General and administrative expenses      25,599        5,287        (192)      30,694
   Provision for doubtful accounts ...       2,288          618          --        2,906
   Art and development costs .........       8,650           --          --        8,650
   Non-recurring charges .............         995           --          --          995
                                         ---------    ---------   ---------    ---------
      Income from operations .........      39,410        4,180         190       43,780
Interest expense, net ................      25,735          630          --       26,365
Other (income) expense, net ..........      (2,513)         193       2,355           35
                                         ---------    ---------   ---------    ---------
      Income before income taxes
        and minority interests .......      16,188        3,357      (2,165)      17,380
Income tax expense ...................       5,979        1,121          --        7,100
Minority interests ...................          --           73          --           73
                                         ---------    ---------   ---------    ---------
      Net income .....................   $  10,209    $   2,163   $  (2,165)   $  10,207
                                         =========    =========   =========    =========

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2001


                        CONSOLIDATING STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                               AMSCAN
                                             HOLDINGS AND       COMBINED
                                              COMBINED            NON-
                                             GUARANTORS         GUARANTORS      ELIMINATIONS      CONSOLIDATED
                                             ------------       ----------      ------------      ------------
Net sales ............................        $ 299,647         $  43,913         $(20,076)        $ 323,484
Cost of sales ........................          198,582            28,399          (20,109)          206,872
                                              ---------         ---------         --------         ---------
      Gross profit ...................          101,065            15,514               33           116,612
Operating expenses:
   Selling expenses ..................           23,066             5,512               --            28,578
   General and administrative expenses           27,014             5,136             (192)           31,958
   Provision for doubtful accounts ...            6,896               237               --             7,133
   Art and development costs .........            8,453                --               --             8,453
   Restructuring charges .............              500                --               --               500
                                              ---------         ---------         --------         ---------
      Income from operations .........           35,136             4,629              225            39,990
Interest expense, net ................           25,725               630               --            26,355
Other (income) expense, net ..........           (2,642)              393            2,345                96
                                              ---------         ---------         --------         ---------
      Income before income taxes
        and minority interests .......           12,053             3,606           (2,120)           13,539
Income tax expense ...................            3,970             1,378               --             5,348
Minority interests ...................               --                75               --                75
                                              ---------         ---------         --------         ---------
      Net income .....................        $   8,083         $   2,153         $ (2,120)        $   8,116
                                              =========         =========         ========         =========

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2001

                        CONSOLIDATING STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                            AMSCAN
                                                         HOLDINGS AND       COMBINED
                                                           COMBINED           NON-
                                                          GUARANTORS       GUARANTORS     ELIMINATIONS    CONSOLIDATED
                                                         ------------      ----------     ------------    ------------
Net sales ...........................................      $ 321,327       $  45,380       $ (21,524)      $ 345,183
Cost of sales .......................................        214,505          31,751         (21,220)        225,036
                                                           ---------       ---------       ---------       ---------
      Gross profit ..................................        106,822          13,629            (304)        120,147
Operating expenses:
   Selling expenses .................................         26,355           5,059              --          31,414
   General and administrative expenses ..............         28,728           5,972          (1,383)         33,317
   Provision for doubtful accounts ..................          3,582             176              --           3,758
   Art and development costs ........................          8,772              --              --           8,772
                                                           ---------       ---------       ---------       ---------
      Income from operations ........................         39,385           2,422           1,079          42,886
Interest expense, net ...............................         23,442             627              --          24,069
Other (income) expense, net .........................         (2,611)             61           2,574              24
                                                           ---------       ---------       ---------       ---------
      Income before income taxes
        and minority interests ......................         18,554           1,734          (1,495)         18,793
Income tax expense ..................................          6,948             475              --           7,423
Minority interests ..................................             --              68              --              68
                                                           ---------       ---------       ---------       ---------
      Net income ....................................         11,606           1,191          (1,495)         11,302
      Dividend requirement on redeemable
         convertible preferred stock ................           (270)             --              --            (270)
                                                           ---------       ---------       ---------       ---------
      Net income applicable to common shares ........      $  11,336       $   1,191       $  (1,495)      $  11,032
                                                           =========       =========       =========       =========

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2001

                      CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                AMSCAN HOLDINGS    COMBINED
                                                                  AND COMBINED       NON-
                                                                   GUARANTORS     GUARANTORS    ELIMINATIONS   CONSOLIDATED
                                                                ---------------   ----------    ------------   ------------
Cash flows from operating activities:
  Cash flows from operating activities:
  Net income .................................................      $ 10,209       $  2,163       $ (2,165)      $ 10,207
  Adjustments to reconcile net income to net
    cash provided by (used in) operating activities:
    Depreciation and amortization ............................        12,327            604                        12,931
    Amortization of deferred financing costs .................           870                                          870
    (Gain) loss on disposal of property and equipment ........            (2)            88                            86
    Provision for doubtful accounts ..........................         2,288            618                         2,906
    Non-recurring charges ....................................           995                                          995
    Amortization of restricted Common Stock award ............           170                                          170
    Deferred income tax provision ............................         3,517            247                         3,764
    Changes in operating assets and liabilities:
        Increase in accounts receivable ......................        (9,701)        (4,596)                      (14,297)
        (Increase) decrease in inventories ...................        (5,270)           656              2         (4,612)
        (Increase) decrease in prepaid expenses and other
           current assets and other, net .....................        (8,255)         3,928          2,163         (2,164)
        Increase (decrease) in accounts payable, accrued
           expenses and income taxes payable .................        12,765         (4,186)                        8,579
                                                                    --------       --------       --------       --------
        Net cash provided by (used in) operating activities ..        19,913           (478)            --         19,435
Cash flows from investing activities:
  Capital expenditures .......................................       (11,459)          (173)                      (11,632)
  Proceeds from disposal of property and equipment ...........           201             15                           216
                                                                    --------       --------       --------       --------
        Net cash used in investing activities ................       (11,258)          (158)                      (11,416)
Cash flows from financing activities:
  Proceeds from loans, notes payable and long-term obligations           375             75                           450
  Repayment of loans, notes payable and long-term obligations         (9,116)          (126)                       (9,242)
  Other ......................................................           700           (675)                           25
                                                                    --------       --------       --------       --------
        Net cash used in financing activities ................        (8,041)          (726)            --         (8,767)
Effect of exchange rate changes on cash ......................          (996)         1,476                           480
                                                                    --------       --------       --------       --------
        Net (decrease) increase in cash and cash
          equivalents ........................................          (382)           114                          (268)
Cash and cash equivalents at beginning of year ...............           523            594                         1,117
                                                                    --------       --------       --------       --------
Cash and cash equivalents at end of year .....................      $    141       $    708       $     --       $    849
                                                                    ========       ========       ========       ========

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2001

                      CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                AMSCAN HOLDINGS    COMBINED
                                                                  AND COMBINED       NON-
                                                                   GUARANTORS     GUARANTORS    ELIMINATIONS  CONSOLIDATED
                                                                ---------------   ----------    ------------  ------------
Cash flows from operating activities:
  Net income .................................................      $  8,191        $ 2,153       $ (2,228)      $ 8,116
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation and amortization ............................        13,940            547                       14,487
    Amortization of deferred financing costs .................           902                                         902
    Loss (gain) on disposal of property and equipment ........             8            (17)                          (9)
    Provision for doubtful accounts ..........................         6,896            237                        7,133
    Restructuring charges ....................................           500                                         500
    Amortization of restricted Common Stock award ............            51                                          51
    Deferred income tax provision ............................         1,761                                       1,761
    Changes in operating assets and liabilities:
        (Increase) decrease in accounts receivable ...........       (14,553)         1,658                      (12,895)
        (Increase) decrease in inventories ...................       (12,220)           (93)           (33)      (12,346)
        Decrease (increase) in prepaid expenses and other
           current assets and other, net .....................         2,105         (1,377)         2,261         2,989
        Increase (decrease) in accounts payable, accrued
           expenses and income taxes payable .................         9,660         (1,091)                       8,569
                                                                    --------        -------       ---------      -------
        Net cash provided by operating activities ............        17,241          2,017             --        19,258
Cash flows from investing activities:
  Capital expenditures........................................       (18,092)          (484)                     (18,576)
  Proceeds from disposal of property and equipment ...........             9             92                          101
                                                                    --------        -------       ---------      -------
        Net cash used in investing activities ................       (18,083)          (392)                     (18,475)
Cash flows from financing activities:
  Proceeds from loans, notes payable and long-term obligations         5,750           (103)                       5,647
  Repayment of loans, notes payable and long-term obligations         (4,738)          (146)                      (4,884)
  Other ......................................................           492           (389)                         103
                                                                    --------        -------       ---------      -------
        Net cash provided by (used in) financing activities ..         1,504           (638)            --           866
Effect of exchange rate changes on cash ......................          (193)          (836)                      (1,029)
                                                                    --------        -------       ---------      -------
        Net increase in cash and cash equivalents ............           469            151                          620
Cash and cash equivalents at beginning of year ...............           141            708                          849
                                                                    --------        -------       ---------      -------
Cash and cash equivalents at end of year.  ...................      $    610        $   859       $     --       $ 1,469
                                                                    ========        =======       =========      =======

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2001

                      CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                        AMSCAN HOLDINGS    COMBINED
                                                                          AND COMBINED       NON-
                                                                           GUARANTORS     GUARANTORS    ELIMINATIONS   CONSOLIDATED
                                                                        ---------------   ----------    ------------   ------------
Cash flows from operating activities:
  Net income .........................................................      $ 11,606        $ 1,191       $ (1,495)      $ 11,302
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation and amortization ....................................        14,863            605                        15,468
    Amortization of deferred financing costs .........................           998                                          998
    Loss (gain) on disposal of property and equipment ................             7            (20)                          (13)
    Provision for doubtful accounts ..................................         3,582            176                         3,758
    Amortization of restricted Common Stock award ....................           260                                          260
    Deferred income tax provision ....................................         1,543             77                         1,620
    Changes in operating assets and liabilities:
        (Increase) decrease in accounts receivable ...................        (6,165)             3                        (6,162)
        (Increase) decrease in inventories ...........................          (142)        (1,396)           304         (1,234)
        (Increase) decrease in prepaid expenses and other
           current assets and other, net. ............................        (6,920)           588          1,191         (5,141)
        Increase (decrease) in accounts payable, accrued
           expenses and income taxes payable .........................         4,801           (358)                        4,443
                                                                            --------        -------       --------       --------
        Net cash provided by operating activities ....................        24,433            866             --         25,299
Cash flows from investing activities:
  Capital expenditures ...............................................       (37,033)          (446)                      (37,479)
  Proceeds from disposal of property and equipment ...................             3             52                            55
                                                                            --------        -------       --------       --------
        Net cash used in investing activities ........................       (37,030)          (394)                      (37,424)
Cash flows from financing activities:
  Proceeds from issuance of redeemable convertible preferred stock ...         6,000                                        6,000
  Proceeds from the exercise of Common Stock options .................            41                                           41
  Proceeds from loans, notes payable and long-term obligations, net of
     debt issuance costs of $557 .....................................        19,443                                       19,443
  Repayment of loans, notes payable and long-term obligations ........       (13,341)          (154)                      (13,495)
  Other ..............................................................           (42)           (24)                          (66)
                                                                            --------        -------       --------       --------
        Net cash provided by (used in) financing activities ..........        12,101           (178)            --         11,923
Effect of exchange rate changes on cash ..............................           (48)          (203)                         (251)
                                                                            --------        -------       --------       --------
        Net (decrease) increase in cash and cash equivalents .........          (544)            91                          (453)
Cash and cash equivalents at beginning of year .......................           604            865                         1,469
                                                                            --------        -------       --------       --------
Cash and cash equivalents at end of year .............................      $     60        $   956       $      -       $  1,016
                                                                            ========        =======       ========       ========

                              AMSCAN HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

                                                                                MARCH 31,
                                                                                  2002
                                                                               -----------
                                                                               (Unaudited)
                                     ASSETS
Current assets:
   Cash and cash equivalents............................................        $   1,887
   Accounts receivable, net of allowances ................................         82,818
   Inventories, net of allowances ........................................         77,134
   Prepaid expenses and other current assets .............................         18,033
                                                                                ---------
      Total current assets ...............................................        179,872
Property, plant and equipment, net .......................................         98,228
Goodwill, net ............................................................         73,483
Other assets, net ........................................................          8,460
                                                                                ---------
      Total assets .......................................................      $ 360,043
                                                                                =========

       LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED AND COMMON STOCK AND
                              STOCKHOLDERS' DEFICIT

Current liabilities:
   Short-term obligations ................................................      $  22,250
   Accounts payable ......................................................         34,651
   Accrued expenses ......................................................         19,132
   Income taxes payable ..................................................          4,550
   Current portion of long-term obligations ..............................          9,653
                                                                                ---------
      Total current liabilities ..........................................         90,236
Long-term obligations, excluding current portion .........................        271,384
Deferred income tax liabilities ..........................................         16,110
Other ....................................................................          2,255
                                                                                ---------
      Total liabilities ..................................................        379,985

Redeemable convertible preferred stock ...................................          6,360
Redeemable Common Stock ..................................................         29,949

Stockholders' deficit:
   Common Stock ..........................................................             --
   Additional paid-in capital ............................................         15,764
   Unamortized restricted Common Stock awards, net .......................           (500)
   Notes receivable from stockholders ....................................           (601)
   Deficit ...............................................................        (67,875)
   Accumulated other comprehensive loss ..................................         (3,039)
                                                                                ---------
      Total stockholders' deficit ........................................        (56,251)
                                                                                ---------
      Total liabilities, redeemable convertible preferred and Common Stock
        and stockholders' deficit ........................................      $ 360,043
                                                                                =========

         See accompanying notes to consolidated financial statements.

                              AMSCAN HOLDINGS, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                             THREE MONTHS ENDED MARCH 31,
                                                             ----------------------------
                                                                 2001          2002
                                                               --------       --------
Net sales ...............................................      $ 86,905       $ 95,908
Cost of sales ...........................................        55,317         61,676
                                                               --------       --------
      Gross profit ......................................        31,588         34,232

Operating expenses:
  Selling expenses ......................................         7,895          8,179
  General and administrative expenses ...................         8,525          8,151
  Art and development costs .............................         2,085          2,276
                                                               --------       --------
      Total operating expenses ..........................        18,505         18,606
                                                               --------       --------
      Income from operations ............................        13,083         15,626

Interest expense, net ...................................         6,575          5,490
Other expenses (income), net ............................           111            (70)
                                                               --------       --------
      Income before income taxes and minority interests .         6,397         10,206

Income tax expense ......................................         2,527          4,031
Minority interests ......................................            (5)           (56)
                                                               --------       --------
      Net income ........................................         3,875          6,231
      Dividend requirement on redeemable convertible
         preferred stock ................................                          (90)
                                                               --------       --------
      Net income applicable to common shares ............      $  3,875       $  6,141
                                                               ========       ========

          See accompanying notes to consolidated financial statements.

                              AMSCAN HOLDINGS, INC.
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                        THREE MONTHS ENDED MARCH 31, 2002
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                 UNAMORTIZED
                                                                 RESTRICTED      NOTES                     ACCUMULATED
                                                   ADDITIONAL      COMMON      RECEIVABLE                    OTHER
                                       COMMON       PAID-IN     STOCK AWARDS,     FROM                   COMPREHENSIVE
                                       STOCK        CAPITAL          NET      STOCKHOLDERS     DEFICIT        LOSS          TOTAL
                                      --------     ----------   ------------- ------------    --------   -------------    --------
Balance at December 31, 2001 ....     $     --      $    299      $    (94)     $   (601)     $(74,016)     $ (2,893)     $(77,305)

  Net income ....................                                                                6,231                       6,231
  Net change in cumulative
      translation adjustment ....                                                                               (213)         (213)
  Change in fair value of
      interest rate swaps and
      foreign exchange contracts,
      net of taxes (see Notes
      5 and 9) ..................                                                                                 67            67
                                                                                                                          --------
        Comprehensive income ....                                                                                            6,085
  Issuance of Common Stock in
      connection with Acquisition                     15,000                                                                15,000
  Grant of restricted Common
      Stock award ...............                        465          (465)
  Series A Preferred Stock
      dividends .................                                                                  (90)                        (90)
  Amortization of restricted
      Common Stock awards .......                                       59                                                      59
                                      --------      --------      --------      --------      --------      --------      --------
Balance at March 31, 2002 .......     $     --      $ 15,764      $   (500)     $   (601)     $(67,875)     $ (3,039)     $(56,251)
                                      ========      ========      ========      ========      ========      ========      ========

          See accompanying notes to consolidated financial statements.

                              AMSCAN HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                                THREE MONTHS ENDED MARCH 31,
                                                                                ----------------------------
                                                                                     2001          2002
                                                                                   --------      --------
Cash flows from operating activities:
   Net income ................................................................     $  3,875      $  6,231
   Adjustments to reconcile net income to net cash provided by (used in)
     operating activities:
     Depreciation and amortization ...........................................        3,800         3,148
     Amortization of deferred financing costs ................................          249           267
     Amortization of restricted Common Stock awards ..........................           12            59
     Provision for doubtful accounts .........................................          465           603
     Deferred income tax expense .............................................          160         1,393
     Changes in operating assets and liabilities, net of acquisition:
       Increase in accounts receivable .......................................       (6,340)      (14,350)
       Decrease in inventories ...............................................        1,391         1,324
       Increase in prepaid expenses and other current assets .................       (1,430)       (4,716)
       Increase in accounts payable, accrued expenses and income taxes payable          570         3,853
     Other, net ..............................................................         (724)         (951)
                                                                                   --------      --------
       Net cash provided by (used in) operating activities ...................        2,028        (3,139)
Cash flows from investing activities:
   Cash paid for acquisition .................................................                    (12,500)
   Capital expenditures ......................................................       (4,856)       (4,107)
                                                                                   --------      --------
       Net cash used in investing activities .................................       (4,856)      (16,607)
Cash flows from financing activities:
   Proceeds from issuance of Series A Preferred Stock ........................        6,000
   Proceeds from short-term obligations ......................................           53        21,550
   Repayment of loans, notes payable and long-term obligations ...............       (3,221)         (831)
   Other .....................................................................          (30)           --
                                                                                   --------      --------
       Net cash provided by financing activities .............................        2,802        20,719
Effect of exchange rate changes on cash and cash equivalents .................         (579)         (102)
                                                                                   --------      --------
       Net (decrease) increase in cash and cash equivalents ..................         (605)          871
Cash and cash equivalents at beginning of period .............................        1,469         1,016
                                                                                   --------      --------
Cash and cash equivalents at end of period ...................................     $    864      $  1,887
                                                                                   ========      ========
Supplemental Disclosures:
          Interest paid ......................................................     $  4,026      $  2,370
          Income taxes paid ..................................................     $    418      $    495

Supplemental information on noncash activities:

         In January 2002, 3.0 shares of restricted Common Stock aggregating $465,000 were issued to an officer of the Company, subject to future vesting provisions. In February 2002, the Company issued 96.774 shares of Common Stock, at a value of $155,000 per share, to American Greetings Corporation in connection with the acquisition of M&D Balloons, Inc. See Note 11 to the consolidated financial statements.

          See accompanying notes to consolidated financial statements.

                              AMSCAN HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2002
                                   (UNAUDITED)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

         Amscan Holdings, Inc. ("Amscan Holdings" and, together with its subsidiaries, "AHI" or the "Company") was incorporated on October 3, 1996 for the purpose of becoming the holding company for Amscan Inc. and certain affiliated entities. AHI designs, manufactures, contracts for manufacture and distributes party and novelty goods and gifts principally in North America, South America, Europe, Asia and Australia.

NOTE 2 - BASIS OF PRESENTATION

         The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2002 are not necessarily indicative of the results to be expected for the year ending December 31, 2002. The results of operations may be affected by seasonal factors such as the timing of holidays or industry factors that may be specific to a particular period, such as movement in and the general level of raw material costs. For further information, see the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2001.

         In November 2001, the Emerging Issues Task Force issued EITF 01-09, "Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor's Product." The EITF was effective for the Company in the first quarter of 2002. The EITF clarifies the income statement classification of certain advertising costs. The new guidance requires retroactive restatement of all periods presented to reflect the new accounting provision.

NOTE 3 - INVENTORIES

         Inventories consisted of the following (dollars in thousands):

                                                              MARCH 31,
                                                                2002
                                                              --------
Finished goods ............................................   $ 69,664
Raw materials .............................................      6,484
Work-in-process ...........................................      4,394
                                                              --------
                                                                80,542
Less: reserve for slow moving and obsolete inventory ......     (3,408)
                                                              --------
                                                              $ 77,134
                                                              ========

         Inventories are valued at the lower of cost, determined on a first-in, first-out basis, or market.

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 MARCH 31, 2002
                                   (UNAUDITED)

NOTE 4 - INCOME TAXES

         The consolidated income tax expense for the three months ended March 31, 2001 and 2002 was determined based upon estimates of the Company's consolidated effective income tax rates for the years ending December 31, 2001 and 2002, respectively. The differences between the consolidated effective income tax rate and the United States Federal statutory rate are primarily attributable to state income taxes and the effects of foreign operations.

NOTE 5 - COMPREHENSIVE INCOME (LOSS)

         Comprehensive income consisted of the following (dollars in thousands):

                                                                                    THREE MONTHS ENDED
                                                                                        MARCH 31,
                                                                                -------------------------
                                                                                 2001               2002
                                                                                -------           -------
Net income ...........................................................          $ 3,875           $ 6,231
Net change in cumulative translation adjustment ......................             (804)             (213)
Cumulative effect of a change in accounting principle to recognize the fair value of the Company's interest rate swap contracts, net of
   taxes of $148 (see Note 9) ........................................             (227)
Change in fair value of the Company's interest rate
   swap contracts, net of taxes of $61 and (43)
   respectively (see Note 9) .........................................               93               (67)
Change in fair value of the Company's foreign
   exchange contracts, net of taxes of $87 (see Note 9) ..............               --               134
                                                                                -------           -------
                                                                                $ 2,937           $ 6,085
                                                                                =======           =======


         Accumulated other comprehensive loss consisted of the following (dollars in thousands):

                                                           MARCH 31,
                                                              2002
                                                           ---------
Cumulative translation adjustment ................          $(2,992)
Interest rate swap contracts qualifying as hedges,
   net of taxes of $(43) (See Note 9) ............              (67)
Foreign exchange contracts qualifying as hedges,
   net of taxes of $13, (see Note 9) .............               20
                                                            -------
                                                            $(3,039)
                                                            =======

NOTE 6 - CAPITAL STOCK

         On March 30, 2001, the Board of Directors authorized 500 shares of preferred stock, $0.10 par value, and designated 100 shares as Series A Redeemable Convertible Preferred Stock. Also on March 30, 2001, the Company issued 40 shares of Series A Redeemable Convertible Preferred Stock to GS Capital Partners II, L.P. and certain other private investment funds managed by Goldman, Sachs & Co. (collectively, "GSCP"), for proceeds of $6.0 million. Dividends are cumulative and shall be payable annually beginning March 30, 2002, at 6% per annum. Such dividends payable on or prior to March 30, 2004, shall be payable in additional shares of Series A Redeemable Convertible Preferred Stock based on

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 MARCH 31, 2002
                                   (UNAUDITED)

a value of $150,000 per share. Subsequent to March 30, 2004, dividends shall be payable, at the option of the Company, either in cash or additional shares of Series A Redeemable Convertible Preferred Stock. As of March 31, 2002, accrued dividends aggregated $360,000 and are included in redeemable convertible preferred stock on the consolidated balance sheet.

         Each share of the Series A Redeemable Convertible Preferred Stock is convertible at the option of the holder at any time, into shares of Common Stock of the Company, $0.10 par value, at a conversion rate of 1.0 share of Common Stock for each share of Series A Redeemable Convertible Preferred Stock, subject to adjustment under certain conditions. As of March 31, 2002, there were 40 shares of Common Stock reserved for such conversion.

         The Series A Redeemable Convertible Preferred Stock is not redeemable on or prior to March 30, 2004. To the extent the Company shall have funds legally available to redeem these shares, the Company may redeem these shares, in whole or, with the consent of the holders of a majority of the outstanding Series A Redeemable Convertible Preferred Stock, in part, at a redemption price of $150,000 per share, in cash, together with accrued and unpaid dividends. To the extent the Company shall have funds legally available to redeem these shares on March 30, 2008, the Company is required to redeem all outstanding shares of Series A Redeemable Convertible Preferred Stock at a redemption price per share equal to $150,000 in cash, together with accrued and unpaid dividends. The holders of the Series A Redeemable Convertible Preferred Stock have liquidation rights equal to their original investments plus accrued but unpaid dividends.

         In January 2002, 3.0 shares of restricted Common Stock aggregating $465,000 were issued to an officer of the Company and are subject to future vesting provisions.

         In February 2002, the Company issued 96.774 shares of Common Stock, at a value of $155,000 per share, to American Greetings Corporation in connection with the acquisition of M&D Balloons, Inc. See Note 11.

         At March 31, 2002, the Company's authorized Common Stock consisted of 3,000 shares of Common Stock, $0.10 par value, of which 1,233.27 shares were issued and outstanding.

         The Company has not paid any dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. The Company currently intends to retain its earnings for working capital, repayment of indebtedness, capital expenditures and general corporate purposes. In addition, the Company's current credit facility and the indenture governing its notes contain restrictive covenants which have the effect of limiting the Company's ability to pay dividends or distributions to its stockholders.

NOTE 7 - SEGMENT INFORMATION

Industry Segments

         The Company principally operates in one industry segment which involves the design, manufacture, contract for manufacture and distribution of party and novelty goods and gifts.

Geographic Segments

         The Company's export sales, other than those intercompany sales reported below as sales between geographic areas, are not material. Sales between geographic areas primarily consist of sales of finished goods for distribution in foreign markets. No single foreign operation is significant to the

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 MARCH 31, 2002
                                   (UNAUDITED)

Company's consolidated operations. Sales between geographic areas are made at cost plus a share of operating profit.

         The Company's geographic area data is as follows (dollars in thousands):

                                              DOMESTIC      FOREIGN      ELIMINATIONS    CONSOLIDATED
                                              ---------    ---------     ------------    ------------
   THREE MONTHS ENDED MARCH 31, 2001
   Sales to unaffiliated customers ........   $  75,873    $  11,032                       $  86,905
   Sales between geographic areas .........       5,700                    $  (5,700)             --
                                              ---------    ---------       ---------       ---------
   Net sales ..............................   $  81,573    $  11,032       $  (5,700)      $  86,905
                                              =========    =========       =========       =========

   Income from operations .................   $ 12,231     $     852                       $  13,083
                                              =========    =========
   Interest expense, net ..................                                                    6,575
   Other expenses, net ....................                                                      111
                                                                                           ---------
   Income before income taxes and minority
      interests ...........................                                                $   6,397
                                                                                           =========

   Long-lived assets, net at March 31, 2001   $ 130,151    $   6,715                       $ 136,866
                                              =========    =========                       =========

                                              DOMESTIC      FOREIGN      ELIMINATIONS    CONSOLIDATED
                                              ---------    ---------     ------------    ------------
   THREE MONTHS ENDED MARCH 31, 2002

   Sales to unaffiliated customers ........   $  83,792    $  12,116                       $  95,908
   Sales between geographic areas .........       5,282                    $  (5,282)             --
                                              ---------    ---------       ---------       ---------
   Net sales ..............................   $  89,074    $  12,116       $  (5,282)      $  95,908
                                              =========    =========       =========       =========
   Income (loss) from operations ..........   $  15,660    $     (34)                      $  15,626
                                              =========    =========                       =========
   Interest expense, net ..................                                                    5,490
   Other income, net ......................                                                      (70)
                                                                                           ---------
   Income before income taxes and minority
      interests ...........................                                                $  10,206
                                                                                           =========
   Long-lived assets, net at March 31, 2002   $ 173,750    $   6,421                       $ 180,171
                                              =========    =========                       =========

NOTE 8 - LEGAL PROCEEDINGS

         The Company is a party to certain claims and litigation in the ordinary course of business. The Company does not believe any of these proceedings will result, individually or in the aggregate, in a material adverse effect on its financial condition or future results of operations.

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 MARCH 31, 2002
                                   (UNAUDITED)


NOTE 9 - DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

      Derivative financial instruments that qualify for hedge accounting, such as interest rate swaps and foreign currency exchange agreements, are recognized on the balance sheet at fair value and changes in fair value are recognized periodically in either income or shareholders' deficit (as a component of other comprehensive income). For derivative financial instruments that are designated and qualify as a cash flow hedge (i.e., hedging the exposure to variability in expected future cash flows that is attributable to a particular risk), the effective portion of the gain or loss on the derivative instrument is reported as a component of other comprehensive income and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. The remaining gain or loss on the derivative financial instrument in excess of the cumulative change in the present value of future cash flows of the hedged item, if any, is recognized in current earnings during the period of change. As long as hedge effectiveness is maintained, the Company's interest rate swap arrangements and foreign currency exchange agreements qualify for hedge accounting as cash flow hedges.

Interest Rate Risk Management

      As part of the Company's risk management strategy, the Company uses interest rate swap agreements to hedge the variability of cash flows on floating rate debt obligations. Accordingly, the interest rate swap agreements are reflected in the consolidated balance sheet at fair value and the related gains and losses on these contracts are deferred in stockholders' deficit and recognized in interest expense over the same period in which the related interest payments being hedged are recognized in income. The Company was involved in three interest rate swap transactions, with Goldman Sachs Capital Markets, L.P. and a financial institution, that expired during 2001. These agreements covered portions of the outstanding borrowings under the Company's Term Loan. Net payments to (receipts from) the counterparty under these swap agreements have been recorded as additions to (reductions of) interest expense. To effectively fix the interest rate of a $10,000,000 mortgage note, the Company entered into an interest rate swap agreement with a financial institution for a notional amount of $10,000,000, agreeing to receive 30 day LIBOR and to pay 5.65%. At March 31, 2002, the fair value of the interest rate swap agreement was $(67,000), net of taxes of $(43,000).

Foreign Currency Exchange Risk Management

      A portion of the Company's cash flows is derived from transactions denominated in foreign currencies. The United States dollar value of transactions denominated in foreign currencies fluctuates as the United States dollar strengthens or weakens relative to these foreign currencies. In order to reduce the uncertainty of foreign exchange rate movements on transactions denominated in foreign currencies, principally the British Pound Sterling, the Company enters into foreign exchange contracts with major international financial institutions. These contracts, which typically mature within one year, are designed to hedge anticipated foreign currency transactions, primarily inter-company inventory purchases. No components of the contracts are excluded in the measurement of hedge effectiveness. The critical terms of the foreign currency exchange contracts are the same as the underlying forecasted transactions; therefore, changes in the fair value of foreign contracts should be highly effective in offsetting changes in the expected cash flows from the forecasted transactions. At March 31, 2002 the Company had foreign exchange contracts in the notional amounts of $7.9 million. The foreign exchange contracts are reflected in the consolidated balance sheet at fair value and the related gains and losses on these contracts are deferred in stockholders' deficit. At March 31, 2002 the fair value of the foreign exchange contracts was $20,000, net of taxes of $13,000. The Company anticipates that all gains and losses in accumulated other comprehensive loss related to foreign exchange contracts will be reclassified into earnings by December 2002.

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 MARCH 31, 2002
                                   (UNAUDITED)


NOTE 10 - RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

      Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS No. 141") and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS No 142"). SFAS No 141 revises the accounting treatment for business combinations to require the use of purchase accounting and prohibit the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS No 142 revises the accounting for goodwill to eliminate the amortization of goodwill on transactions consummated after June 30, 2001 and of all other goodwill as of January 1, 2002. Other intangible assets will continue to be amortized over their useful lives. SFAS No. 142 also requires goodwill and other intangible assets to be assessed for impairment each year and more frequently if circumstances indicate a possible impairment. During the second quarter of 2002, the Company will complete the first impairment test as of January 1, 2002. The Company does not anticipate having to record a charge to net income for the potential impairment of goodwill or other intangible assets as a result of the adoption of SFAS No.
142. The elimination of goodwill amortization as of January 1, 2001 would have increased net income by approximately $546,000, net of $356,000 of income taxes, for the quarterly period ended March 30, 2001.

      Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No 144"). SFAS No. 144 supercedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," and the accounting and reporting provisions of Accounting Principles Board No 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS No. 144 provides updated guidance concerning the recognition and measurement of an impairment loss for certain types of long-lived assets and expands the scope of a discontinued operation to include a component of an entity. The adoption of SFAS No. 144 on January 1, 2002 did not impact the Company's financial position or results of operations.

NOTE 11-ACQUISITION

      On February 19, 2002, the Company purchased all of the outstanding common stock of M&D Balloons, Inc. ("M&D Balloons"), a Manteno, Illinois-based manufacturer of metallic and plastic balloons, from American Greetings Corporation ("American Greetings") for $27,500,000. The Company believes that this acquisition will supplement its existing balloon business. The Company financed the acquisition by borrowing $12,500,000 under its revolving credit facility and issuing 96.774 shares of its Common Stock to American Greetings. American Greetings will continue to distribute metallic balloons under a supply agreement with Amscan. The acquisition has been accounted for under the provisions of SFAS No. 141, "Business Combinations" and, accordingly, the operating results of M&D Balloons have been included in the Company's consolidated financial statements since the date of acquisition.

      The purchase price has been preliminarily allocated based upon the estimated fair value of net assets acquired at the date of acquisition. Such allocations are based on studies and valuations that have not yet been completed and will be subject to change in future periods. The excess of the purchase price over tangible net assets acquired has been preliminarily allocated to intangible assets consisting of licensing agreements in the amount of $1,070,000, which are being amortized using the straight-line method over the lives of the contracts (one to three years), and goodwill in the amount of $20,193,000, which is not being amortized. The transaction was structured as a purchase of

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 MARCH 31, 2002
                                   (UNAUDITED)


common stock and, accordingly, the amortization of intangible assets is not deductible for income tax purposes.

      The following unaudited pro forma information assumes the M&D Balloons acquisition had occurred on January 1, 2001 and 2002, respectively. The pro forma information, as presented below, is not indicative of the results that would have been obtained had the transaction occurred on January 1, 2001, nor is it indicative of the Company's future results (dollars in thousands):

                                                     THREE MONTHS ENDED
                                                          MARCH 31,
                                                     -------------------
                                                      2001        2002
                                                     -------    --------
            Net sales..............................  $91,715    $100,015

            Net income.............................    3,718       6,624

      The above amounts reflect adjustments for interest expense from additional borrowings necessary to finance the acquisition, amortization of intangible assets, and income tax effect based upon a pro forma effective tax rate of 39.5%. The unaudited pro forma information gives effect only to adjustments described above and does not reflect management's estimate of any anticipated cost savings or other benefits as a result of the acquisition.

                              AMSCAN HOLDINGS, INC.
                            SUPPLEMENTAL INFORMATION


      The Notes and borrowings under the Bank Credit Facilities are guaranteed jointly and severally, fully and unconditionally, by the Guarantors.

      Non-guarantor companies ("Non-guarantors") include the following:

-     Amscan Distributors (Canada) Ltd.

-     Amscan Holdings Limited

-     Amscan (Asia-Pacific) Pty. Ltd.

-     Amscan Partyartikel GmbH

-     Amscan Svenska AB

-     Amscan de Mexico, S.A. de C.V.

-     Anagram International (Japan) Co., Ltd.

-     Anagram Mexico S. de R.L. de C.V.

-     Anagram Espana, S.A.

-     Anagram France S.C.S.

      The following consolidating information presents the consolidating balance sheet as of March 31, 2002, and the related consolidating statements of income and cash flows for each of the three-month periods ended March 31, 2001 and 2002 for the combined Guarantors and the combined Non-guarantors and elimination entries necessary to consolidate the entities comprising the combined companies.

                              AMSCAN HOLDINGS, INC.
                            SUPPLEMENTAL INFORMATION

                           CONSOLIDATING BALANCE SHEET
                                 MARCH 31, 2002
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                                                    AMSCAN
                                                                  HOLDINGS AND        COMBINED
                                                                   COMBINED             NON-
                                                                   GUARANTORS        GUARANTORS    ELIMINATIONS       CONSOLIDATED
                                                                   ----------        ----------    ------------       ------------
ASSETS
Current assets:
   Cash and cash equivalents                                       $     406          $   1,481                        $   1,887
   Accounts receivable, net                                           73,222              9,596                           82,818
   Inventories                                                        68,466              9,369      $   (701)            77,134
   Prepaid expenses and other current assets                          15,731              2,302                           18,033
                                                                   ---------          ---------      --------          ---------
   Total current assets                                              157,825             22,748          (701)           179,872
Property, plant and equipment, net                                    96,884              1,344                           98,228
Intangible assets, net                                                68,698              4,785                           73,483
Other assets, net                                                     33,318              2,348       (27,206)             8,460
                                                                   ---------          ---------      --------          ---------
   Total assets                                                    $ 356,725          $  31,225      $(27,907)         $ 360,043
                                                                   =========          =========      ========          =========


LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED AND COMMON STOCK
    AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
   Loans and notes payable                                         $  22,250                                           $  22,250
   Accounts payable                                                   33,306          $   1,345                           34,651
   Accrued expenses                                                   14,920              4,212                           19,132
   Income taxes payable                                                4,511                 39                            4,550
   Current portion of long-term obligations                            9,519                134                            9,653
                                                                   ---------          ---------      --------          ---------
   Total current liabilities                                          84,506              5,730                           90,236
Long-term obligations, excluding
  current portion                                                    271,173                211                          271,384
Deferred income tax liabilities                                       16,110                                              16,110
Other                                                                  4,177             14,775      $(16,697)             2,255
                                                                   ---------          ---------      --------          ---------
   Total liabilities                                                 375,966             20,716       (16,697)           379,985

Redeemable convertible preferred stock                                 6,360                                               6,360
Redeemable Common Stock                                               29,949                                              29,949

Commitments and Contingencies

Stockholders' (deficit) equity:
   Common Stock                                                                             339          (339)                --
   Additional paid-in capital                                         15,764                658          (658)            15,764
   Unamortized restricted Common Stock
      awards, net                                                       (500)                                               (500)
   Notes receivable from stockholders                                   (601)                                               (601)
   (Deficit) retained earnings                                       (67,174)            12,429       (13,130)           (67,875)
   Accumulated other comprehensive loss                               (3,039)            (2,917)        2,917             (3,039)
                                                                   ---------          ---------      --------          ---------
      Total stockholders' (deficit) equity                           (55,550)            10,509       (11,210)           (56,251)
                                                                   ---------          ---------      --------          ---------
      Total liabilities, redeemable convertible
         preferred and Common Stock and
          stockholders' (deficit) equity                           $ 356,725          $  31,225      $(27,907)         $ 360,043
                                                                   =========          =========      ========          =========

                              AMSCAN HOLDINGS, INC.
                            SUPPLEMENTAL INFORMATION

                        CONSOLIDATING STATEMENT OF INCOME
                        THREE MONTHS ENDED MARCH 31, 2001
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                               AMSCAN
                                             HOLDINGS AND        COMBINED
                                               COMBINED            NON-
                                              GUARANTORS        GUARANTORS       ELIMINATIONS      CONSOLIDATED
                                              ----------        ----------       ------------      ------------
Net sales ............................         $ 81,845          $ 10,547          $ (5,487)         $ 86,905
Cost of sales ........................           53,753             7,083            (5,519)           55,317
                                               --------          --------          --------          --------
      Gross profit ...................           28,092             3,464                32            31,588
Operating expenses:
   Selling expenses ..................            6,600             1,295                               7,895
   General and administrative expenses            7,294             1,279               (48)            8,525
   Art and development costs .........            2,085                                                 2,085
                                               --------          --------          --------          --------
      Income from operations .........           12,113               890                80            13,083
Interest expense, net ................            6,420               155                               6,575
Other (income) expense, net ..........             (416)               64               463               111
                                               --------          --------          --------          --------
      Income before income taxes
        and minority interests .......            6,109               671              (383)            6,397
Income tax expense ...................            2,266               261                               2,527
Minority interests ...................                                 (5)                                 (5)
                                               --------          --------          --------          --------
      Net income .....................         $  3,843          $    415          $   (383)         $  3,875
                                               ========          ========          ========          ========

                              AMSCAN HOLDINGS, INC.
                            SUPPLEMENTAL INFORMATION

                        CONSOLIDATING STATEMENT OF INCOME
                        THREE MONTHS ENDED MARCH 31, 2002
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                                AMSCAN
                                              HOLDINGS AND        COMBINED
                                                COMBINED            NON-
                                               GUARANTORS        GUARANTORS       ELIMINATIONS       CONSOLIDATED
                                               ----------        ----------       ------------       ------------
Net sales .............................         $ 92,800          $ 12,116          $ (9,008)         $ 95,908
Cost of sales .........................           62,122             8,632            (9,078)           61,676
                                                --------          --------          --------          --------
      Gross profit ....................           30,678             3,484                70            34,232
Operating expenses:
   Selling expenses ...................            6,704             1,475                               8,179
   General and administrative expenses             6,348             2,043              (240)            8,151
   Art and development costs ..........            2,276                                                 2,276
                                                --------          --------          --------          --------
      Income (loss) from operations ...           15,350               (34)              310            15,626
Interest expense, net .................            5,331               159                               5,490
Other (income) expense, net ...........             (183)               58                55               (70)
                                                --------          --------          --------          --------
      Income (loss) before income taxes
        and minority interests ........           10,202              (251)              255            10,206
Income tax expense ....................            4,041               (10)                              4,031
Minority interests ....................                                (56)                                (56)
                                                --------          --------          --------          --------
      Net income (loss) ...............         $  6,161          $   (185)         $    255          $  6,231
                                                ========          ========          ========          ========

                              AMSCAN HOLDINGS, INC.
                            SUPPLEMENTAL INFORMATION

                      CONSOLIDATING STATEMENT OF CASH FLOWS
                        THREE MONTHS ENDED MARCH 31, 2001
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                                                      AMSCAN HOLDINGS     COMBINED
                                                                       AND COMBINED         NON-
                                                                        GUARANTORS       GUARANTORS      ELIMINATIONS   CONSOLIDATED
                                                                        ----------       ----------      ------------   ------------
Cash flows from operating activities:
  Net income ......................................................       $ 3,808          $   447          $(380)        $ 3,875
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation and amortization .................................         3,671              129                          3,800
    Amortization of deferred financing costs ......................           249                                             249
    Amortization of restricted Common Stock award .................            12                                              12
    Provision for doubtful accounts ...............................           407               58                            465
    Deferred income tax (benefit) expense .........................           (87)             247                            160
    Changes in operating assets and liabilities:
        (Increase) decrease in accounts receivable ................        (7,049)             709                         (6,340)
        Decrease (increase) in inventories ........................         1,492              (69)           (32)          1,391
        Decrease (increase) in prepaid expenses and other
           current assets .........................................           119           (1,549)                        (1,430)
        Increase (decrease) in accounts payable, accrued
           expenses and income taxes payable ......................         1,044             (474)                           570
    Other, net ....................................................        (1,673)             537            412            (724)
                                                                          -------          -------          -----         -------
        Net cash provided by operating activities .................         1,993               35             --           2,028

Cash flows from investing activities:
    Capital expenditures ..........................................        (4,761)             (95)                        (4,856)
                                                                          -------          -------          -----         -------
        Net cash used in investing activities .....................        (4,761)             (95)                        (4,856)

Cash flows from financing activities:
  Proceeds from issuance of redeemable convertible preferred stock          6,000                                           6,000
  Proceeds from short-term obligations ............................            --               53                             53
  Repayment of loans, notes payable and long-term obligations .....        (3,183)             (38)                        (3,221)
  Other ...........................................................          (335)             305                            (30)
                                                                          -------          -------          -----         -------
        Net cash provided by financing activities .................         2,482              320             --           2,802
Effect of exchange rate changes on cash ...........................          (181)            (398)                          (579)
                                                                          -------          -------          -----         -------
        Net decrease in cash and cash equivalents .................          (467)            (138)                          (605)
Cash and cash equivalents at beginning of period ..................           565              904                          1,469
                                                                          -------          -------          -----         -------
Cash and cash equivalents at end of period ........................       $    98          $   766          $  --         $   864
                                                                          =======          =======          =====         =======

                              AMSCAN HOLDINGS, INC.
                            SUPPLEMENTAL INFORMATION

                      CONSOLIDATING STATEMENT OF CASH FLOWS
                        THREE MONTHS ENDED MARCH 31, 2002
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                                                  AMSCAN HOLDINGS       COMBINED
                                                                    AND COMBINED          NON-
                                                                     GUARANTORS        GUARANTORS     ELIMINATIONS   CONSOLIDATED
                                                                     ----------        ----------     ------------   ------------
Cash flows from operating activities:
  Net income ................................................         $  6,161          $   (185)         $255         $  6,231
  Adjustments to reconcile net income to net
    cash (used in) provided by operating activities:
    Depreciation and amortization ...........................            3,057                91                          3,148
    Amortization of deferred financing costs ................              267                                              267
    Amortization of restricted Common Stock awards ..........               59                                               59
    Provision for doubtful accounts .........................               70               533                            603
    Deferred income tax expense .............................            1,393                                            1,393
    Changes in operating assets and liabilities:
        Increase in accounts receivable .....................          (13,403)             (947)                       (14,350)
        Decrease (increase) in inventories ..................            1,442               (48)          (70)           1,324
        Increase in prepaid expenses and other current
           assets ...........................................           (3,876)             (840)                        (4,716)
        Increase in accounts payable, accrued
           expenses and income taxes payable ................            3,383               470                          3,853
    Other, net ..............................................           (2,248)            1,482          (185)            (951)
                                                                      --------          --------          ----         --------
        Net cash (used in) provided by operating activities .           (3,695)              556            --           (3,139)

Cash flows from investing activities:
  Cash paid for acquisitions.................................          (12,500)                                         (12,500)
  Capital expenditures ......................................           (4,094)              (13)                        (4,107)
                                                                      --------          --------          ----         --------
        Net cash used in investing activities ...............          (16,594)              (13)                       (16,607)

Cash flows from financing activities:
  Proceeds from short-term obligations ......................           21,550                                           21,550
  Repayment of loans, notes payable and long-term obligations             (824)               (7)                          (831)
                                                                      --------          --------          ----         --------
        Net cash provided by (used in) financing activities .           20,726                (7)           --           20,719
Effect of exchange rate changes on cash .....................              (73)              (29)                          (102)
                                                                      --------          --------          ----         --------
        Net increase in cash and cash equivalents ...........              364               507                            871
Cash and cash equivalents at beginning of period ............               42               974                          1,016
                                                                      --------          --------          ----         --------
Cash and cash equivalents at end of period ..................         $    406          $  1,481          $  -         $  1,887
                                                                      ========          ========          ====         ========

                                   SCHEDULE II
                              AMSCAN HOLDINGS, INC.
                        VALUATION AND QUALIFYING ACCOUNTS
                  YEARS ENDED DECEMBER 31, 1999, 2000 AND 2001
                             (DOLLARS IN THOUSANDS)


                                                BEGINNING                                     ENDING
                                                 BALANCE      WRITE-OFFS      ADDITIONS       BALANCE
Allowance for Doubtful Accounts:
   For the year ended:
     December 31, 1999 ........................  $6,875         $3,609         $2,906         $6,172
     December 31, 2000 ........................   6,172          8,059          7,133          5,246
     December 31, 2001 ........................   5,246          5,067          3,758          3,937


                                                BEGINNING                                     ENDING
                                                 BALANCE      WRITE-OFFS      ADDITIONS      BALANCE
Inventory Reserves:
   For the year ended:
     December 31, 1999 ........................  $1,592         $1,824         $2,261         $2,029
     December 31, 2000 ........................   2,029          1,075          1,478          2,432
     December 31, 2001 ........................   2,432            722          1,596          3,306

YOU MUST RELY ONLY ON THIS PROSPECTUS OR OTHER INFORMATION AMSCAN HOLDINGS, INC. DIRECTLY REFERS YOU TO. AMSCAN HOLDINGS HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION. YOU MAY ASSUME THE ACCURACY OF THE CONTENTS OF THIS PROSPECTUS ONLY THROUGH THE DATE HEREOF. IF YOU LIVE IN A JURISDICTION THAT PROHIBITS THE OFFERING OR SALE OF THE NOTES COVERED BY THIS PROSPECTUS, YOU MAY NOT PURCHASE THE NOTES.

--------------------


TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information .....................................................  ii

Prospectus Summary ........................................................   1

Risk Factors ..............................................................  10

The Transaction ...........................................................  13

Use of Proceeds ...........................................................  13

Capitalization ............................................................  13

Management's Discussion and Analysis of Financial Condition and Results of
   Operations .............................................................  14

Business ..................................................................  22

Management ................................................................  29

Ownership of Capital Stock ................................................  35

Description of Senior Debt ................................................  37

Description of Notes ......................................................  39

Description of Certain Federal Income Tax Consequences of an Investment in
   the Notes ..............................................................  62

Plan of Distribution ......................................................  65

Experts ...................................................................  65

Validity of the Notes .....................................................  65

Index to Financial Statements .............................................  F-1



                              AMSCAN HOLDINGS, INC.


                        9 7/8% SENIOR SUBORDINATED NOTES
                                    DUE 2007
                   ($110,000,000 PRINCIPAL AMOUNT OUTSTANDING)

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity at another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful.

         Section 145 of the DGCL also provides that a corporation may indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 of the DGCL also provides that to the extent that a director, officer, employee or agent of a corporation is successful on the merits or otherwise in the defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         In accordance with Section 145 of the DGCL, Amscan Holdings' By-laws provide that Amscan Holdings will indemnify, to the maximum extent permitted by applicable law, any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of Amscan Holdings to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or agent of Amscan Holdings or is or was serving at the request of Amscan Holdings as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

         Amscan Holdings' By-laws also provide that expenses incurred by an officer or director in defending an action, suit or proceeding will be paid by Amscan Holdings in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person seeking indemnification to repay such amount in the event that it shall be ultimately determined that such person is not entitled to be indemnified by Amscan Holdings by law or pursuant to Amscan Holdings' By-laws. Amscan Holdings' By-laws define the term "expenses" to include, without limitation, costs of and expenses incurred in connection with or in preparation for litigation, attorneys' fees, judgments, fines, penalties, amounts paid in settlement, excise taxes in respect of any employee benefit plan of Amscan Holdings, and interest on any of the foregoing.

         Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of a corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors' duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (regarding certain illegal distributions) or (iv) for any transaction from which the director derived an improper personal benefit. Amscan Holdings' Certificate of Incorporation provides that the personal liability of Amscan Holdings' directors to Amscan Holdings or any of its stockholders for monetary damages for breach of fiduciary duty by such director as a director is limited to the fullest extent permitted by Delaware law.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a) Exhibits.


   Exhibit
   Number                              Description
   -------                             -----------
     2(a)         Agreement and Plan Merger, by and among Amscan Holdings, Inc.
                  and Confetti Acquisition, Inc., dated as of August 10, 1997
                  (incorporated by reference to Exhibit 2.1 to the Registrant's
                  Registration Statement on Form S-4 (Registration No.
                  333-45457))

     2(b) Stock Purchase Agreement, dated as of August 6, 1998, by and among Amscan Holdings, Inc. and certain stockholders of Anagram International, Inc. and certain related companies
                  (incorporated by reference to Exhibit 2.1 to the Registrant's
                  Current Report on Form 8-K dated August 6, 1998 (Commission
                  File No. 000-21827))

     3(a)         Certificate of Incorporation of Amscan Holdings, Inc., dated
                  October 3, 1996, as amended to March 30, 2001 (incorporated by reference to Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 (Commission
                  File No. 000-21827))

     3(b) Amended By-Laws of Amscan Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Registration
                  Statement on Form S-4 (Registration No. 333-45457))

     3(c)         Amended Articles of Incorporation of Anagram International,
                  Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated September 17,
                  1998 (Commission File No. 000-21827))

     3(d) By-laws of Anagram International, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated September 17, 1998 (Commission File No.
                  000-21827))

     3(e)         Articles of Incorporation of Anagram International Holdings,
                  Inc. (incorporated by reference to Exhibit 3.3 to the Registrant's Current Report on Form 8-K dated September 17,
                  1998 (Commission File No. 000-21827))

     3(f) By-laws of Anagram International Holdings, Inc. (incorporated by reference to Exhibit 3.4 to the Registrant's Current Report on Form 8-K dated September 17, 1998 (Commission File No.
                  000-21827))

     3(g)         Articles of Organization of Anagram International, LLC
                  (incorporated by reference to Exhibit 3.5 to the Registrant's
                  Current Report on Form 8-K dated September 17, 1998
                  (Commission File No. 000-21827))

     3(h)         Operating Agreement of Anagram International, LLC
                  (incorporated by reference to Exhibit 3.6 to the Registrant's
                  Current Report on Form 8-K dated September 17, 1998
                  (Commission File No. 000-21827))

     3(i)         Certificate of Formation of Anagram Eden Prairie Property
                  Holdings LLC (incorporated by reference to Exhibit 3.7 to the Registrant's Current Report on Form 8-K dated September 17,
                  1998 (Commission File No. 000-21827))

     4(a) Indenture, dated as of December 19, 1997, by and among the Company, the Guarantors named therein and IBJ Schroder Bank &
                  Trust Company with respect to the Senior Subordinated Notes
                  (incorporated by reference to Exhibit 4.1 to the Registrant's
                  Registration Statement on Form S-4 (Registration No.
                  333-45457))

     4(b) Supplemental Indenture, dated as of September 17, 1998, by and among Anagram International, Inc., Anagram International
                  Holdings, Inc., Anagram International, LLC, Anagram Eden
                  Prairie Property Holdings LLC and IBJ Schroder Bank & Trust
                  Company, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated September
                  17, 1998 (Commission File No. 000-21827))

     4(c) Warrant Agreement, dated as of August 6, 1998, by and between Amscan Holdings, Inc. and Garry Kieves Retained Annuity Trust
                  (incorporated by reference to Exhibit 4.1 to the Registrant's
                  Current Report on Form 8-K dated August 6, 1998 (Commission
                  File No. 000-21827))

     4(d) Senior Subordinated Guarantee, dated as of September 17, 1998, by Anagram International, Inc., Anagram International
                  Holdings, Inc., Anagram International, LLC, and Anagram Eden
                  Prairie Property Holdings LLC (incorporated by reference to
                  Exhibit 4.2 to the Registrant's Current Report on Form 8-K dated September 17, 1998 (Commission File No. 000-21827))

     4(e) Amended and Restated Revolving Loan Credit Agreement, dated as of September 17, 1998, by and among the Registrant, the financial institutions parties thereto, Goldman, Sachs Credit
                  Partners L.P., as arranger and syndication agent, and Fleet
                  National Bank, as administrative agent (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated September 17, 1998 (Commission File No.
                  000-21827))

     4(f)         Amended and Restated AXEL Credit Agreement, dated as of
                  September 17, 1998, by and among the Registrant, the financial institutions parties thereto, Goldman, Sachs Credit Partners
                  L.P., as arranger and syndication agent, and Fleet National
                  Bank, as administrative agent (incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K dated September 17, 1998 (Commission File No. 000-21827))

     4(g)         Second Amendment and Limited Waiver to Amended and Restated
                  Revolving Loan Credit Agreement, dated as of September 19,
                  2000, by and among the Registrant, the financial institutions parties thereto, Goldman, Sachs Credit Partners L.P., as arranger and syndication agent, and Fleet National Bank, as administrative agent (incorporated by reference to Exhibit
                  4(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 (Commission File No.
                  000-21827)).

     4(h)         First Amendment and Limited Waiver to Amended and Restated
                  AXEL Credit Agreement, dated as of September 19, 2000, by and among the Registrant, the financial institutions parties thereto, Goldman, Sachs Credit Partners L.P., as arranger and syndication agent, and Fleet National Bank, as administrative agent (incorporated by reference to Exhibit 4(b) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 (Commission File No. 000-21827)).

     5 Opinion of Wachtell, Lipton, Rosen& Katz (incorporated by reference to Exhibit 5.1 to Registrant's Registration
                  Statement on Form S-4 (No. 333-45475)).

     9            Voting Agreement, dated August 10, 1997 among Confetti
                  Acquisition, Inc., the Estate of John A. Svenningsen and
                  Christine Svenningsen (incorporated by reference to Exhibit
                  2.2 to the Registrant's Registration Statement on Form S-4
                  (Registration No. 333-45457))

     10(a) Tax Indemnification Agreement between Amscan Holdings, Inc., and John A. Svenningsen, dated as of December 18, 1996
                  (incorporated by reference to Exhibit 10(j) to the Registrant's 1996 Annual Report on Form 10-K (Commission File
                  No. 000-21827))

     10(b)        Tax Indemnification Agreement between Amscan Holdings, Inc.,
                  Christine Svenningsen and the Estate of John A. Svenningsen, dated as of August 10, 1997 (incorporated by reference to Exhibit 10.17 to the Registrant's Registration Statement on
                  Form S-4 (Registration No. 333-40235))

     10(c)        The MetLife Capital Corporation Master Lease Purchase
                  Agreement between MetLife Capital Corporation and Amscan Inc.,
                  Deco Paper Products, Inc., Kookaburra USA Ltd., and Trisar,
                  Inc., dated November 21, 1991, as amended (incorporated by reference to Exhibit 10(n) to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (Registration
                  No. 333-14107))

     10(d) Form of Indemnification Agreement between the Company and each of the directors of the Company (incorporated by reference to Exhibit 10(o) to Amendment No. 2 to the Registrant's
                  Registration Statement on Form S-1 (Registration No.
                  333-14107))

     10(e)        Exchange and Registration Agreement, dated as of December 19,
                  1997, by and among the Company and Goldman, Sachs & Co.
                  (incorporated by reference to Exhibit 10.1 to the Registrant's
                  Registration Statement on Form S-4 (Registration No.
                  333-45457))

     10(f) Stockholders' Agreement, dated as of December 19, 1997, by and among the Company and the Stockholders thereto (incorporated by reference to Exhibit 10.4 to the Registrant's Registration
                  Statement on Form S-4 (Registration No. 333-45457))

     10(g) Employment Agreement, dated as of August 10, 1997, by and among the Company and Gerald C. Rittenberg (incorporated by reference to Exhibit 10.5 to the Registrant's Registration
                  Statement on Form S-4 (Registration No. 333-45457))

     10(h) Employment Agreement, dated as of August 10, 1997, by and among the Company and James M. Harrison (incorporated by reference to Exhibit 10.6 to the Registrant's Registration
                  Statement on Form S-4 (Registration No. 333-45457))

     10(i) Amendment dated December 1, 1999 to the Employment Agreement between Amscan Holdings, Inc. and James M. Harrison
                  (incorporated by reference to Exhibit 10.15 to Post-Effective
                  Amendment No. 3 to the Registrant's Registration Statement on
                  Form S-4 (Registration No. 333-45457))

     10(j) Amscan Holdings, Inc. 1997 Stock Incentive Plan (incorporated by reference to Exhibit 10.7 Registrant's Registration
                  Statement on Form S-4 (Registration No. 333-45457))

     10(k)        Amendment No. 1 to the Stockholders' Agreement, dated as of
                  August 6, 1998 by and among Amscan Holdings, Inc. and certain stockholders of Amscan Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated August 6, 1998 (Commission File No.
                  000-21827))

     10(l) Employment Agreement, dated as of August 6, 1998, by and among the Company and Garry Kieves (incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K dated August 6, 1998 (Commission File No. 000-21827))

     10(m) Line of Credit Agreement, dated October 1, 1999, by and among the Company and Gerald C. Rittenberg (incorporated by reference to Exhibit 10(m) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 (Commission
                  File No. 000-21827))

     10(n) Agreement dated as of September 14, 2000 by and between Amscan, Inc. and CLAYCO Construction Company, Inc.
                  (incorporated by reference to Exhibit 10 to the Registrant's
                  Quarterly Report on Form 10-Q for the quarter ended September
                  30, 2000 (Commission File No. 000-21827))

     10(o)        Amendment No. 2 to the Stockholders' Agreement, dated as of
                  March 30, 2001 by and among Amscan Holdings, Inc. and certain stockholders of Amscan Holdings, Inc. (incorporated by reference to Exhibit 10(o) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 (Commission
                  File No. 000-21827))

     10(p) Employment Agreement, dated as of January 1,2002, by and among the Company and James F. Flanagan (incorporated by reference to Exhibit 10(p) to the Registrant's Annual Report on Form
                  10-K for the year ended December 31, 2001 (Commission File No.
                  000-21827))


     12 Statement re: computation of ratio of earnings to fixed charges

     21           Subsidiaries of the Registrant

     23.1         Consent of Ernst & Young LLP

     24 Powers of Attorney (incorporated by reference to Exhibit 24.1 to Registrant's Registration Statement on Form S-4 (No.
                  333-45457) and to Exhibit 24.2 to Post-Effective Amendment No.
                  1 to Registrant's Registration Statement on Form S-4 (No.
                  333-45457)).

     25           Statement of Eligibility and Qualification of Trustee on Form
                  T-1 of IBJ Schroder Bank & Trust Company under the Trust
                  Indenture Act of 1939 (incorporated by reference to Exhibit
                  25.1 to Registrant's Registration Statement on Form S-4 (No.
                  333-45457)).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elmsford, New York, on June 10, 2002.

                              AMSCAN HOLDINGS, INC.

                              By:  /s/ Michael A. Correale

                                   -----------------
                                   Name: Michael A. Correale
                                   Title: Chief Financial Officer and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on June 10, 2002.


               NAME                                    TITLE
               ----                                    -----

         *                                Chief Executive Officer and Director

         -----------------
         Gerald C. Rittenberg


         *                                President, Chief Operating
                                          Officer, Treasurer and Director
         -----------------
         James M. Harrison


         *                                Chief Financial Officer and Secretary

         -----------------
         Michael A. Correale


         *                                Chairman of the Board and Director

         -----------------
         Terence M. O'Toole


         *                                Director
         -----------------
         Sanjeev K. Mehra


         *                                Director
         -----------------
         Joseph P. DiSabato


         By: /s/ Michael A. Correale
             -----------------------
             Michael A. Correale
             Attorney-In-Fact

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elmsford, New York, on June 10, 2002.

                              AMSCAN INC.

                              By:  /s/ Michael A. Correale

                                   -----------------
                                   Name: Michael A. Correale
                                   Title: Vice President and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on June 10, 2002.


               NAME                                    TITLE
               ----                                    -----
         *                                President and Director

         -----------------
         Gerald C. Rittenberg


         *                                Executive Vice President, Secretary
                                          and Director
         -----------------
         James M. Harrison


         *                                Vice President, Treasurer, and
                                          Director
         -----------------
         Michael A. Correale


         By: /s/ Michael A. Correale
             -----------------------
             Michael A. Correale
             Attorney-In-Fact

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elmsford, New York, on June 10, 2002.

                              TRISAR, INC.

                              By:  /s/ Michael A. Correale

                                   -----------------
                                   Name: Michael A. Correale
                                   Title: Assistant Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on June 10, 2002.


               NAME                                    TITLE
               ----                                    -----
         *                                President and Director

         -----------------
         Gerald C. Rittenberg


         *                                Treasurer, Secretary and Director

         -----------------
         James M. Harrison


         *                                Assistant Treasurer and Director

         -----------------
         Michael A. Correale


         By: /s/ Michael A. Correale
             -----------------------
             Michael A. Correale
             Attorney-In-Fact

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elmsford, New York, on June 10, 2002.

                              AM-SOURCE, INC.

                              By:  /s/ Michael A. Correale

                                   -----------------
                                   Name: Michael A. Correale
                                   Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on June 10, 2002.


               NAME                                    TITLE
               ----                                    -----
         *                                President

         -----------------
         Gerald C. Rittenberg


         *                                Treasurer and Secretary

         -----------------
         James M. Harrison


         *                                Assistant Treasurer

         -----------------
         Michael A. Correale


         By: /s/ Michael A. Correale
             -----------------------
             Michael A. Correale
             Attorney-In-Fact

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elmsford, New York, on June 10, 2002.

                              M&D BALLOONS, INC.

                              By:  /s/ Michael A. Correale

                                   -----------------
                                   Name: Michael A. Correale
                                   Title: Vice President, Assistant Treasurer
                                          and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on June 10, 2002.


               NAME                                    TITLE
               ----                                    -----
         *                                President, Assistant
                                          Treasurer, Assistant Secretary and
                                          Director
         -----------------
         Gerald C. Rittenberg


         *                                Senior Vice President, Treasurer,
                                          Chief Financial Officer and
                                          Director
         -----------------
         James M. Harrison


         *                                Vice President, Assistant
                                          Treasurer, Secretary and Director

         -----------------
         Michael A. Correale


         By: /s/ Michael A. Correale
             -----------------------
             Michael A. Correale
             Attorney-In-Fact

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elmsford, New York, on June 10, 2002.

                              SSY REALTY CORP.

                              By:  /s/ Michael A. Correale

                                   -----------------
                                   Name: Michael A. Correale
                                   Title: Assistant Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on June 10, 2002.


               NAME                                    TITLE
               ----                                    -----
         *                                President and Director

         -----------------
         Gerald C. Rittenberg


         *                                Treasurer, Secretary and Director

         -----------------
         James M. Harrison


         *                                Assistant Treasurer and Director

         -----------------
         Michael A. Correale


         By: /s/ Michael A. Correale
             -----------------------
             Michael A. Correale
             Attorney-In-Fact

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elmsford, New York, on June 10, 2002.

                              JCS REALTY CORP.

                              By:  /s/ Michael A. Correale

                                   -----------------
                                   Name: Michael A. Correale
                                   Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on June 10, 2002.


               NAME                                    TITLE
               ----                                    -----
         *                                President and Director

         -----------------
         Gerald C. Rittenberg


         *                                Treasurer, Secretary and Director

         -----------------
         James M. Harrison


         *                                Assistant Treasurer and Director

         -----------------
         Michael A. Correale


         By: /s/ Michael A. Correale
             -----------------------
             Michael A. Correale
             Attorney-In-Fact

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elmsford, New York, on June 10, 2002.

                              ANAGRAM INTERNATIONAL, INC.

                              By:  /s/ Michael A. Correale

                                   -----------------
                                   Name: Michael A. Correale
                                   Title: Vice President, Assistant Treasurer
                                          and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on June 10, 2002.


               NAME                                    TITLE
               ----                                    -----
         *                                President

         -----------------
         Garry Kieves


         *                                Senior Vice President, Assistant
                                          Treasurer, Assistant Secretary and
                                          Director
         -----------------
         Gerald C. Rittenberg


         *                                Senior Vice President, Treasurer,
                                          Chief Financial Officer and
                                          Director
         -----------------
         James M. Harrison


         *                                Vice President, Assistant
                                          Treasurer, Secretary and Director

         -----------------
         Michael A. Correale


         By: /s/ Michael A. Correale
             -----------------------
             Michael A. Correale
             Attorney-In-Fact

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elmsford, New York, on June 10, 2002.

                              ANAGRAM INTERNATIONAL HOLDINGS, INC.

                              By:  /s/ Michael A. Correale

                                   -----------------
                                   Name: Michael A. Correale
                                   Title: Vice President, Assistant Treasurer
                                          and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on June 10, 2002.


               NAME                                    TITLE
               ----                                    -----
         *                                President, Chief Executive Officer
                                          and Director

         -----------------
         Gerald C. Rittenberg


         *                                Senior Vice President, Treasurer,
                                          Chief Financial Officer and
                                          Director
         -----------------
         James M. Harrison


         *                                Vice President, Assistant
                                          Treasurer, and Secretary and
                                          Director
         -----------------
         Michael A. Correale


         By: /s/ Michael A. Correale
             -----------------------
             Michael A. Correale
             Attorney-In-Fact

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elmsford, New York, on June 10, 2002.

                              ANAGRAM EDEN PRAIRIE PROPERTY
                              HOLDINGS LLC

                              By ANAGRAM INTERNATIONAL,
                              INC., its Sole Member

                              By:  /s/ Michael A. Correale

                                   -----------------
                                   Name: Michael A. Correale
                                   Title: Vice President, Assistant Treasurer
                                          and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on June 10, 2002.


               NAME                                    TITLE
               ----                                    -----
         *                                President

         -----------------
         Garry Kieves


         *                                Senior Vice President, Assistant
                                          Treasurer, Assistant Secretary and
                                          Director
         -----------------
         Gerald C. Rittenberg


         *                                Senior Vice President, Treasurer,
                                          Chief Financial Officer and
                                          Director
         -----------------
         James M. Harrison


         *                                Vice President, Assistant
                                          Treasurer, Secretary, and Director

         -----------------
         Michael A. Correale


         By: /s/ Michael A. Correale
             -----------------------
             Michael A. Correale
             Attorney-In-Fact

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elmsford, New York, on June 10, 2002.

                              ANAGRAM INTERNATIONAL, LLC.

                              By:  /s/ Michael A. Correale

                                   -----------------
                                   Name: Michael A. Correale
                                   Title: Manager

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on June 10, 2002.


               NAME                                    TITLE
               ----                                    -----
         *                                Manager

         -----------------
         Gerald C. Rittenberg


         *                                Manager (and principal financial
                                          and accounting officer)
         -----------------
         James M. Harrison


         *                                Manager

         -----------------
         Michael A. Correale


         *                                Manager

         -----------------
         Garry Kieves


         *                                Manager

         -----------------
         James Plutt


         By: /s/ Michael A. Correale
             -----------------------
             Michael A. Correale
             Attorney-In-Fact